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                                   EXHIBIT 4.4

                            REPTRON ELECTRONICS, INC.
                         401(K) RETIREMENT SAVINGS PLAN






























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ADOPTION AGREEMENT #006
NONSTANDARDIZED CODE SS.401(K) PROFIT SHARING PLAN


The undersigned, Reptron Electronics, Inc. ("Employer"), by executing this Adoption Agreement, elects to become a participating Employer in the IDS Financial Corporation Defined Contribution Prototype Plan (basic plan document #01) by adopting the accompanying Plan and Trust in full as if the Employer were a signatory to that Agreement. The Employer makes the following elections granted under the provisions of the Prototype Plan.

Preamble

Employer Name:  REPTRON ELECTRONICS, INC.
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EIN Number:  58-2081116
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Address of Employer's Principal Office: 14401 McCormick, Tampa, FL 33628
                                       ----------------------------------------

Employer's Telephone Number:  (813) 854-2351
                            ---------------------------------------------------

Name of Trustee:  IDS Bank and Trust
                ---------------------------------------------------------------

Address:  1200 Northstar West, Minneapolis, MN 55402
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The Employer shall be the Plan Administrator unless a different Plan
Administrator is designated.

Plan Administrator Name (if other than Employer):
                                                 ------------------------------

Name:
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Address:
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Plan Administrator's Telephone Number:
                                      -----------------------------------------

ARTICLE I. DEFINITIONS

1.02     CUSTODIAN/TRUSTEE.

         The Custodian/Trustee executing this Adoption Agreement will administer this Plan and Trust as Trustee.

1.03     PLAN.

         The name of the Plan as adopted by the Employer is Reptron Electronics, Inc. 401(k) Retirement Savings Plan.

         The Plan Number is: #002.

1.07     EMPLOYEE.

         The following Employees are not eligible to participate in the Plan:
         (Choose (a) or at least one of (b) through (g))



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          [x]     (a)      No exclusions.

          [ ]     (b)      Collective bargaining employees (as defined in
                           Section 1.07 of the Plan). [Note: If the Employer excludes union employees from the Plan, the Employer must be able to provide evidence that retirement benefits were the subject of good faith bargaining.]

          [ ]     (c)      Nonresident aliens who do not receive any
                           earned income (as defined in Code ss.911(d)(2)) from the Employer which constitutes United States source income (as defined in Code ss.861(a)(3)).

         [ ]      (d)      Commission Salesmen.

         [ ]      (e)      Other (Specify)___________________________________.

         LEASED EMPLOYEES. Any Leased Employee treated as an Employee under
         Section 1.31 of the Plan, is: (Choose one)

         [X]      (f)      Not eligible to participate in the Plan
                           irrespective of whether he otherwise would be eligible to participate by reason of this Adoption
                           Agreement Section 1.07.

         [ ]      (g)      Eligible to participate in the Plan, unless
                           excluded by reason of an exclusion classification elected under this Adoption Agreement Section 1.07.

         RELATED EMPLOYERS. If any member of the Employer's related group (as defined in Section 1.30 of the Plan) executes a Participation Agreement to this Adoption Agreement, such member's Employees are eligible to participate in this Plan, unless excluded by reason of an exclusion classification elected under this Adoption Agreement Section 1.07. In addition: (Choose one)

         [X]      (h)      No other related group member's Employees are
                           eligible to participate in the Plan.

         [ ]      (i)      The following nonparticipating related group
                           member's Employees are eligible to participate in the
                           Plan unless excluded by reason of an exclusion
                           classification elected under this Adoption Agreement
                           Section 1.07:
                                        _____________________________________.

1.12     COMPENSATION.

         "Compensation" includes elective contributions made by the Employer on the Employee's behalf.

         Special definition for salary reduction contributions. An Employee's salary reduction agreement, as described in Adoption Agreement Section 3.01, applies to his Compensation, as defined in this Adoption Agreement Section 1.12, determined prior to the reduction authorized by that salary reduction agreement, with the following exceptions:

         [X]      (a)      No exceptions.

         [ ]      (b)      The following exceptions apply:_____________________
                           ____________________________________________________


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1.17     PLAN YEAR/LIMITATION YEAR.

         PLAN YEAR.  Plan Year means:  (a) is mandatory; (b) is optional)

         [X]      (a)      The 12 consecutive month period ending every 12/31.

         [ ]      (b)      The first Plan Year of the Plan is (Specify)
                           ____________________________________________________
                           ____________________________________________________

         The Limitation Year is the Plan Year.

         The Fiscal Year is the Employer's fiscal year: the 12 consecutive month period ending every 12/31.

1.18     EFFECTIVE DATE.

         NEW PLAN.  The "Effective Date" of the Plan is 1/1/93.

         RESTATED PLAN.  The restated Effective Date is____________________.

         This Plan is a substitution and amendment of an existing retirement plan(s) originally established .
         __________________________________________________________________.

1.19     PLAN ENTRY DATE.

         "Plan Entry Date" means the Effective Date and:  (Choose one)

         [ ]      (a)      Semi-annual Entry Dates. The first day of the Plan
                           Year and the first day of the seventh month of the Plan Year.

         [ ]      (b)      The first day of the Plan Year.

         [X]      (c)      Other (specify entry dates) January 1, July 1, August
                           15, 1993.


1.27 HOUR OF SERVICE. The Advisory Committee will credit Hours of Service on the basis of: (Choose (a) or (b))

         [X]      (a)      The actual method.

         [ ]      (b)      The following equivalency method:  (Choose one)

                           [ ]      (1)     Daily.

                           [ ]      (2)     Weekly.

                           [ ]      (3)     Semi-monthly payroll periods.

                           [ ]      (4)     Monthly.



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1.29     SERVICE FOR PREDECESSOR EMPLOYER. In addition to the predecessor service the Plan must credit by reason of Section 1.29 of the Plan, the Plan credits Service with the following predecessor employer(s): (Choose one)

         [ ]      (a)      No other predecessor employer.

         [X]      (b)      Name of Predecessor Employer(s) Cronin Electronics,
                           Inc. and Western Micro Technology, Inc.
                                                                              .
                           ---------------------------------------------------
                           (Choose at least one)

                  [ ]      (1)  For purposes of participation under Article II.

                  [ ]      (2)  For purposes of vesting under Article V.

                  [X]      (3)  Except Service credited before   March 17,
                           1995 with respect to the employees of Cronin
                           Electronics, Inc. and July 26, 1995 with respect to the employees of Western Micro Technology, Inc.
                                                                              .
                           ---------------------------------------------------


         [Note: If the Employer is designating more than one predecessor employer, it may attach a schedule to this Adoption Agreement Option
         (b), designating additional predecessor employers and the applicable service crediting elections.]

1.31 LEASED EMPLOYEES. If a Leased Employee is a Participant in the Plan and also participates in a defined contribution plan maintained by the leasing organization: (Choose one)

         [ ]     (a)       The Advisory Committee will determine the Leased
                           Employee's allocation of Employer contributions under
                           Article III without taking into account the Leased
                           Employee's allocation, if any, under the leasing organization's plan.

         [ ]     (b)       The Advisory Committee will reduce a Leased
                           Employee's allocation of Employer nonelective contributions (other than designated qualified nonelective contributions) under this Plan by the Leased Employee's allocation under the leasing organization's plan, but only to the extent that allocation is attributable to the Leased Employee's service provided to the Employer. The leasing organization's plan:

                           [ ] (1) Must be a money purchase plan which would satisfy the definition under Section
                                   1.31 of a safe harbor plan, irrespective of whether the safe harbor exception applies.

                           [ ] (2) Other specify required features of plan and, if a defined benefit plan, the method of determining this reduction)
                                                              -----------------

                                   --------------------------------------------
                                                                              .
                                   --------------------------------------------



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ARTICLE II.  EMPLOYEE PARTICIPANTS

2.01     ELIGIBILITY.

         ELIGIBILITY CONDITIONS. To become a Participant in the Plan, an Employee must satisfy the following eligibility conditions:

                  (a)      Age requirement (Choose (1) or (2))

                           [X]      (1)      Age 21 (specify age, not exceeding
                                             21).

                           [ ]      (2)      No age requirement.

         (b) Service requirement. (Choose one of (1), (2) or (3); (4) is optional in addition to the preceding elections)

                           [ ]      (1)     One Year of Service.

                           [X]      (2)     6 months (not exceeding 12)
                                    following the Employee's Employment
                                    Commencement Date.

                           [ ]      (3)     One Hour of Service.

                           [ ]      (4)     Solely for purposes of participation
                                            in the allocation of: (Choose one or
                                            both)

                                    [ ]      (i)  Employer discretionary
                                                  contributions (including
                                                  designated qualified
                                                  nonelective contributions) and
                                                  Participant forfeitures.

                                    [ ]      (ii) Employer matching
                                                  contributions.

                           The service requirement of Options (1), (2) or (3), as elected, does not apply. For participation in such allocations the service requirement is: (Choose one)

                                             [ ]  (A)  (one or two) Year(s) of

                                                  Service, without an
                                                  intervening Break in Service
                                                  (as described in Section 2.03
                                                  (A) of the Plan) if the
                                                  requirement is two Years of
                                                  Service.

                                             [ ]  (B)  months (not exceeding
                                                  12) following the Employee's
                                                  Employment Commencement Date.


         ENTRY DATE. An Employee will become a Participant unless excluded from participation under Adoption Agreement Section 1.07, on the Plan Entry Date (if employed on that date) coincident with or immediately following the date the Employee completes the eligibility conditions described in Options (a) and (b) of this Adoption Agreement Section
         2.01. [The Employer may not elect (b)(2) or (b)(4)(ii)(B) with more than 6 months, or if the Employer selects a graduated vesting schedule under Section 5.03. The Employer may not elect (b)(4)(ii)(B) with more than 18 months, if the Employer selects 100% immediate vesting under
         Section 5.03.]




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DUAL ELIGIBILITY. The eligibility conditions of this Section 2.01 apply to:
(Choose (c) or (d))

[X]  (c) All Employees of the Employer.

[ ] (d) Solely to an Employee employed by the Employer after . If the Employee was employed by the Employer by the specified date, the Employee will become a Participant: (Choose (1) or (2))

          [ ] (1) On the latest of the Effective Date, his Employment Commencement Date or the date he attains age (not to exceed
                  21).

          [ ] (2) Under the eligibility conditions in effect under the Plan prior to the restated Effective Date: (specify) . The eligibility condition under this Option (2) for participation in the Code ss.401(k) arrangement under this Plan is one Year of Service for Plan Years beginning after December 31, 1988. [For restated plans only]

2.02     YEAR OF SERVICE - PARTICIPATION.

         After the initial 12 consecutive month period described in Section 2.02 of the Plan, the Plan measures Years of Service and Breaks in Service under Article _______: (Choose (a) or (b))

         [ ]   (a)         The 12 consecutive month period beginning with each
                           anniversary of an Employee's Employment Commencement
                           Date.

         [ ]   (b)         The Plan Year, beginning with the Plan Year
                           which includes the first anniversary of the Employee's Employment Commencement Date. An Employee who receives credit for 1,000 Hours of Service during the initial 12 consecutive month period and during the first Plan Year described in this Option (b), will receive credit for two Years of Service under
                           Article II.

2.03 BREAK IN SERVICE - PARTICIPATION. The Break in Service rule described in Section 2.03(B) of the Plan does not apply to the Employer's Plan. A Participant whose employment has terminated reenters the Plan on the date of reemployment.

ARTICLE III EMPLOYER CONTRIBUTIONS AND FORFEITURES

3.01     AMOUNT.

         The Employer's annual contribution to the Trust will equal the total amount of deferral contributions, matching contributions, qualified nonelective contributions and discretionary contributions, as determined under this Section 3.01.

         Salary reduction arrangement. The Employer must contribute the amount by which the Participants have reduced their Compensation for the Plan Year, pursuant to their salary reduction agreements on file with the Advisory Committee. A reference in the Plan to salary reduction contributions is a reference to these amounts.


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MATCHING CONTRIBUTIONS.  (Choose (a) or (b)

[ ]      (a)      The Employer will not make matching contributions.

[X]      (b)      The Employer will make matching contributions in accordance with the formula(s) elected in this Option (b): (Choose at least one)

                  [ ]    (1)        An amount equal to _______% of each
                                    Participant's Salary reduction contributions for the Plan Year.

                  [ ]    (2)        An amount equal to _______% of each
                                    Participant's Salary reduction contributions for the Plan Year that do not exceed
                                    ________% of Compensation (as defined in Adoption Agreement Section 1.12) for the
                                    Plan Year; plus the following matching
                                    percentage(s) for Salary reduction
                                    contributions exceeding the specified
                                    percentage of the Participant's Compensation for the Plan Year: ________________________.


                  [ ]    (3)        An amount equal to _____% of the first
                                    $_____ of each Participant's Salary
                                    reduction contributions for the Plan Year;
                                    plus the following matching percentage(s) of
                                    the Participant's Salary reduction
                                    contributions for the Plan Year exceeding
                                    the specified dollar amount:
                                    ___________________________________________
                                    ___________________________________________
                                    ___________________________________________


         [NOTE: UNDER OPTIONS (2) OR (3), THE MATCHING PERCENTAGE FOR ANY SUBSEQUENT TIER OF REDUCTION CONTRIBUTIONS MAY NOT EXCEED THE MATCHING PERCENTAGE FOR ANY PRIOR TIER.]

               [X]  (4)    Discretionary formula.  An amount (or additional
                           amount) equal to a matching percentage the Employer from time to time may deem advisable of: (Choose one)

                    [X]    (i)      the Participants' Salary reduction
                                    contributions for the Plan Year.

                    [ ]    (ii)     each Participant's Salary reduction
                                    contributions for the Plan Year that do not exceed ________% of the Participant's
                                    Compensation (as defined in Adoption
                                    Agreement Section 1.12) for the Plan Year.

                    [ ]     (iii)   the first $_______ of each Participant's
                                    Salary reduction contributions for the Plan
                                    Year.

Net profits. To make the matching contributions described in Option (b), the Employer need not have net profits.

DESIGNATED QUALIFIED NONELECTIVE CONTRIBUTIONS. The Employer, in its sole discretion, may contribute an amount which it designates as a qualified nonelective contribution.

DISCRETIONARY CONTRIBUTION. The additional amount the Employer may from time to time deem advisable.




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[X]      (c) SPECIAL RULES FOR CODE SS.401(K) ARRANGEMENT. The following rules and restrictions apply to an Employee's salary reduction agreement: (Make a selection under (1), (2), (3) and (4))

         (1) Limitation on amount. The Employee's salary reduction contributions: (Choose at least one)

                  [X]      (i)     May not exceed 15% of Compensation for the
                           Plan Year, subject to the annual additions limitation described in Part 2 of Article III of the Plan.

                  [ ]      (ii)    No maximum limitation other than the annual
                           additions limitation.

         (2) An Employee may revoke, on a prospective basis, a salary reduction agreement: (Choose one)

                  [ ]      (i)      Once during any Plan Year but not later than
                                    _________ of the Plan Year.

                  [ ]      (ii)     As of any Plan Entry Date.

                  [X]      (iii)    As of the first day of any month.

                  [ ]      (iv)     Other (Specify, but must be at least once
                                    per Plan Year).
                                    ___________________________________________

         (3) An Employee who revokes his salary reduction agreement may file a new salary reduction agreement with an effective date: (Choose one)

                  [ ]      (i)      No earlier than the first day of the next
                                    Plan Year.

                  [ ]      (ii)     As of any subsequent Plan Entry Date.

                  [X]      (iii)    As of the first day of any month
                                    subsequent to the month in which he revoked an Agreement.

                  [ ]      (iv)     Other (Specify, but must be at least once
                                    per Plan Year following the Plan Year of
                                    revocation) _____________________________
                                    _________________________________________.

          (4) A Participant may increase or may decrease, on a prospective Bsis, his salary reduction percentage or dollar amount:

                  [ ]      (i)      As of the beginning of each payroll period.

                  [ ]      (ii)     As of the first day of each month.

                  [X]      (iii)    As of any Plan Entry Date.

                  [ ]      (iv)     Other (Specify, but must permit an increase
                                    or a decrease at least once per Plan Year).

                                    ____________________________________________

                                    ____________________________________________


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3.04     CONTRIBUTION ALLOCATION. The Advisory Committee will allocate deferral contributions, matching contributions, qualified nonelective contributions and nonelective contributions in accordance with Section 14.06 and the elections under this Adoption Agreement Section 3.04.

         PART I. [OPTIONS (A) THROUGH (D)]. SPECIAL ACCOUNTING ELECTIONS. (Choose whichever elections are applicable to the Employer's Plan)

         ALLOCATION ACCOUNT FOR MATCHING CONTRIBUTIONS. The Advisory Committee will allocate matching contributions to a Participant's: (Choose one)

                                 [ ]     (i)      Deferral Contribution Account.

                                 [X]     (ii)     Employer Contribution Account.

         SPECIAL ALLOCATION DATES FOR DEFERRAL CONTRIBUTIONS/MATCHING CONTRIBUTIONS. The Advisory Committee will allocate salary reduction contributions as of the Accounting Date and as of any date specified below:

                           [X]   (1)     Salary Reduction Contribution:  as
                                         soon as administratively possible
                                         following receipt by Trustee.

                           [X]   (2)     Matching Contributions:  as soon as
                                         administratively possible following
                                         receipt by Trustee.

                           [X]   (3)     Discretionary:  as soon as
                                         administratively possible following
                                         receipt by Trustee.

         As of an allocation date, the Advisory Committee will credit all salary reduction contributions relating to an Employee's salary reduction election for the relevant allocation period. For matching contributions allocable on the basis of salary reduction contributions or Participant nondeductible contributions, the Advisory Committee will apply the allocation formula in Section 14.06 with reference to eligible contributions credited for the allocation period.

         METHOD OF ALLOCATION - NONELECTIVE CONTRIBUTION. Subject to any restoration allocation required under Section 5.04, the Advisory Committee will allocate and credit each annual Employer discretionary contribution (and Participant forfeitures treated as nonelective contributions) to the Employer Contributions Account of each Participant who satisfies the conditions of Section 3.06, in accordance with the method selected under Option (b): If the Employer also selects Option (a), the Advisory Committee first will complete the allocation described in Option (a) and then will apply the allocation method selected under Option (b), only if Employer discretionary contributions (and Participant forfeitures) remain unallocated after the application of Option (a).

         [ ]      (a)    Top Heavy Minimum Allocation. Under this Option (a),
                  the Advisory Committee will allocate the annual Employer discretionary contributions (and Participant forfeitures, if any) in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year, but not exceeding 3% of each Participant's Compensation for the Plan Year.

         TOP HEAVY MINIMUM ALLOCATION - METHOD OF COMPLIANCE. The Plan will satisfy the top heavy minimum allocation requirement of Section 3.04(A): (Choose one)



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         [X]      (c)      By having the Employer make any necessary additional
                           contribution to the Participant's Account, as described in Section 3.04(A)(3) of the Plan.

         [ ]      (d)      By guaranteeing the top heavy minimum allocation
                  under the following plan(s) maintained by the Employer:
                  ______________________________________________________________
                  ______________________________________________________________
                  This Plan does not provide the top heavy minimum allocation, except the Employer will make any necessary additional contribution to satisfy the top heavy minimum allocation for Non-Key Employees covered only under this Plan and not under the other plan(s) maintained by the Employer.

         If the Employer maintains another plan, the Employer may provide in an addendum to this Adoption Agreement, numbered Section 3.04, any modifications to the Plan necessary to satisfy the top heavy requirements under Code ss.416.

         RELATED EMPLOYERS. If two or more related employers (as defined in Section 1.30) contribute to this Plan, the Advisory Committee must allocate all Employer nonelective contributions and forfeitures to each Participant in the Plan, in accordance with the elections in this Adoption Agreement Section 3.04:

         [ ]      (e)    Without regard to which contributing related group
                  member employs the Participant.

         [ ]      (f)    Only to the Participants directly employed by the
                  contributing Employer. If a Participant receives Compensation from more than one contributing Employer, the Advisory Committee will determine the allocations under this Adoption Agreement Section 3.04 by prorating the Participant's Compensation and, if applicable, the taxable wage base applicable to the Participant, among the participating Employers.

3.05 FORFEITURE ALLOCATION. Subject to any restoration allocation required under Sections 5.04 or 9.14, the Advisory Committee will allocate a Participant forfeiture in accordance with Section 3.04: (Choose one)

         [ ]      (a)    As an Employer discretionary contribution for the Plan
                  Year in which the forfeiture occurs, as if the Participant forfeiture were an additional discretionary contribution for that Plan Year.

         [X]      (b)    To reduce the Employer contribution (other than
                  deferral contributions) and for the Plan Year in which the forfeiture occurs.

         [Note: If the Employer's Adoption Agreement provides for integration/ permitted disparity, forfeitures must be allocated in accordance with the method of allocation selected by the Employer in Section 3.04.]

         ALLOCATION OF FORFEITED EXCESS AGGREGATE CONTRIBUTIONS. In lieu of the preceding paragraph, the Advisory Committee will allocate any forfeited excess aggregate contributions (as described in Section 14.09):

         [X]      (c)      To reduce Employer matching contributions for the
                  Plan Year for which the Employer made the matching contributions.

         [ ]      (d)    As Employer discretionary matching contributions for
                  the Plan Year, following the Plan Year for which the Employer made the matching contributions, except the Advisory Committee will not allocate these forfeitures to the Highly Compensated Employees who incurred the forfeitures.



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3.06     ACCRUAL OF BENEFIT.

         COMPENSATION TAKEN INTO ACCOUNT. For the Plan Year in which the Employee first becomes a Participant, the Advisory Committee will determine the allocation under Option (b) of Adoption Agreement Section
         3.04 by taking into account: (Choose one)

         [X]      (a)      The Employee's Compensation for the entire Plan Year.

         [ ]      (b)      The Employee's Compensation for the portion of the
                  Plan Year in which the Employee actually is a Participant in the Plan.

         This election regarding Compensation also applies to the allocation of the designated qualified nonelective contribution.

         HOURS OF SERVICE REQUIREMENT. The minimum number of Hours of Service a Participant must complete during a Plan Year in order to receive an allocation of the matching contributions, designated qualified nonelective contributions, discretionary contributions and Participant forfeitures, if any, for the Plan Year is:

         [ ]      (c)      One Hour of Service.

         [ ]      (d)      1,000 Hours of Service.

         [X]      (e)      Other (Specify, but the number of Hours of Service
                           may not exceed 1,000) one hour of service for match and 1000 hours for nonelective, discretionary and forfeitures.

         [X]      (3)      No Hour of Service requirement if the Participant
                  terminates employment during the Plan Year on account of:

                  [ ]      (1)      Death.

                  [ ]      (2)      Disability.

                  [ ]      (3)      Attainment of Normal Retirement Age in the
                                    current Plan Year or in a prior Plan Year.

         [Note: The Employer may use Option (e) to designate a different Hours of Service condition for a particular type of Employer contribution.]

         EMPLOYMENT REQUIREMENT. A Participant who, during a particular Plan Year, completes the Hour of Service condition selected under this Adoption Agreement Section 3.06: (Choose at least one)

                  [X]      (4)      Will share in the allocation of Employer
                                    contributions and Participant forfeitures, if any, for that Plan Year without regard to whether he is employed b the Employer on the Accounting Date of that Plan Year, except for the allocation of:

                  [ ]      (1)      No exceptions.

                  [ ]      (2)      Matching contributions (including
                                    forfeitures applied to reduce Employer
                                    matching contributions).



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                  [X]      (3)      Discretionary contributions and Participant
                                    forfeitures (other than forfeitures
                                    applied to reduce Employer matching
                                    contributions).

     [X]          (h)      Will not share in the allocation for that Plan
                           Year of the contributions (and forfeitures) to which Option (g) does not apply, as elected by the Employer, if he terminates employment with the Employer prior to the Accounting Date of that Plan
                           Year for any reason other than:

                  [ ]      (1)      No exceptions.

                  [X]      (2)      Death.

                  [X]      (3)      Disability.

                  [X]      (4)      Attainment of Normal Retirement Age in the
                                    current Plan Year or in a prior Plan Year.

         ADDITIONAL ACCRUAL REQUIREMENTS FOR MATCHING CONTRIBUTIONS. If the Employer elects in Adoption Agreement Section 3.04 to allocate matching contributions on two or more allocation dates for a Plan Year, the Advisory Committee, will apply the Hours of Service requirement in this Adoption Agreement Section 3.06 to each allocation period by dividing the required Hours of Service on a prorata basis to the allocation periods included in that Plan Year. Furthermore, a Participant who satisfies the conditions described in this Adoption Agreement Section
         3.06 will receive an allocation of matching contributions (and forfeitures applied to reduce matching contributions) only if the Participant satisfies the following additional condition(s):

         [X]      (i)      No additional conditions.

         [ ]      (j)      The Participant does not revoke his salary reduction
                           agreement effective during the Plan Year.

         [ ]      (k)      The Participant is not a Highly Compensated Employee
                           for the Plan Year. This Option (k) applies to:
                           (Choose one or both options)

                  [ ]      (1) Fixed matching contributions.

                  [ ]      (2)      Discretionary matching contributions.

         [ ]      (l)      (Specify)___________________________________________

                           ____________________________________________________.

         Recharacterization. Participant nondeductible contributions are allowed only to the extent they are recharacterized pursuant to Section 14.04 of the Plan.

3.15     MORE THAN ONE PLAN LIMITATION.

         If the provisions of Section 3.15 apply, the Excess Amount attributed to this Plan equals: (Choose one)

         [X]      (a)      The total Excess Amount.



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         [ ]      (b)      None of the Excess Amount.

         [ ]      (c)      The product of:

                           [ ] (i) the total Excess Amount allocated as of such date (including any amount which the Advisory Committee would have allocated but for the limitations of Code ss. 415), times

                           [ ] (ii) the ratio of (1) the amount allocated to the
                                    Participant as of such date under this Plan divided by (2) the total amount allocated as of such date under all qualified defined contribution plans (determined without regard to the limitations of Code ss. 415).

         [Note: Section 3.17 applies only to Participants who, in addition to this plan, participate in one or more qualified plans which are qualified defined contribution plans other than a Master or Prototype plan maintained by the Employer during the Limitation Year.]

3.17     SPECIAL ALLOCATION LIMITATION WHERE EMPLOYER HAS ANOTHER PLAN.

         The amount of Annual Additions which the Advisory Committee may allocate under this Plan on behalf of any Participant are limited in accordance with the provisions of Section 3.11 through 3.16 of the Plan, as though the other plan were a Master or Prototype plan, unless the Employer completes this section by setting forth other limitations in an addendum to the Adoption Agreement, numbered Section 3.17.

         Completion of this Section 3.17 is optional. However, if Section 3.17 of the Plan applies to an Employer, the Employer's failure to complete this section may adversely affect the qualification of the Plan the Employer maintains.

3.18     DEFINED BENEFIT PLAN LIMITATION.

         APPLICATION OF LIMITATION. The limitation under Section 3.18 of the
         Plan: (Choose (a) or (b))

         [X]      (a)      Does not apply to the Employer's Plan because the
                  Employer does not maintain and never has maintained a defined benefit plan covering any Participant in this Plan.

         [ ]      (b)      Applies to the Employer's Plan.  To the extent
                  necessary to satisfy the limitation under Section 3.18, the Employer will reduce:

                  [ ]     (1)      The Participant's projected annual benefit
                          under the defined benefit plan under which the Participant participates.

                  [ ]     (2)      Its contribution or allocation on behalf of
                          the Participant to the defined contribution plan under which the Participant participates and then, if necessary, the Participant's projected annual benefit under the defined benefit plan under which the Participant participates.

         [Note: If the Employer selects (a), the remaining options in this
         Section 3.18 do not apply to the Employer's Plan.]

         COORDINATION WITH TOP HEAVY MINIMUM ALLOCATION. The Advisory Committee will apply the top heavy minimum allocation provisions of Section 3.04(A) of the Plan by making the following modifications:

         [ ] (c) For Non-Key Employees participating only in this Plan, the top heavy minimum allocation is the minimum allocation described in Section 3.04(A) of the Plan: (Choose one) [ ] (1) without modification; [ ] (2) by substituting for "3%," except: (Choose one)

                       [ ]      (i)     No exceptions.

                       [ ]      (ii)    Plan Years in which the top heavy ratio
                                        exceeds 90%.

         [ ]      (d)  For Non-Key Employees also participating in the defined benefit plan, the top heavy minimum is: (Choose one)

                  [ ]  (1)      As described in Section 3.04(A) of the Plan,
                       without modification.

                  [ ]  (2)      5% of Compensation (as determined under Section
                       3.04(A) or the Plan) irrespective of the contribution rate of any Key Employee, except: (Choose (i) or (ii))

                       [ ]      (i)     No exceptions.

                       [ ]      (ii)    Substituting "7 1/2%" for "5%" if the
                                top heavy ratio does not exceed 90%.

                  [ ]  (2)      No top heavy minimum allocation.  [Note: The
                       Employer may not select this Option (3) unless the defined benefit plan satisfies the top heavy minimum benefit requirements of Code ss.416 for these Non-Key Employees.]

         ACTUARIAL ASSUMPTIONS FOR TOP HEAVY CALCULATION. To determine the top heavy ratio, the Advisory Committee will use the following interest rate and mortality assumptions to value accrued benefits under a defined benefit plan:
         ______________________________________________________________________

         _____________________________________________________________________.

         If the elections under this Section 3.18 are not appropriate to satisfy the limitations of Section 3.18, or the top heavy requirements under Code ss.416, the Employer must provide the appropriate provisions in an addendum to this Adoption Agreement.

3.19     DEFINITIONS - ARTICLE III.

         For purposes of Section 3.19(b), Compensation will mean all of each participant's:

         [ ]      (a)      Section 3121(a) wages.

         [ ]      (b)      Section 3401(a) wages.

         [X]      (c)      415 safe-harbor compensation

ARTICLE IV. PARTICIPANT CONTRIBUTIONS

4.01     PARTICIPANT NONDEDUCTIBLE CONTRIBUTIONS.

         The Plan

         [X]   (a)  Does not permit Participant nondeductible contributions.

         [ ]   (b)  Does permit nondeductible contributions, pursuant to Section
                    14.04 of the Plan.

                    [ ] (i)   Contributions shall be received once each Plan
                              Year.

                    [ ] (ii) Contributions shall be received periodically during each Plan Year as determined by the Advisory Committee.

         Allocations dates. The Advisory Committee will allocate nondeductible contributions for each Plan Year of the Accounting Date.

         As of an allocation date, the Advisory Committee will credit all nondeductible contributions made for the relevant allocation period. A nondeductible contribution relates to an allocation period only if actually made to the Trust no later than 30 days after the allocation period ends.

ARTICLE V. TERMINATION OF SERVICE - PARTICIPANT VESTING

5.01     NORMAL RETIREMENT

         Normal Retirement Age under the Plan is:  (Choose one)

         [X]   (a)         65    [State age, but may not exceed age 65.]

         [ ]   (b)         The later of the date the Participant attains
                           _______________[______] years of age or the
                           _____________________ [______] anniversary of the
                           first day of the Plan Year in which the Participant commenced participation in the Plan. [The age selected may not exceed age 65 and the anniversary selected may not exceed the 5th.]

         Early Retirement. Means, prior to as Participants Normal Retirement (check and complete one):

         [ ]   (c)         the first day of the month coinciding with or next
                           following the date on which a participant attains age
                           _________ and after completion of at least _________ years (not to exceed 5) of the employment with Employer.

         [X]   (d)         no Early Retirement provision provided.

5.03     VESTING SCHEDULE.

         DEFERRAL CONTRIBUTIONS ACCOUNT/MANDATORY CONTRIBUTIONS ACCOUNT. A Participant has a 100% Nonforfeitable interest at all times in his Deferral Contributions Account and in his Mandatory Contributions Account.

         EMPLOYER CONTRIBUTIONS ACCOUNT. With respect to a Participant's Employer Contributions Account, the Employer elects the following vesting schedule: (Choose one)

         [ ]      (a)    Immediate vesting. 100% Nonforfeitable at all times.
                  [Note: The Employer must elect Option (a) if the eligibility conditions under Adoption Agreement Section 2.01(b) require 2 years of service or more than 12 months of employment.]

         [X]      (b)    Graduated Vesting Schedules.

           TOP HEAVY SCHEDULE                      NON TOP HEAVY SCHEDULE
               (MANDATORY)                              (OPTIONAL)

  Years of                         Nonforfeitable                  Years of                         Nonforfeitable
  Service                            Percentage                    Service                            Percentage
  -------                            ----------                    --------                          ------------
                                                                 Less than 1     __ %
Less than 1...................................0%                      1  ............................   ... %
     1.......................................20%                      2  ............................   ... %
     2.......................................40%                      3  ............................   ... %
     3.......................................60%                      4  ............................   ... %
     4.......................................80%                      5  ............................   ... %
     5......................................100%                      6  ............................   ... %
     6 or more..............................100%                      7 or more .....................   100%


         [Note: Under Option (b), the Employer must complete a Top Heavy Schedule. The Top Heavy Schedule must satisfy either the "6-year graded" vesting standard or the "3-year cliff" vesting standard. If the Employer elects to follow the "6-year graded" standard, the percentages must equal at least 20% for year 2, 40% for year 3, 60% for year 4 and 80% for year 5, with 0% or any percentage not exceeding the percentage for year 2 permissible in the first two blanks. If the Employer elects to follow the "3-year cliff" standard, the percentages must equal at least 100% for years, 3, 4 and 5, with 0% or any greater percentage permissible in the first three blanks. The Employer, at its option, may complete a Non Top Heavy Schedule. The Non Top Heavy Schedule must satisfy either the "7-years graded" vesting standard or the "5-year cliff" vesting standard. If the Employer elects to follow the "7-year graded" standard, the percentages must equal at least 20% for year 3, 40% for year 4, 60% for year 5 and 80% for year 6, with 0% or any percentage not exceeding the percentage for year 3 permissible in the first three blanks. If the Employer elects to follow the "5-year cliff" standard, the percentages must equal 100% for years 5 and 6, with 0% or any greater percentage permissible in the first five blanks. Also see
         Section 7.05 of the Plan.]

         Application of Vesting Schedule. The Advisory Committee will apply:
         (Choose one)

                  [X]      (c)      The selection under Option (a) or under
                                    Option (b) in all Plan Years. [Note: this election is not available if the Employer selected a Non Top Heavy Schedule under
                                    Option (b).]

                  [ ]      (d)      The Top Heavy Schedule under Option (b);
                                    (Choose one)

                           [ ]      (1)     Only in a Plan Year for which the
                                            Plan is top heavy.

                           [ ]      (2)     In the Plan Year for which the Plan
                                            first is top heavy and then in all
                                            subsequent Plan Years.

         LIFE INSURANCE INVESTMENTS. The Participant's Accrued Benefit attributable to insurance contracts purchased on his behalf under
         Article XI is subject to the vesting election under Options (a) or (b).

5.04 CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED PARTICIPANTS/RESTORATION OF FORFEITED ACCRUED BENEFIT. The deemed cash-out rule described in Section 5.04(C) of the Plan: (Choose one)

         [ ]      (a)      Does not apply.

         [X]      (b)      Will apply to determine the timing of forfeitures for
                           0% vested Participants. A Participant is not a 0% vested Participant if he has a Deferral Contributions
                           Account.

5.08 INCLUDED YEARS OF SERVICE - VESTING. The Employer specifically excludes the following Years of Service: (Choose at least one)

         [ ]      (a)      None other than as specified in Section 5.08(a) of
                           the Plan.

         [ ]      (b)      Any Year of Service before the Participant attained
                           the age of . Note: The age selected may not exceed age 18.]

         [X]      (c)      Any Year of Service during the period the Employer
                           did not maintain this Plan or a predecessor plan.

ARTICLE VI.  TIME AND METHOD OF PAYMENTS OF BENEFITS

         CODE SS.411(D)(6) PROTECTED BENEFITS. The elections under this Article VI may not eliminate Code ss.411(d)(6) protected benefits. To the extent the elections would eliminate a Code ss.411(d)(6) protected benefit, see Section 13.02 of the Plan. Furthermore, if the elections liberalize the optional forms of benefit under the Plan, the more liberal options apply on the later of the adoption date or the Effective Date of this Adoption Agreement.

6.01     TIME OF PAYMENT OF ACCRUED BENEFIT.

         NONFORFEITABLE ACCRUED BENEFIT NOT EXCEEDING $3,500. Subject to the limitations of Section 6.01(A)(1), the distribution date for distribution of a Nonforfeitable Accrued Benefit not exceeding $3,500 is: (Choose one)

         [ ]      (a)      The first distribution date is the _________________
                           Plan Year beginning after the Participant's
                           Separation from Service.

         [X]      (b)      The first distribution date following the
                           Participant's Separation from Service.

         NONFORFEITABLE ACCRUED BENEFIT EXCEEDS $3,500. See the elections under
         Section 6.03.

         DISABILITY. The distribution date, subject to Section 6.01(A)(3), is determined in accordance with Paragraphs (1) and (2) under Section 6.01(A) of the Plan.

         HARDSHIP.  (Choose one)

         [X]      (c)      The Plan does not permit a hardship distribution to
                  a Participant who has separated from Service.

         [ ]      (d)      The Plan permits a hardship distribution to a
                  Participant who has separated from Service in accordance with the hardship distribution policy stated in Section 6.01(A)(4) of the Plan.

6.02 METHOD OF PAYMENT OF ACCRUED BENEFIT. The Advisory Committee will apply Section 6.02 of the Plan with no modifications.

6.03     BENEFIT PAYMENT ELECTIONS.

         PARTICIPANT ELECTIONS AFTER SEPARATION FROM SERVICE. A Participant who is eligible to make distribution elections under Section 6.03 of the Plan may elect to commence distribution of his Nonforfeitable Accrued
         Benefit: (Choose at least one)

         [ ]      (a)      As of any distribution date, but not earlier than
                  the  first distribution of the _____________________________
                  Plan Year beginning after the Participant's Separation from Service.

         [X]      (b)      As of any distribution date after the close of the
                  Plan Year in which the Participant attains Normal Retirement Age. A Participant who has a Separation from Service also may elect to commence distribution as of the following dates.

                  [ ]      (1)  No other election options.

                  [X] (2) Any distribution date following his Separation from Service with the Employer.

                  [ ] (3) Any distribution date in the ______________ Plan Year(s) beginning after his Separation from Service.

                  [ ] (4) Any distribution date in the Plan Year after the Participant incurs Break(s) in Service (as defined in Article V).

                  [ ] (5) Any distribution date following attainment of age ______.

                  [ ]      (6)  (Specify)_____________________________________

                            __________________________________________________.

         [ ]      (c)      (Specify)___________________________________________
                            ___________________________________________________

                            ___________________________________________________

         The distribution events described in the election(s) made under Options
         (a), (b) or (c) apply equally to the Deferral Contributions Account and to the Employer Contributions Account, unless otherwise specified in Option (c).

         PARTICIPANT ELECTIONS PRIOR TO SEPARATION FROM SERVICE - EMPLOYER CONTRIBUTIONS ACCOUNT. Subject to the restrictions of Article VI, the following distribution options apply to a Participant's Employer Contributions Account prior to his Separation from Service: (Choose at least one of (d) through (h))

         [ ]      (d)      No distribution options prior to Separation from
                  service.

         [X] (e) Attainment of Specified Age. Until he retires, the Participant has a continuing election to receive all or any portion of his Employer Contribution Account after he attains:
                  (Choose (1) or (2))

                  [X]      (1)      Normal Retirement Age.

                  [ ]      (2)      _______ years of age and is at least 100%
                                    vested in these Accounts.


         [ ]      (f)    After a Participant has participated in the Plan for a
                  period of not less than 5 years and he is 100% vested in these Accounts, until he retires, the Participant has a continuing election to receive all or any portion of his Accrued Benefit.

         [ ]      (g)    Hardship.  A Participant may elect a hardship
                  distribution prior to his Separation from Service in accordance with the hardship distribution policy:

                  [ ]      (1)      Under Section 6.01(A)(4) of the Plan.

                  [ ]      (2)      Under Section 14.11 of the Plan.

                  [ ]      (3)      Provided in the addendum to this Adoption
                                    Agreement, numbered Section 6.03.

         In no event may a Participant receive a hardship distribution before he is at least 100% vested in his Employer Contribution Accounts.

         [ ]      (h)      (Specify)___________________________________________
                   ___________________________________________________________.

         [Note: The Employer may use an addendum, numbered 6.03, to provide additional language authorized by Options (b)(6), (c), (g)(3) or (h) of this Adoption Agreement Section 6.03.]

         PARTICIPANT ELECTIONS PRIOR TO SEPARATION FROM SERVICE - DEFERRAL CONTRIBUTIONS ACCOUNT. Subject to the restrictions of Article VI, the following distribution options apply to a Participant's Deferral Contributions Account prior to his Separation from Service: (Choose at least one)

         [ ]      (i)      No distribution options prior to Separation from
                           Service.

         [X]      (j)      Until he retires, the Participant has a continuing
                           election to receive all or any portion of his Deferral Contributions Account after he attains:

                  [X]      (1)      The later of Normal Retirement Age or age
                                    59 1/2.

                  [ ]      (2)      Age ________ (at least 59 1/2).

         [X]      (k)      Hardship. A Participant may elect a hardship
                           distribution prior to his Separation from Service in accordance with the hardship distribution policy under Section 14.11 of the Plan.

         SALE OF TRADE OR BUSINESS/SUBSIDIARY. If the Employer sells substantially all of the assets (within the meaning of Code ss.409(d)(2)) used in a trade or business or sells a subsidiary (within the meaning of Code ss.409(d)(3)), a Participant who continues employment with the acquiring corporation is eligible for distribution from his Deferral Contributions Account: (Choose one)

         [ ]      (l)      Only as described in this Adoption Agreement Section
                           6.03 for distributions prior to Separation from Service.

         [X]      (m)      As if he has a Separation from Service. After
                           March 31, 1988, a distribution authorized solely by reason of this Option (m) must constitute a lump sum distribution, determined in a manner consistent with Code ss.401(k)(10) and the applicable Treasury regulations.

6.04 ANNUITY DISTRIBUTIONS TO PARTICIPANTS AND SURVIVING SPOUSES. The annuity distribution requirements of Section 6.04: (Choose one)

         [X]      (a)      Do not apply to any Participant, except a
                           Participant described in Section 6.04(E) of the Plan
                           (relating to the profit sharing exception to the joint and survivor requirements).

         [ ]      (b)      Apply to all Participants.

ARTICLE VIII.  PARTICIPANT ADMINISTRATE PROVISIONS.

8.02     NO BENEFICIARY DESIGNATION.

         If the Employer wishes to override the priority of Section 8.02, it must attach an addendum to this Adoption Agreement, numbered Section 8.02, which states the priority of Beneficiaries in the absence of a Participation designation. If the Employer election Option (a) under the Adoption Agreement Section 6.04, the Employer may not elect an alternate priority under this Adoption Agreement Section 8.02 unless the Participant's surviving spouse is first in the order of priority.

8.10     [ ]      (a)      A Participant has no right to direct the investment
                           of assets comprising the Participant's individual
                           Account.

         [X]      (b)      A Participant has the right to direct the Trustee
                           with respect to the investment or reinvestment of assets comprising the Participant's individual
                           Account pursuant to Sections 4.03, 8.10 and 10.03(A) of the Plan except for the following amounts:

                  [X]      (1)      No exceptions.

                  [ ]      (2)      Those amounts attributable to the
                                    Participant's Employer Contribution Account.

ARTICLE IX.  ADVISORY COMMITTEE - DUTIES WITH RESPECT TO PARTICIPANT'S ACCOUNTS.

9.04     LOANS TO PARTICIPANTS.

         [X]      (a)      Loans may be made to any active Participant pursuant
                           to the loan policy described in Section 9.04 of the Plan.

         [ ]      (b)      Loans to Participants shall not be made.

9.11     ALLOCATION AND DISTRIBUTION OF NET INCOME GAIN OR LOSS.  Pursuant to
Section 14.12, to determine the allocation of net income, gain or loss:

         [X]      (a)      For salary reduction contributions, the Advisory
                           Committee will: (Choose one)

                  [ ]      (1)      Apply Section 9.11 without modification.

                  [X]      (2)      Apply the allocation method described in the
                                    addendum to this Adoption Agreement numbered
                                    9.11(a).

         [X]      (b)      For matching contributions, the Advisory Committee
                           will: (Choose one)

                  [X]      (2)      Apply the allocation method described in the
                                    addendum to this Adoption Agreement numbered
                                    9.11(b).

         [ ]      (c)      For Participant nondeductible contributions, the
                           Advisory Committee will: (Choose one)

                  [ ]      (1)      Apply Section 9.11 without modification.

                  [ ]      (2)      Apply the allocation method described in the
                                    addendum to this Adoption Agreement numbered
                                    9.11(c).

ARTICLE XI.  PROVISIONS RELATING TO INSURANCE AND INSURANCE COMPANY.

11.01    The Plan is:  (Choose one)

         [X]      (a)      Not exempt from the incidental insurance benefit
                           percentage limitations.

         [ ]      (b)      Exempt from the incidental insurance benefit
                           percentage limitations by restricting the purchase of life insurance only from Employer contributions accumulated in the Participant's Account for at least two years.

                             EFFECTIVE DATE ADDENDUM
                              (RESTATED PLANS ONLY)

The Employer must complete this addendum only if the restated Effective Date specified in Adoption Agreement Section 1.18 is different than the restated effective date for at least one of the provisions listed in this addendum. In lieu of the restated Effective Date in Adoption Agreement Section 1.18, the following special effective dates apply: (Choose whichever elections apply)

[ ]      (a) COMPENSATION DEFINITION. The Compensation definition of Section
         1.12 (other than the $200,000 limitation) is effective for Plan Years beginning after . [Note: May not be effective later than the first day of the first Plan Year beginning after the Employer executes this Adoption Agreement to restate the Plan for the Tax Reform Act of 1986, if applicable.]

[ ] (b) ELIGIBILITY CONDITIONS. The eligibility conditions specified in Adoption Agreement Section 2.01 are effective for Plan Years beginning after .

[ ] (c) SUSPENSION OF YEARS OF SERVICE. The suspension of Years of Service rule elected under Adoption Agreement Section 2.03 is effective for Plan Years beginning after .

[ ] (d) CONTRIBUTION/ALLOCATION FORMULA. The contribution formula elected under Adoption Agreement Section 3.01 and the method of allocation elected under Adoption Agreement Section 3.04 is effective for Plan Years beginning after .

[ ] (e) ELIMINATION OF NET PROFITS. The requirement for the Employer not to have net profits to contribute to this Plan is effective for Plan Years beginning after . [Note: The date specified may not be earlier than December 31, 1985.]

[ ] (f) VESTING SCHEDULE. The vesting schedule elected under Adoption Agreement Section 5.03 is effective for Plan Years beginning after .

[ ] (g) ALLOCATION OF EARNINGS. The special allocation provisions elected under Adoption Agreement Section 9.11 are effective for Plan Years beginning after

For Plan Years prior to the special Effective Date, the terms of the Plan prior to its restatement under this Adoption Agreement will control for purposes of the designated provisions.

                                 EXECUTION PAGE

         The Trustee, by executing this Adoption Agreement, accepts its position and agrees to all of the obligations, responsibilities and duties imposed upon the Trustee under the Prototype Plan and Trust. The Employer hereby agrees to the provisions of this Plan and Trust, and in witness of its agreement, the Employer by its duly authorized officers, has executed this Adoption Agreement, and the Trustee signified its acceptance, on this 1st day of July, 1993.


Attest:  Robert L. Barton                   By:  /s/  Paul J. Plante
        -------------------------              -----------------------
                                                     "Employer"


Accepted:         7/1/93                      /s/  Paul J. Plante
         ------------------------           -----------------------------------
                  (Date)                             "Plan Administrator"

Accepted:         7/20/93                              /s/  John M. Baker
         ------------------------           -----------------------------------
                  (Date)                             "Trustee"

-------------------------------------------------------------------------------

USE OF ADOPTION AGREEMENT. Failure to complete properly the elections in this Adoption Agreement may result in disqualification of the Employer's Plan. The 3-digit number assigned to this Adoption Agreement (see page 1) is solely for the Prototype Plan Sponsor's recordkeeping purposes and does not necessarily correspond to the plan number the Employer assigns to its Plan for ERISA reporting purposes.

PROTOTYPE PLAN SPONSOR. The Prototype Plan Sponsor identified on the first page of the basic plan document will notify all adopting employers of any amendment of this Prototype Plan or of any abandonment or discontinuance by the Prototype Plan Sponsor of its maintenance of this Prototype Plan. For inquiries regarding the adoption of the Prototype Plan, the Prototype Plan Sponsor's intended meaning of any plan provisions or the effect of the opinion letter issued to the Prototype Plan Sponsor, please contact the Prototype Plan Sponsor at the following address and telephone number: IDS FINANCIAL SERVICES, INC., IDS Tower 10, Minneapolis, MN 55440; (612) 372- 2608.

RELIANCE ON OPINION LETTER. The adopting employer may not rely on an opinion letter issued by the National Office of the Internal Revenue Service as evidence that the plan is qualified under section 401 of the Internal Revenue Code. In order to obtain reliance with respect to plan qualification, the employer must apply to the appropriate key district office for a determination letter. This adoption agreement may be used only in conjunction with basic plan document #01.

IDS Financial Services Inc. and its sales representatives are not authorized to give advice as to the legal aspects of adoption of the Plan by you and its effect upon you and your Employees. The Plan is a legal instrument and its adoption will result in legal consequences to both the Employer and his or her Employees, some of which may be beneficial or adverse to the interest of both parties. You should therefore consult your own legal counsel and tax adviser before adopting this Plan.

INCOME GAIN OR LOSS ADDENDUM TO ADOPTION AGREEMENT

(Use this Addendum for plans using Non-standardized Adoption Agreement #006, with daily participant accounting)


Pursuant to Section 9.11 of this Adoption Agreement, the Advisory Committee shall determine the allocation of net income gain or loss according to the following method:

The shares/units held by each investment account are valued daily by multiplying the number of shares/units by the value of each respective share/unit as of the end of that business day. for each business day on which a valuation is performed, this value reflects market gains or losses for that business day.


This Addendum shall apply to Section 9.11(a)

This Addendum shall apply to Section 9.11(b)

This Addendum shall apply to Section 9.11(c)



The Employer has adopted this Addendum on this  1st  day of  July, 1993.
                                               ----        ------- -----



                                   /s/  Paul J. Plante
                                   -------------------------------------------
                                   Employer

                                     7/1/93
                                   -------------------------------------------
                                   Date

                                AMERICAN EXPRESS
                               FINANCIAL ADVISORS
                                   BASIC PLAN
                                   DOCUMENT 01








                          IDS FINANCIAL SERVICES, INC.

                              DEFINED CONTRIBUTION

                               PROTOTYPE PLAN AND

                                 TRUST AGREEMENT


         Effective January 1, 1995, IDS Financial Services, Inc. is now
                    American Express Financial Advisors, Inc.

TABLE OF CONTENTS

                                                                                                      (Page Number)
Article I Definitions...........................................................................................  1
         1.01  "Employer".......................................................................................  1
         1.02  "Custodian/Trustee"..............................................................................  1
         1.021 "Custodian".....................................................................................   1
         1.022 "Trustee".......................................................................................   1
         1.023 "Auxiliary Trustee".............................................................................   1
         1.03  "Plan"...........................................................................................  1
         1.04  "Adoption Agreement".............................................................................  1
         1.05  "Plan Administrator".............................................................................  1
         1.06  "Advisory Committee".............................................................................. 1
         1.07  "Employee".......................................................................................  1
         1.08  "Self-Employed Individual/Owner-Employee"  "Self-Employed Individual"............................  1
         1.09  "Highly Compensated Employee"....................................................................  1
         1.10  "Participant"....................................................................................  2
         1.11  "Beneficiary"....................................................................................  2
         1.12  "Compensation"...................................................................................  2
         1.13  "Earned Income"..................................................................................  3
         1.14  "Account"........................................................................................  4
         1.15  "Accrued Benefit"................................................................................  4
         1.16  "Nonforfeitable".................................................................................  4
         1.17  "Plan Year"......................................................................................  4
         1.175 "Fiscal Year"...................................................................................   4
         1.18  "Effective Date".................................................................................  4
         1.19  "Plan Entry Date"................................................................................  4
         1.20  "Accounting Date"................................................................................  4
         1.21  "Trust"..........................................................................................  4
         1.211 "Auxiliary Trust"...............................................................................   4
         1.22  "Trust Fund".....................................................................................  4
         1.221 "Auxiliary Trust Fund"..........................................................................   4
         1.23  "Nontransferable Annuity"........................................................................  4
         1.24  "ERISA"..........................................................................................  4
         1.25  "Code"...........................................................................................  4
         1.26  "Service"........................................................................................  4
         1.27  "Hour of Service"................................................................................  4
         1.28  "Disability".....................................................................................  5
         1.29  Service for Predecessor Employer.................................................................  5
         1.30  Related Employers................................................................................  5
         1.31  Lease Employees..................................................................................  6
         1.32  Special Rules for Owner-Employees................................................................  6
         1.33  Determination of Top Heavy Status................................................................  7
         1.34  "Paired Plans"...................................................................................  8
         1.35  Participating Employers..........................................................................  8

Article II Employee Participants................................................................................  8
         2.01  Eligibility......................................................................................  8
         2.02  Year of Service - Participation..................................................................  9
         2.03  Break in Service - Participation.................................................................  9
         2.04  Participation Upon Re-Employment.................................................................  9

         2.05  Change in Employee Status........................................................................  9
         2.06  Election Not to Participate...................................................................... 10

Article III Employer Contributions and Forfeitures.............................................................. 10
         3.01  Amount........................................................................................... 10
         3.02  Determination of Contribution.................................................................... 11
         3.03  Time of Payment of Contribution.................................................................. 11
         3.04  Contribution Allocation.......................................................................... 11
         3.05  Forfeiture Allocation............................................................................ 12
         3.06 Accrual of Benefit................................................................................ 12
         3.17  Special Allocation Limitation.................................................................... 15
         3.18  Defined Benefit Plan Limitation.................................................................. 15
         3.19  Definitions--Article III......................................................................... 15
         3.20  Participating Employer Contributions and Forfeitures............................................. 18

Article IV Participant Contributions............................................................................ 18
         4.01  Participant Nondeductible Contributions.......................................................... 18
         4.02  Participant Deductible Contributions............................................................. 18
         4.03  Participant Rollover Contributions............................................................... 18
         4.04  Participant Contribution--Forfeitability......................................................... 19
         4.05  Participant Contribution--Withdrawal/Distribution................................................ 19
         4.06  Participant Contribution--Accrued Benefit........................................................ 19

Article V Termination of Service--Participant Vesting........................................................... 20
         5.01  Normal Retirement Age............................................................................ 20
         5.02  Participant Disability or Death.................................................................. 20
         5.03  Vesting Schedule................................................................................. 20
         5.04  Cash-Out Distributions to Partially-Vested Participants/Restoration of
                  Forfeited Accrued Benefit..................................................................... 20
         5.05  Segregated Account for Repaid Amount............................................................. 21
         5.06  Year of Service--Vesting......................................................................... 21
         5.07  Break in Service--Vesting........................................................................ 21
         5.08  Included Years of Service--Vesting............................................................... 21
         5.09  Forfeiture Occurs................................................................................ 22

Article VI Time and Method of Payment of Benefits............................................................... 22
         6.01  Time of Payment of Accrued Benefit............................................................... 22
         6.02  Method of Payment of Accrued Benefit............................................................. 24
         6.03  Benefit Payment Elections........................................................................ 25
         6.04  Annuity Distributions to Participants and Surviving Spouses...................................... 26
         6.05  Waiver Election -- Qualified Joint and Survivor Annuity.......................................... 27
         6.06  Waiver Election -- Preretirement Survivor Annuity................................................ 28
         6.07  Distributions Under Domestic Relations Orders.................................................... 29
         6.08  Joint and Survivor Annuity - Transitional Rules.................................................. 29

Article VII Employer Administrative Provisions.................................................................. 30
         7.01  Information to Committee......................................................................... 30
         7.02  No Liability..................................................................................... 31
         7.03  Indemnity of Plan Administrator and Committee.................................................... 31
         7.04  Employer Direction of Investment................................................................. 31
         7.05  Amendment to Vesting Schedule.................................................................... 31

Article VIII Participant Administrative Provisions.............................................................. 32
         8.01  Beneficiary Designation.......................................................................... 32
         8.02  No Beneficiary Designation....................................................................... 32
         8.03  Personal Data Committee.......................................................................... 33
         8.04  Address for Notification......................................................................... 33
         8.05  Assignment or Alienation......................................................................... 33
         8.06  Notice of Change in Terms........................................................................ 33
         8.07  Litigation Against the Trust..................................................................... 33
         8.08  Information Available............................................................................ 33
         8.09  Appeal Procedure for Denial of Benefits.......................................................... 33
         8.10  Participant Direction of Investment.............................................................. 34

Article IX Advisory Committee - Duties with respect to Participants' Accounts................................... 34
         9.01  Members' Compensation, Expenses.................................................................. 34
         9.02  Term............................................................................................. 34
         9.03  Powers........................................................................................... 34
         9.04  General.......................................................................................... 34
         9.05  Funding Policy................................................................................... 35
         9.06  Manner of Action................................................................................. 35
         9.07  Authorized Representative........................................................................ 35
         9.08  Interested Member................................................................................ 36
         9.09  Individual Accounts.............................................................................. 36
         9.10  Value of Participant's Accrued Benefit........................................................... 36
         9.11  Allocation and Distribution of Net Income Gain or Loss........................................... 36
         9.12  Individual Statement............................................................................. 37
         9.13  Account Charged.................................................................................. 37
         9.14  Unclaimed Account Procedure...................................................................... 37

Article X Custodian/Trust Powers and Duties..................................................................... 37
         10.01  Acceptance...................................................................................... 37
         10.012  Auxiliary Trust................................................................................ 38
         10.02  Receipt of Contributions........................................................................ 38
         10.03  Investment Powers............................................................................... 38
         10.04  Records and Statements.......................................................................... 44
         10.05  Fees and Expenses from Fund..................................................................... 44
         10.06  Parties to Litigation........................................................................... 44
         10.07  Professional Agents............................................................................. 45
         10.08  Distribution of Cash or Property................................................................ 45
         10.09  Distribution Directions......................................................................... 45
         10.10  Third Party..................................................................................... 45
         10.11  Resignation..................................................................................... 45
         10.12  Removal......................................................................................... 45
         10.13  Interim Duties and Successor Custodian/Trustee.................................................. 46
         10.14  Valuation of Trust.............................................................................. 46
         10.15  Limitation on Liability - If Investment Manager Appointed....................................... 46
         10.16  Investment in Group Trust Fund.................................................................. 46

Article XI Provisions Relating to Insurance and Insurance Company............................................... 46
         11.01  Insurance Benefit............................................................................... 46
         11.02  Limitation on Life Insurance Protection......................................................... 47
         11.03  Definitions..................................................................................... 48
         11.04  Dividend Plan................................................................................... 48

         11.05  Insurance Company Not a Party to Agreement...................................................... 48
         11.06  Insurance Company Not Responsible for Custodian/Trustee's Actions............................... 48
         11.07  Insurance Company Reliance on Custodian/Trustee's Signature..................................... 48
         11.08  Acquittance..................................................................................... 49
         11.09  Duties of Insurance Company..................................................................... 49

Article XII Miscellaneous....................................................................................... 49
         12.01  Evidence........................................................................................ 49
         12.02  No Responsibility for Employer Action........................................................... 49
         12.03  Fiduciaries Not Insurers........................................................................ 49
         12.04  Waiver of Notice................................................................................ 49
         12.05  Successors...................................................................................... 49
         12.06  Word Usage...................................................................................... 49
         12.07  State Law....................................................................................... 50
         12.08  Employer's Right to Participate................................................................. 50
         12.09  Employment Not Guaranteed....................................................................... 50

Article XIII Exclusive Benefit, Amendment, Termination.......................................................... 50
         13.01  Exclusive Benefit............................................................................... 50
         13.02  Amendment by Employer........................................................................... 50
         13.03  Amendment by Prototype Plan Sponsor............................................................. 51
         13.04  Discontinuance.................................................................................. 51
         13.05  Full Vesting on Termination..................................................................... 51
         13.06  Merger/Direct Transfer.......................................................................... 51
         13.07  Termination..................................................................................... 52

Article XIV Code 401(k) Arrangements............................................................................ 53
         14.03 Definitions...................................................................................... 53
         14.04  Matching Contributions/Employee Contributions................................................... 55
         14.05  Time of Payment of Contributions................................................................ 55
         14.06  Special Allocation Provisions - Deferral Contributions, Matching
                  Contributions and Qualified Nonelective Contributions......................................... 56
         14.07  Annual Elective Deferral Limitation............................................................. 57
         14.08  Actual Deferral Percentage ("ADP") Test......................................................... 57
         14.09  Nondiscrimination Rules for Employer Matching Contributions/Participant
                  Nondeductible Contributions................................................................... 59
         14.10  Multiple Use Limitation......................................................................... 61
         14.11  Distribution Restrictions....................................................................... 61
         14.12  Special Allocation Rules........................................................................ 62

Article XV Direct Rollovers to Eligible Retirement Plans........................................................ 62

ARTICLE I DEFINITIONS

1.01 "EMPLOYER" means each employer who adopts this Plan by executing an Adoption Agreement.

1.02 "CUSTODIAN/TRUSTEE" means the person or persons who as Custodian/Trustee execute the Employer's Adoption Agreement, or any successor in office who in writing accepts the position of Custodian/Trustee. The Employer must designate in its Adoption Agreement whether the Custodian/Trustee will administer the Trust as Trustee or as Custodian. See Article X.

1.021 "CUSTODIAN" means any Custodian/Trustee designated by the Employer, in Adoption Agreement Section 1.02, to act as a Custodian, as generally described in Section 10.03, with respect to the Trust.

1.022 "TRUSTEE" means any Custodian/Trustee designated by the Employer, in Adoption Agreement Section 1.02, to administer the Trust as Trustee.

1.023 "AUXILIARY TRUSTEE" means the trustee(s) appointed by the Employer to hold and assume total authority over and responsibility for the assets, liabilities and operation of the Auxiliary Trust. In the performance of his duties, the Auxiliary Trustee shall be subject to the provisions stated in the Auxiliary Trust document. The Auxiliary Trustee may be appointed or removed by a resolution or directive adopted by the Employer, and proper notification as called for by the Trust.

1.03 "PLAN" means the retirement plan established or continued by the Employer in the form of this Agreement, including the Adoption Agreement under which the Employer has elected to participate in this Prototype Plan. The Employer must designate the name of the Plan in its Adoption Agreement. An Employer may execute more than one Adoption Agreement offered under this Prototype Plan, each of which will constitute a separate Plan and Trust established or continued by that Employer. The Plan and the Trust created by each adopting Employer is a separate Plan and a separate Trust, independent from the plan and the trust of any other employer adopting this Prototype Plan. All section references within the Plan are Plan section references unless the context clearly indicates otherwise.

1.04 "ADOPTION AGREEMENT" means the document executed by each Employer adopting this Prototype Plan. The terms of this Prototype Plan as modified by the terms of an adopting Employer's Adoption Agreement constitutes a separate Plan and Trust to be construed as a single Agreement. Each elective provision of the Adoption Agreement corresponds by section reference to the section of the Plan which grants the election. Each Adoption Agreement offered under this Prototype Plan is either a Nonstandardized Plan or a Standardized Plan, as identified in the preamble to that Adoption Agreement. The provisions of this Prototype Plan apply equally to Nonstandardized Plans and to Standardized Plans unless otherwise specified.

1.05 "PLAN ADMINISTRATOR" is the Employer unless the Employer designates another person to hold the position of Plan Administrator. In addition to his other duties, the Plan Administrator has full responsibility for compliance with the reporting and disclosure rules under ERISA as respects this Agreement.

1.06 "ADVISORY COMMITTEE" means the Employer's Advisory Committee as from time to time constituted.

1.07 "EMPLOYEE" means any employee (including a Self-Employed Individual) of the Employer. The Employer must specify in its Adoption Agreement any Employee, or class of Employees, not eligible to participate in the Plan. If the Employer elects to exclude collective bargaining employees, the exclusion applies to any employee of the Employer who is included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers unless the collective bargaining agreement requires the employee to be included within the Plan. The term "employee representatives" does not include any organization more than half the members of which are owners, officers, or executives of the Employer.

1.08 "SELF-EMPLOYED INDIVIDUAL/OWNER-EMPLOYEE" "SELF-EMPLOYED INDIVIDUAL" means an individual who has Earned Income (or who would have had Earned Income but for the fact that the trade or business did not have net earnings) for the taxable year from the trade or business for which the Plan is established. "OWNER-EMPLOYEE" means a Self-Employed Individual who is the sole proprietor in the case of a sole proprietorship. If the Employer is a partnership, "Owner-Employee" means a Self-Employed Individual who is a partner and owns more than 10% of either the capital or profits interest of the partnership.

1.09 "HIGHLY COMPENSATED EMPLOYEE" means an Employee who, during the Plan Year or during the preceding 12-month period:

A. is a more than 5% owner of the Employer (applying the constructive ownership rules of Code ss.318, and applying the principles of Code ss.318 for an unincorporated entity);

B. has Compensation in excess of $75,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year);

C. has Compensation in excess of $50,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year) and is part of the top-paid 20% group of employees (based on Compensation for the relevant year); or

D. has Compensation in excess of 50% of the dollar amount prescribed in Code ss.415(b)(1)(A) (relating to defined benefit plans) and is an officer of the Employer.

If the Employee satisfies the definition in clause (b), (c) or (d) in the Plan Year but not during the preceding 12- month period and does not satisfy clause
(a) in either period, the Employee is a Highly Compensated Employee only if he is one of the 100 most highly compensated Employees for the Plan Year. The number of officers taken into account under clause (d) will not exceed the greater of 3 or 10% of the total number (after application of the Code ss.414(q) exclusions) of Employees, but no more than 50 officers. If no Employee satisfies the Compensation requirement in clause (d) for the relevant year, the Advisory Committee will treat the highest paid officer as satisfying clause (d) for that year.

For purposes of this Section 1.09, "COMPENSATION" means Compensation as defined in Section 1.12, except any exclusions from Compensation elected in the Employer's Adoption Agreement Section 1.12 do not apply, and Compensation must include: (i) elective deferrals under a Code ss.401(k) arrangement or under a Simplified Employee Pension maintained by the Employer; and (ii) amounts paid by the Employer which are not currently includible in the Employee's gross income because of Code ss.ss.125 (cafeteria plans) or 403(b) (tax-sheltered annuities). The Advisory Committee must make the determination of who is a Highly Compensated Employee, including the determinations of the number and identify of the top paid 20% group, the top 100 paid Employees, the number of officers includible in clause (d) and the relevant Compensation, consistent with Code ss.414(q) and regulations issued under that Code section. The Employer may make a calendar year election to determine the Highly Compensated Employees for the Plan Year, as prescribed by Treasury regulations. A calendar year election must apply to all plans and arrangements of the Employer. For purposes of applying any nondiscrimination test required under the Plan or under the Code, in a manner consistent with applicable Treasury regulations, the Advisory Committee will not treat as a separate Employee a family member (a spouse, a lineal ascendant or descendant, or a spouse of a lineal ascendant or descendant) of a Highly Compensated Employee described in clause (a) of this Section, or a family member of one of the ten Highly Compensated Employees with the greatest Compensation for the Plan Year, but will treat the Highly Compensated Employee and all family members as a single Highly Compensated Employee. This aggregation rule applies to a family member even if that family member is a Highly Compensated Employee without family aggregation.

The term "HIGHLY COMPENSATED EMPLOYEE" also includes any former Employee who separated from Service (or has a deemed Separation from Service, as determined under Treasury regulations) prior to the Plan Year, performs no Service for the Employer during the Plan Year, and was a Highly Compensated Employee either for the separation year or any Plan Year ending on or after his 55th birthday. If the former Employee's Separation from Service occurred prior to January 1, 1987, he is a Highly Compensated Employee only if he satisfied clause (a) of this
Section 1.09 or received Compensation in excess of $50,000 during: (1) the year of his Separation from Service (or the prior year); or (2) any year ending after his 54th birthday.

1.10 "PARTICIPANT" is an Employee who is eligible to be and becomes a Participant in accordance with the provisions of Section 2.01.

1.11 "BENEFICIARY" is an individual designated by a Participant who is or may become entitled to a benefit under the Plan. A Beneficiary who becomes entitled to a benefit under the Plan remains a Beneficiary under the Plan until the Custodian/Trustee has fully distributed his benefit to him. A Beneficiary's right to (and the Plan Administrator's, the Advisory Committee's or a Custodian/Trustee's duty to provide to the Beneficiary) information or data concerning the Plan does not arise until he first becomes entitled to receive a benefit under the Plan.

1.12 "COMPENSATION" means compensation as that term is defined in Section 3.19(b). For any self-employed individual covered under the Plan, compensation means the Participant's Earned Income. That notwithstanding, if an election is provided, the Employer must elect in its Adoption Agreement whether to include elective contributions in the definition of Compensation. "Elective contributions" are amounts excludible from the Employee's gross income under Code ss.402(a)(8) (relating to a Code ss.401(k) arrangement), Code ss.402(h) (relating to a Simplified Employee Pension), Code ss.125 (relating to a cafeteria plan) or Code ss.403(b) (relating to a tax-sheltered annuity) and contributed at the Employee's election.

Any reference to this Plan to Compensation is a reference to the definition in this Section 1.12, unless the Plan reference specifies a modification to this definition. The Advisory Committee will take into account only Compensation actually paid for the relevant period. EXCEPT AS PROVIDED ELSEWHERE IN THIS PLAN, THE RELEVANT PERIOD SHALL BE THE PERIOD ELECTED BY THE EMPLOYER IN SECTION
3.06 OF THE EMPLOYER'S ADOPTION AGREEMENT.
IF THE EMPLOYER MAKES NO ELECTION, THE RELEVANT PERIOD SHALL BE THE PLAN YEAR.

For any Plan Year beginning after December 31, 1988, the Advisory Committee must take into account only the first $200,000 (or beginning January 1, 1990, such larger amount as the Commissioner of Internal Revenue may prescribe) of any Participant's Compensation. The dollar increase in effect on January 1 of any calendar year is effective for Plan Years beginning in such calendar year. If a Plan determines Compensation on a period of time that contains fewer than 12 calendar months, then the annual Compensation limitation is an amount equal to the annual Compensation limitation for the calendar year in which the Compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by 12. The $200,000 Compensation limitation applies to the combined Compensation of the Employee and of any family member aggregated with the Employee under Section 1.09 and who is either (i) the Employee's spouse; or (ii) the Employee's lineal descendant under the age of 19. If the $200,000 (or adjusted) Compensation limitation applies to the combined Compensation of the Employee and one or more family members, the Advisory Committee will apply the contribution and allocation provisions of Article III by prorating the $200,000 (or adjusted) limitation among the affected individuals in proportion to each such individual's Compensation determined prior to application of this limitation. For any Plan Year beginning prior to January 1, 1989, this $200,000 limitation (but not the family aggregation requirement) applies: (1) for all such Plan Years, if the Employer's Plan is a Standardized Plan; or (2) only if the Plan is top heavy (as determined under Section 1.33) for such Plan Year, if the Employer's Plan is a Nonstandardized Plan.

AMENDMENT PURSUANT TO CODE SS.401(A)(17)

In addition to other applicable limitations set forth in the plan, and notwithstanding any other provision of the plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

For plan years beginning on or after January 1, 1994, any reference in this plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

NONDISCRIMINATION. For purposes of determining whether the Plan discriminates in favor of Highly Compensated Employees: Compensation means Compensation as defined in this Section 1.12, without regard to any exceptions (whether inclusions or exclusions), elected in the Employer's Adoption Agreement. For purposes of this nondiscrimination definition, the Employer may elect to include all elective contributions made by the Employer on behalf of the Employees. The Employer's election to include elective contributions must be consistent and uniform with respect to Employees and all plans of the Employer for any particular Plan Year. The Employer may make this election to include elective contributions for nondiscrimination testing purposes, irrespective of whether the Employer has elected in its Adoption Agreement to include elective contributions in the general Compensation definition applicable to the Plan.

1.13 "EARNED INCOME" means net earnings from self-employment in the trade or business with respect to which the Employer has established the Plan, provided personal services of the individual are a material income producing factor. The Advisory Committee will determine net earnings without regard to items excluded from gross income and the deductions allocable to those items. The Advisory Committee will determine net earnings after the deduction allowed to the Self-Employed Individual for all contributions made by the Employer to a qualified plan and, for Plan Years beginning after December 31, 1989, the deduction allowed to the Self-Employed under Code ss.164(f) for self-employment taxes.

1.14 "ACCOUNT" means the separate account(s) which the Advisory Committee or the Custodian/Trustee maintains for a Participant under the Employer's Plan.

1.15 "ACCRUED BENEFIT" means the amount standing in a Participant's Account(s) as of any date derived from both Employer contributions and Employee contributions, if any.

1.16 "NONFORFEITABLE" means a Participant's or Beneficiary's unconditional claim, legally enforceable against the Plan, to the Participant's Accrued Benefit.

1.17 "PLAN YEAR" means the 12 consecutive month period specified in the Employer's Adoption Agreement. The "Limitation Year" applicable to the limitations on allocations described in Article III is the Plan Year. If the Employer maintains Paired Plans, each Plan must have the same Plan Year.

1.175 "FISCAL YEAR" means fiscal year of the Employer, as specified in the Employer's Adoption Agreement.

1.18 "EFFECTIVE DATE" of this Plan is the date specified in the Employer's Adoption Agreement.

1.19 "PLAN ENTRY DATE" means the date(s) specified in the Employer's Adoption Agreement.

1.20 "ACCOUNTING DATE" is the last day of an Employer's Plan Year or any other dates established by the Advisory Committee.

1.21 "TRUST" means the separate Trust created under the Employer's Plan as amended by Section 10.012.

1.211 "AUXILIARY TRUST" means a subsidiary trust established within the Trust to hold assets specified by the Advisory Committee or the Employer which are the specific charge of the Auxiliary Trustee.

1.22 "TRUST FUND" means all property of every kind held or acquired by the Custodian/Trustee under the Employer's Plan, other than incidental benefit insurance contracts and that amount held in the Auxiliary Trust.

1.221 "AUXILIARY TRUST FUND" means all property of every kind held or acquired by the Auxiliary Trustee.

1.23 "NONTRANSFERABLE ANNUITY" means an annuity which by its terms provides that it may not be sold, assigned, discounted, pledged as collateral for a loan or security for the performance of an obligation or for any purpose to any person other than the insurance company. If the Custodian/Trustee distributes an annuity contract, the contract must be a Nontransferable Annuity.

1.24 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

1.25  "CODE" means the Internal Revenue Code of 1986, as amended.

1.26 "SERVICE" means any period of time the Employee is in the employ of the Employer, including any period the Employee is on an unpaid leave of absence authorized by the Employer under a uniform, nondiscriminatory policy applicable to all Employees. "Separation from Service" means a separation from Service with the Employer maintaining this Plan.

1.27  "HOUR OF SERVICE" means:

A. Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties. The Advisory Committee credits Hours of Service under this paragraph (a) to the Employee for the computation period in which the Employee performs the duties, irrespective of when paid;

B. Each Hour of Service for back pay, irrespective of mitigation of damages, to which the Employer has agreed or for which the Employee has received an award. The Advisory Committee credits Hours of Service under this paragraph
    (b) to the Employee for the computation period(s) to which the award or the agreement pertains rather than for the computation period in which the award, agreement or payment is made; and

C. Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated), for reasons other than for the performance of duties during a computation period, such as leave of absence, vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty or military duty. The Advisory Committee will credit no more than 501 Hours of Service under this paragraph (c) to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single computation period). The Advisory Committee credits Hours of Service under this paragraph (c) in accordance with the rules of paragraphs (b) and (c) of Labor Reg. ss.2530.200b-2, which the Plan, by this reference, specifically incorporates in full within this paragraph (c).

The Advisory Committee will not credit an Hour of Service under more than one of the above paragraphs. A computation period for purposes of this Section 1.27 is the Plan Year, Year of Service period, Break in Service period or other period, as determined under the Plan provision for which the Advisory Committee is measuring an Employee's Hours of Service. The Advisory Committee will resolve any ambiguity with respect to the crediting of an Hour of Service in favor of the Employee.

If an election is offered, the Employer must elect in its Adoption Agreement the method the Advisory Committee will use in crediting an Employee with Hours of Service. For purposes of the Plan, "actual" method means the determination of Hours of Service from records of hours worked and hours for which the Employer makes payment or for which payment is due from the Employer. If the Employer is offered an election and elects to apply an "equivalency" methods, for each equivalency period for which the Advisory Committee would credit the Employee with at least one Hour of Service, the Advisory Committee will credit the Employee with: (i) 10 Hours of Service for a daily equivalency; (ii) 45 Hours of Service for a weekly equivalency; (iii) 95 Hours of Service for a semimonthly payroll period equivalency; and (iv) 190 Hours of Service for a monthly equivalency.

Solely for purposes of determining whether the Employee incurs a Break in Service under any provision of this Plan, the Advisory Committee must credit Hours of Service during an Employee's unpaid absence period due to maternity or paternity leave. The Advisory Committee considers an Employee on maternity or paternity leave if the Employee's absence is due to the Employee's pregnancy, the birth of the Employee's child, the placement with the Employee of an adopted child, or the care of the Employee's child immediately following the child's birth or placement. The Advisory Committee credits Hours of Service under this paragraph on the basis of the number of Hours of Service the Employee would receive if he were paid during the absence period or, if the Advisory Committee cannot determine the number of Hours of Service the Employee would receive, on the basis of 8 hours per day during the absence period. The Advisory Committee will credit only the number (not exceeding 501) of Hours of Service necessary to prevent an Employee's Break in Service. The Advisory Committee credits all Hours of Service described in this paragraph to the computation period in which the absence period begins or, if the Employee does not need these Hours of Service to prevent a Break in Service in the computation period in which his absence period begins, the Advisory Committee credits these Hours of Service to the immediately following computation period.

1.28 "DISABILITY" means the Participant, because of a physical or mental disability, will be unable to perform the duties of his customary position of employment (or is unable to engage in any substantial gainful activity) for an indefinite period which the Advisory Committee considers will be of long continued duration. A Participant also is disabled if he incurs the permanent loss or loss of use of a member or function of the body, or is permanently disfigured, and incurs a Separation from Service. The Plan considers a Participant disabled on the date the Advisory Committee determines the Participant satisfies the definition of disability. The Advisory Committee may require a Participant to submit to a physical examination in order to confirm disability. The Advisory Committee will apply the provisions of this Section
1.28 in a nondiscriminatory, consistent and uniform manner.

1.29  SERVICE FOR PREDECESSOR EMPLOYER.

If the Employer maintains the plan of a predecessor employer, the Plan treats service of the Employee with the predecessor employer as service with the Employer. If the Employer does not maintain the plan of a predecessor employer, the Plan does not credit service with the predecessor employer, unless the Employer's Plan is a Nonstandardized Plan and the Employer identifies the predecessor in its Adoption Agreement and specifies the purposes for which the Plan will credit service with that predecessor employer.

1.30  RELATED EMPLOYERS.


A related group is a controlled group of corporations (as defined in Code ss.414(b)), trades or businesses (whether or not incorporated) which are under common control (as defined in Code ss.414(c)) or an affiliated service group (as defined in Code ss.414(m) or in Code ss.414(o)). If the Employer is a member of a related group, the term "Employer" includes the related group members for purposes of crediting Hours of Service, determining Years of Service and Breaks in Service under Articles II and V, applying the limitations on allocations in
Part 2 of Article III, applying the top heavy rules and the minimum allocation requirements of Article III, the definitions of Employee, Highly Compensated Employee, Compensation and Leased Employee, and for any other purpose required by the applicable Code section or by a Plan provision.

If the Employer's Plan is a Standardized Plan, all Employees of the Employer or of any member of the Employer's related group, are eligible to participate in the Plan, irrespective of whether the related group member directly employing the Employee is a Participating Employer. If the Employer's Plan is a Nonstandardized Plan, the Employer must specify in Section 1.07 of its Adoption Agreement, whether the Employees of related group member that are not Participating Employers are eligible to participate in the Plan. Under a Nonstandardized Plan, the Employer may elect to exclude from the definition of "Compensation" for allocation purposes any Compensation received from a related employer that has not executed a Participation Agreement and whose Employees are not eligible to participate in the Plan.

1.31  LEASE EMPLOYEES.

The Plan treats a Leased Employee as an Employee of the Employer. A Leased Employee is an individual (who otherwise is not an Employee of the Employer) who, pursuant to a leasing agreement between the Employer and any other person, has performed services for the Employer (or for the Employer and any persons related to the Employer within the meaning of Code ss.144(a)(3)) on a substantially full time basis for at least one year and who performs services historically performed by employees in the Employer's business field. If a Leased Employee is treated as an Employee by reason of this Section 1.31 of the Plan, "Compensation" includes Compensation from the leasing organization which is attributable to services performed for the Employer.

SAFE HARBOR PLAN EXCEPTION. The Plan does not treat a Leased Employee as an Employee if the leasing organization covers the employee in a safe harbor plan and, prior to application of this safe harbor plan exception, 20% or less of the Employer's Employees (other than Highly Compensated Employees) are Leased Employees. A safe harbor plan is a money purchase pension plan providing immediate participation, full and immediate vesting, and a nonintegrated contribution formula equal to at least 10% of the employee's compensation without regard to employment by the leasing organization on a specified date. The safe harbor plan must determine the 10% contribution on the basis of compensation as defined in Code ss.415(c)(3) plus elective contributions (as defined in Section 1.12).

OTHER REQUIREMENTS. The Advisory Committee must apply this Section 1.31 in a manner consistent with Code ss.ss.414(n) and 414(o) and the regulations issued under those Code sections. The Employer must specify in the Adoption Agreement the manner in which the Plan will determine the allocation of Employer contributions and Participant forfeitures on behalf of a Participant if the Participant is a Leased Employee covered by a plan maintained by the leasing organization. Contributions or benefits which are attributable to services performed for the Employer shall be treated as provided by the Employer.

1.32  SPECIAL RULES FOR OWNER-EMPLOYEES.

The following special provisions and restrictions apply to Owner-Employees:

A. If the Plan provides contributions or benefits for an Owner-Employee or for a group of Owner-Employees who controls the trade or business with respect to which this Plan is established and the Owner-Employee or Owner-Employees also control as Owner-Employees one or more other trades or businesses, plans must exist or be established with respect to all the controlled trades or businesses so that when the plans are combined they form a single plan which satisfies the requirements of Code ss.401(a) and Code ss.401(d) with respect to the employees of the controlled trades or businesses.

B. The Plan excludes an Owner-Employee or group of Owner-Employees if the Owner-Employee or group of Owner-Employees controls any other trade or business, unless the employees of the other controlled trade or business participate in a plan which satisfies the requirements of Codess.401(a) and Codess.401(d). The other qualified plan must provide contributions and benefits which are not less favorable than the contributions and benefits provided for the Owner-Employee or group of Owner-Employees under this Plan, or if an Owner- Employee is covered under another qualified plan as an Owner-Employee, then the plan established with respect to the trade or business he does control must provide contributions or benefits as favorable as those provided under the most favorable plan of the trade or business he does not control. If the exclusion of this paragraph (b) applies and the Employer's Plan is a Standardized Plan, the Employer may not participate or continue to participate in this Prototype Plan and the Employer's Plan becomes an individually-designed plan for purposes of qualification reliance.

C. For purposes of paragraphs (a) and (b) of this Section 1.32, an Owner-Employee or group of Owner-Employees controls a trade or business if the Owner-Employee or Owner-Employees together (1) own the entire interest in an unincorporated trade or business, or (2) in the case of a partnership, own more than 50% of either the capital interest or the profits interest in the partnership.

1.33  DETERMINATION OF TOP HEAVY STATUS.

If this Plan is the only qualified plan maintained by the Employer, the Plan is top heavy for a Plan Year if the top heavy ratio as of the Determination Date exceeds 60%. The top heavy ratio is a fraction, the numerator of which is the sum of the present value of Accrued Benefits of all Key Employees as of the Determination Date and the denominator of which is a similar sum determined for all Employees. The Advisory Committee must include in the top heavy ratio, as part of the present value of Accrued Benefits, any contribution not made as of the Determination Date but includible under Code ss.416 and the applicable Treasury regulations, and distributions made within the Determination Period. The Advisory Committee must calculate the top heavy ratio by disregarding the Accrued Benefit (and distributions, if any, of the Accrued Benefit) of any Non-Key Employee who was formerly a Key Employee, and by disregarding the Accrued Benefit (including distributions, if any, of the Accrued Benefit) of an individual who has not received credit for at least one Hour of Service with the Employer during the Determination Period. The Advisory Committee must calculate the top heavy ratio, including the extent to which it must take into account distributions, rollovers and transfers, in accordance with Code ss.416 and the regulations under that Code section.

If the Employer maintains other qualified plans (including a simplified employee pension plan), or maintained another such plan which now is terminated, this Plan is top heavy only if it is part of the Required Aggregation Group, and the top heavy ratio for the Required Aggregation Group and for the Permissive Aggregation Group, if any, each exceeds 60%. The Advisory Committee will calculate the top heavy ratio in the same manner as required by the first paragraph of this Section 1.33, taking into account all plans within the Aggregation Group. To the extent the Advisory Committee must take into account distributions to a Participant, the Advisory Committee must include distributions from a terminated plan which would have been part of the Required Aggregation Group if it were in existence on the Determination Date. The Advisory Committee will calculate the present value of accrued benefits under defined benefit plans or simplified employee pension plans included within the group in accordance with the terms of those plans, Code ss.416 and the regulations under that Code section. If a Participant in a defined benefit plan is a Non-Key Employee, the Advisory Committee will determine his accrued benefit under the accrual method, if any, which is applicable uniformly to all defined benefit plans maintained by the Employer or, if there is no uniform method, in accordance with the slowest accrual rate permitted under the fractional rule accrual method described in Code ss.411(b)(1)(C). If the Employer maintains a defined benefit plan, the Employer must specify in Adoption Agreement Section
3.18 the actuarial assumptions (interest and mortality only) the Advisory Committee will use to calculate the present value of benefits from a defined benefit plan. If an aggregated plan does not have a valuation date coinciding with the Determination Date, the Advisory Committee must value the Accrued Benefits in the aggregated plan as of the most recent valuation date falling within the twelve-month period ending on the Determination Date, except as Codess.416 and applicable Treasury regulations require for the first and second plan year of a defined benefit plan. The Advisory Committee will calculate the top heavy ratio with reference to the Determination Dates that fall within the same calendar year.

STANDARDIZED PLAN. If the Employer's Plan is a Standardized Plan, the Plan operates as a top heavy plan in all Plan Years and the Advisory Committee need not determine whether the Plan actually is top heavy. However, if the Employer, in Adoption Agreement Section 3.18, elects to override the 100% limitation, the Advisory Committee will need to determine whether the Plan's top heavy ratio for a Plan Year exceeds 90%.

DEFINITIONS.  For purposes of applying the provisions of this Section 1.33:

A. "KEY EMPLOYEE" means, as of any Determination Date, any Employee or former Employee (or Beneficiary of such Employee) who, for any Plan Year in the Determination Period: (i) has Compensation in excess of 50% of the dollar amount prescribed in Codess.415(b)(1)(A) (relating to defined benefit plans) and is an officer of the Employer; (ii) has Compensation in excess of the dollar amount prescribed in Codess.415(c)(1)(A) (relating to defined contribution plans) and is one of the Employees owning the ten largest interests in the Employer; (iii) is a more than 5% owner of the Employer; or (iv) is a more than 1% owner of the Employer and has Compensation of more than $150,000. The constructive ownership rules of Codess.318 (or the principles of that section, in the case of an unincorporated Employer,) will apply to determine ownership in the Employer. The number of officers taken into account under clause (i) will not exceed the greater of 3 or 10% of the total number (after application of the Codess.414(q)(8) exclusions) of Employees, but no more than 50 officers. The Advisory Committee will make the determination of who is a Key Employee in accordance with Codess.416(i)(1) and the regulations under that Code section.

B. "NON-KEY EMPLOYEE" is an employee who does not meet the definition of Key Employee.

C. "COMPENSATION" means Compensation as determined under Section 1.09 (relating to the Highly Compensated Employee definition).

D. "REQUIRED AGGREGATION GROUP" means: (1) each qualified plan of the Employer in which at least one Key Employee participates at any time during the Determination Period; and (2) any other qualified plan of the Employer which enables a plan described in clause (1) to meet the requirements of Code ss.401(a)(4) or Code ss.410.

E. "PERMISSIVE AGGREGATION GROUP" is the Required Aggregation Group plus any other qualified plans maintained by the Employer, but only if such group would satisfy in the aggregate the requirements of Code ss.401(a)(4) and Code ss.410. The Advisory Committee will determine the Permissive Aggregation Group.

F. "EMPLOYER" means the Employer that adopts this Plan and any related employers described in Section 1.30.

G. "DETERMINATION DATE" for any Plan Year is the Accounting Date of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the Accounting Date of that Plan Year. The "Determination Period" is the 5-year period ending on the Determination Date.

1.34 "PAIRED PLANS" means the Employer has adopted two Standardized Plan Adoption Agreements offered with this Prototype Plan, one Adoption Agreement being a Paired Profit Sharing Plan and one Adoption Agreement being a Paired Pension Plan. A Paired Profit Sharing Plan may include a Code ss.401(k) arrangement. A Paired Pension Plan must be a money purchase pension plan or a target benefit pension plan. Adoption Agreement #01-001 may be paired with Adoption Agreement #01-002, #01-003 or #01-005. Adoption Agreement #01-002 may be paired with Adoption Agreement #01-001 or #01-004. Adoption Agreement #01-003 may be paired with Adoption Agreement #01-001 or Adoption Agreement #01-004. Adoption Agreement #01-004 may be paired with Adoption Agreement #01-002, #01-003 or #01-005. Adoption Agreement #01-005 may be paired with Adoption Agreement #01-001 or #01-004. Only two Adoption Agreements may be paired. Paired Plans must be the subject of a favorable opinion letter issued by the Internal Revenue Service. This Prototype Plan does not pair any of its Standardized Plan Adoption Agreements with Standardized Plan Adoption Agreements under a defined benefit prototype plan.

1.35  PARTICIPATING EMPLOYERS.

Notwithstanding anything herein to the contrary, with the consent of the Employer and the Custodian/Trustee, any other corporation or entity, whether a member of the Employer's related group (as defined in Section 1.30) or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer.

Each such Participating Employer must select the same Adoption Agreement provisions as those selected by the Employer, and will indicate their intent and will and consent to the provisions of the Adoption Agreement and Plan by executing a Participation Agreement to the Employer's Adoption Agreement. A Participating Employer will be deemed the Employer on behalf of the Employees employed by the Participating Employer. The term "Plan Administrator" means the Employer that is the signatory to the Execution Page of the Adoption Agreement.

ARTICLE II EMPLOYEE PARTICIPANTS

2.01  ELIGIBILITY.

Each Employee becomes a Participant in the Plan in accordance with the participation option selected by the Employer in its Adoption Agreement. If this Plan is a restated Plan, each Employee who was a Participant in the Plan on the day before the Effective Date continues as a Participant in the Plan.

2.02  YEAR OF SERVICE - PARTICIPATION.

For purposes of an Employee's participation in the Plan under Adoption Agreement
Section 2.01, the Plan takes into account all of his Years of Service with the Employer, except as provided in Section 2.03. "Year of Service" means a 12 consecutive month period during which the Employee completes not less than 1,000 Hours of Service, measuring the beginning of the first 12 month period from the Employment Commencement Date, and measuring succeeding 12 consecutive month periods in accordance with the option selected by the Employer in its Adoption Agreement. "Employment Commencement Date" means the date on which the Employee first performs an Hour of Service for the Employer. If the Employer elects a service condition under Adoption Agreement Section 2.01 based on months, the Plan does not apply any Hour of Service requirement after the completion of the first Hour of Service.

2.03  BREAK IN SERVICE - PARTICIPATION.

An Employee incurs a "Break in Service" if during any 12 consecutive month period he does not complete more than 500 Hours of Service with the Employer. The "12 consecutive month period" under this Section 2.03 is the same 12 consecutive month period for which the Plan measures "Years of Service" under
Section 2.02.

A. 2-YEAR ELIGIBILITY. If an election for a 2 years of service condition for eligibility purposes is offered under Adoption Agreement Section 2.01 and the Employer elects it, the Plan treats an Employee who incurs a one year

     Break in Service and who has never become a Participant as a new Employee for eligibility purposes on the date he first performs an Hour of Service for the Employer after the Break in Service.

B. SUSPENSION OF YEARS OF SERVICE. If an election is offered, the Employer must elect in its Adoption Agreement whether a Participant will incur a suspension of Years of Service after incurring a one year Break in Service. If this rule applies under the Employer's Plan, the Plan disregards a Participant's Years of Service (as defined in Section 2.02) earned prior to a Break in Service until the Participant completes another Year of Service and the Plan suspends the Participant's participation in the Plan. If the Participant completes a Year of Service following his Break in Service, the Plan restores that Participant's pre-Break Years of Service (and the Participant resumes active participation in the Plan) retroactively to the first day of the computation period in which the Participant earns the first post-Break Year of Service. The initial computation period under this
     Section 2.03(B) is the 12 consecutive month period measured from the date the Participant first receives credit for an Hour of Service following the one year Break in Service period. The Plan measures any subsequent periods, if necessary, in a manner consistent with the computation period selection in Adoption Agreement Section 2.02. This Section 2.03(B) does not affect a Participant's vesting credit under Article V and, during a suspension period, the Participant's Account continues to share fully in Trust Fund allocations under Section 9.11. Furthermore, this Section 2.03(B) will not result in the restoration of any Year of Service disregarded under the Break in Service rule of Section 2.03(A).

2.04  PARTICIPATION UPON RE-EMPLOYMENT.

A Participant whose employment terminated re-enters the Plan as a Participant on the date of his re-employment, subject to the Break in Service rule, if applicable, under Section 2.03(B). An Employee who satisfies the Plan's eligibility conditions but who terminates employment prior to becoming a Participant becomes a Participant on the later of the Plan Entry Date on which he would have entered the Plan had he not terminated employment or the date of his re-employment. Any Employee who terminates employment prior to satisfying the Plan's eligibility conditions becomes a Participant in accordance with Adoption Agreement Section 2.01.

2.05  CHANGE IN EMPLOYEE STATUS.

If a Participant has not incurred a Separation from Service but ceases to be eligible to participate in the Plan, by reason of employment within an employment classification excluded by the Employer under Adoption Agreement
Section 1.07, the Advisory Committee must treat the Participant as an Excluded Employee during the period such a Participant is subject to the Adoption Agreement exclusion. The Advisory Committee determines a Participant's sharing in the allocation of Employer contributions and Participant forfeitures, if applicable, by disregarding his Compensation paid by the Employer for services rendered in his capacity as an Excluded Employee. However, during such period of exclusion, the Participant, without regard to employment classification, continues to receive credit for vesting under Article V for each included Year of Service and the Participant's Account continues to share fully in Trust Fund allocations under Section 9.11.

If an Excluded Employee who is not a Participant becomes eligible to participate in the Plan by reason of a change in employment classification, he will participate in the Plan immediately if he has satisfied the eligibility conditions of Section 2.01 and would have been a Participant had he not been an Excluded Employee during his period of Service. Furthermore, the Plan takes into account all of the Participant's included Years of Service with the Employer as an Excluded Employee for purposes of vesting credit under Article V.

2.06  ELECTION NOT TO PARTICIPATE.

If the Employer's Plan is a Standardized Plan, the Plan does not permit an otherwise eligible Employee nor any Participant to elect not to participate in the Plan. If the Employer's Plan is a Nonstandardized Plan, an Employee eligible to participate, or any present Participant, may elect not to participate in the Plan. For an election to be effective for a particular Plan Year, the Employee or Participant must file the election in writing with the Plan Administrator not later than 30 days prior to the first day of that Plan year. The Employer may not make a contribution under the Plan for the Employee or for the Participant for the Plan year for which the election is effective, nor for any succeeding Plan Year unless the Employee or Participant re-elects to participate in the Plan. After an Employee's or Participant's election to participate has been effective for at least two Plan Years, the Employee or Participant may reelect to participate in the Plan for any Plan Year and subsequent Plan Years. An Employee or Participant may re-elect to participate in the Plan by filing his election in writing with the Plan Administrator not later than 30 days prior to the first day of the Plan Year for which his election is to be effective. An Employee or Participant who re-elects to participate may not again elect not to participate. If an Employee is a Self-Employed Individual, the Employee's election must be effective no later than the date the Employee first would become a Participant in the Plan and the election is irrevocable (except as permitted by Treasury regulations without creating a Code Section 401(k) arrangement with respect to that Self-Employed Individual). The Plan Administrator must furnish an Employee or a Participant any form required for purposes of an election under this Section 2.06. An election timely filed is effective for the entire Plan year.

A Participant who elects not to participate may not receive a distribution of his Accrued Benefit attributable either to Employer or to Participant contributions except as provided under Article IV or under Article VI. However, for each Plan Year for which a Participant's election not to participate is effective, the Participant's Account, if any, continues to share in Trust Fund allocations under Article IX. Furthermore, the Employee or the Participant receives vesting credit under Article V for each included Year of Service during the period the election not to participate is effective.

ARTICLE III EMPLOYER CONTRIBUTIONS AND FORFEITURES

PART 1. AMOUNT OF EMPLOYER CONTRIBUTIONS AND PLAN ALLOCATIONS: SECTIONS 3.01 THROUGH 3.06

3.01  AMOUNT.

For each Plan Year, the Employer contributes to the Trust the amount determined by application of the contribution option selected by the Employer in its Adoption Agreement or the contribution option stated therein if no choice is offered. The Employer may not make a contribution to the Trust for any Plan Year to the extent the contribution would exceed the Participants' Maximum Permissible Amounts. Further, the Employer's annual contribution to a profit sharing plan may not exceed 15% of the Compensation of all Participants under the Plan, determined for the Employer's taxable year for which it makes the contribution.

The Custodian/Trustee, upon written request from the Employer, must return to the Employer the amount of the Employer's contribution made by the Employer by mistake of fact or the amount of the Employer's contribution disallowed as a deduction under Code ss.404. The Custodian/Trustee will not return any portion of the Employer's contribution under the provisions of this paragraph more than one year after:

A.  The Employer made the contribution by mistake of fact; or

B. The disallowance of the contribution as a deduction, and then, only to the extent of the disallowance.

The Custodian/Trustee will not increase the amount of the Employer contribution returnable under this Section 3.01 for any earnings attributable to the contribution, but the Custodian/Trustee will decrease the Employer contribution returnable for any losses attributable to it. The Custodian/Trustee shall require the Employer to furnish it whatever evidence the Custodian/Trustee deems necessary to enable the Custodian/Trustee to confirm the amount the Employer has requested be returned is properly returnable under ERISA.

3.02  DETERMINATION OF CONTRIBUTION.

The Employer, from its records, determines the amount of any contributions to be made by it to the Trust under the terms of the Plan.

3.03  TIME OF PAYMENT OF CONTRIBUTION.

The Employer may pay its contribution for each Plan Year in one or more installments without interest. The Employer must make its contribution to the Custodian/Trustee within the time prescribed by the Code or applicable Treasury regulations.

3.04  CONTRIBUTION ALLOCATION.

The employer must specify in its Adoption Agreement the manner of allocating each annual Employer contribution to this Trust.

A. TOP HEAVY MINIMUM ALLOCATION. The Plan must comply with the provisions of this Section 3.04(A), subject to the elections in the Employer's Adoption Agreement.

     1. TOP HEAVY MINIMUM ALLOCATION UNDER STANDARDIZED PLAN. The top heavy minimum allocation requirement applies to a Standardized Plan for each Plan Year, irrespective of whether the Plan is top heavy (as defied in Section 1.33).

          (a) Except as provided in Section 3.04 of the Employer's Adoption Agreement, each Non-Key Employee (as defined in Section 1.33) who is a Participant and is employed by the Employer on the last day of the Plan Year will receive a top heavy minimum allocation for that Plan Year, as defined in Paragraph (b) below, irrespective of whether he satisfies the Hours of Service condition under
               Section 3.06 of the Employer's Adoption Agreement; and

          (b) Subject to any overriding election in Section 3.18 of the Employer's Adoption Agreement, the top heavy minimum allocation is the lesser of 3% of the Participant's Compensation for the Plan Year or the highest contribution rate for the Plan Year made on behalf of any Participant for the Plan Year. However, if the Employee participates in Paired Plans, the top heavy minimum allocation is 3%.

    2. TOP HEAVY MINIMUM ALLOCATION UNDER NONSTANDARDIZED PLAN. The top heavy minimum allocation requirement applies to a Nonstandardized Plan only in Plan Years for which the Plan is top heavy (as determined under Section 1.33). Except as provided in the Employer's Adoption Agreement, if the Plan is top heavy in any Plan Year:

          (a) Each Non-Key Employee (as defined in Section 1.33) who is a Participant and is employed by the Employer on the last day of the Plan Year will receive a top heavy minimum allocation for that Plan Year, irrespective of whether he satisfies the Hours of Service condition under Section 3.06 of the Employer's Adoption Agreement; and

          (b) The top heavy minimum allocation is the lesser of 3% of the Non-Key Employee's Compensation for the Plan Year or the highest contribution rate for the Plan Year made on behalf of any Key Employee (as defined in Section 1.33). However, if a defined benefit plan maintained by the Employer which benefits a Key Employee depends on this Plan to satisfy the antidiscrimination rules of Code ss.401(a)(4) or the coverage rules of Code ss.410 (or another plan benefiting the Key Employee so depends on such defined benefit plan), the top heavy minimum allocation is 3% of the Non-Key Employee's Compensation regardless of the contribution rate for the Key Employees.

         For the purposes of this Section 3.04(A), the term "Participant" includes any Employee otherwise eligible to participate in the Plan but who is not a Participant because of his Compensation level or because of his failure to make elective deferrals under a Code ss.401(k) arrangement or because of his failure to make mandatory contributions. For purposes of allocating the designated qualified nonelective contribution, "Participant" means either all Participants or Participants who are Nonhighly Compensated Employees as determined by the Employer. For purposes of clause (1)(b) or (2)(b), "Compensation" means Compensation as defined in Section 1.12, disregarding any exceptions (whether exclusions or inclusions) elected in Adoption Agreement Section 1.12, and disregarding the requirements of Section 3.06.

         For purposes of this Section 3.04(A), a Participant's contribution rate is the sum of all Employer contributions (not including Employer contributions to Social Security) and forfeitures allocated to the Participant's Account for the Plan Year divided by his Compensation for the entire Plan Year. However, to determine whether a Standardized Plan satisfies the top heavy minimum allocation for a Participant described in paragraph (1)(a) or whether a Nonstandardized Plan satisfies the top heavy minimum allocation for a Non-Key Employee described in paragraph
         (2)(a), the contribution rate, for Plan Years beginning after December 31, 1988, does not include any elective contributions under a Code ss.401(k) arrangement nor any Employer matching contributions allocated on the basis of those elective contributions or on the basis of employee contributions, except to the extent allowed by law, a Plan may include in the contribution rate any matching contributions not necessary to satisfy the nondiscrimination requirements of Code ss.401(k) or of Code ss.401(m).

         If the Employee is a participate in Paired Plans, the Advisory Committee will consider the Paired Plans as a single Plan to determine a Participant's contribution rate and to determine whether the Plans satisfy this top heavy minimum allocation requirement. To determine a Participant's contribution rate under a Nonstandardized Plan, the Advisory Committee must treat all qualified top heavy defined contribution plans maintained by the Employer (or by any related Employers described in Section 1.30) as a single plan.

     3. ELECTION OF METHOD. The Employer must specify in its Adoption Agreement the manner in which the Plan will satisfy the top heavy minimum allocation requirement.

          (a) If the Employer elects to make any necessary additional contribution, the Advisory Committee first will allocate the Employer contributions (and Participant forfeitures, if any) for the Plan Year in accordance with the provisions of Adoption Agreement Section 3.04. The Employer then will contribute an additional amount for the Account of any Participant who is entitled under this Section 3.04(A) to a top heavy minimum allocation and whose contribution rate for the Plan Year is less than the top heavy minimum allocation. The additional amount is the amount necessary to increase the Participant's contribution rate to the top heavy minimum allocation. The Advisory Committee will allocate the additional contribution to the Account of the Participant on whose behalf the Employer makes the contribution.

         (b) If the Employer elects to guarantee the top heavy minimum allocation under another plan, this Plan does not provide the top heavy minimum allocation and the Advisory Committee will allocate the annual Employer contributions (and Participant forfeitures) under the Plan solely in accordance with the method selected under Adoption Agreement Section 3.04.

3.05  FORFEITURE ALLOCATION.

The amount of a Participant's Accrued Benefit forfeited under the Plan is a Participant forfeiture. The Advisory Committee will allocate Participant forfeitures in the manner specified by the Employer in its Adoption Agreement. The Advisory Committee will continue to hold the undistributed, non-vested portion of a terminated Participant's Accrued Benefit in his Account solely for his benefit until a forfeiture occurs at the time specified in Section 5.09 or if applicable, until the time specified in Section 9.14. Except as provided under Section 5.04, a Participant will not share in the allocation of a forfeiture of any portion of his Accrued Benefit.

3.06 ACCRUAL OF BENEFIT.

The Advisory Committee will determine the accrual of benefit (Employer contributions and Participant forfeitures) on the basis of the Plan Year in accordance with the Employer's elections in its Adoption Agreement.

COMPENSATION TAKEN INTO ACCOUNT. The Employer must specify in its Adoption Agreement the Compensation the Advisory Committee is to take into account in allocating an Employer contribution to a Participant's Account for the Plan Year in which the Employee first becomes a Participant. For all other Plan Years, the Advisory Committee will take into account only the Compensation determined for the portion of the Plan Year in which the Employee actually is a Participant. The Advisory Committee must take into account the Employee's entire Compensation for the Plan Year to determine whether the Plan satisfies the top heavy minimum allocation requirement of Section 3.04(A).

HOURS OF SERVICE REQUIREMENT. Subject to the applicable minimum allocation requirement of Section 3.04 and subject to the other requirements of this Section, the Advisory Committee will not allocate any portion of an Employer contribution for a Plan Year to any Participant's Account if the Participant does not complete the applicable minimum Hours of Service requirement specified in the Employer's Adoption Agreement.

SUSPENSION OF HOURS OF SERVICE REQUIREMENT UNDER STANDARDIZED PLAN. If the Employer's Plan is a Standardized Plan, the Advisory Committee must suspend any Hours of Service requirement elected under Adoption Agreement Section 3.06 for any Plan Year beginning after December 31, 1988, in which the Plan fails to satisfy the Participation Test. A Plan satisfies the Participation Test if, on each day of the Plan Year, the number of Employees who benefit under the Plan is at least equal to the lesser of 50 or 40% of the total number of Includible Employees as of such day. "Includible Employees" are all Employees other than those Employees who are excluded from participating in the Plan for the entire Plan Year by reason of Adoption Agreement Section 1.07 or by reason of Article II.

The Advisory Committee must determine whether the Plan satisfies the Participation Test for a Plan Year no later than the last day of that Plan Year. For purposes of the Participation Test, an Employee is benefiting under the Plan on a particular date if, under Adoption Agreement Section 3.04, he is entitled to an allocation for the Plan Year. When determining whether an Employee is entitled to an allocation under Adoption Agreement Section 3.04, the Advisory Committee will disregard any allocation required solely by reason of the top heavy minimum allocation, unless the top heavy minimum allocation is the only allocation made under the Plan for the Plan Year. If the Advisory Committee must suspend the Hours of Service requirement for a Plan Year, an Includible Employee will share in the allocation of Employer contributions and Participant forfeitures, if any, without regard to the number of Hours of Service he has earned for the Plan Year. The Advisory Committee need not apply the Participation Test if the Employer's Plan requires a Participant to complete only one Hour of Service during a Plan year for allocation purposes. If the Employer's Plan includes a Code ss.401(k) arrangement, this suspension requirement will not apply to the allocation of Employer matching contributions.

EMPLOYMENT REQUIREMENT. If the Employer's Plan is a Standardized Plan, a Participant who, during a particular Plan Year, completes the Hours of Service requirement selected under Adoption Agreement Section 3.06 will share in the allocation of Employer contributions for that Plan Year without regard to whether he is employed by the Employer on the Accounting Date of that Plan Year. If the Employer's Plan is a Nonstandardized Plan, the Employer must specify in its Adoption Agreement whether the Participant will accrue a benefit if he is not employed by the Employer on the Accounting Date of the Plan Year.

OTHER REQUIREMENTS. If the Employer's Adoption Agreement includes options for other requirements affecting the Participant's accrual of benefits under the Plan, the Advisory Committee will apply this Section 3.06 in accordance with the Employer's Adoption Agreement selections. Notwithstanding any other provision of the Plan, a Participant who has either over 500 Hours of Service during a Plan Year or is employed on the last day of the Plan Year must receive an allocation.

PART 2. LIMITATIONS ON ALLOCATIONS:  SECTIONS 3.07 THROUGH 3.19

[NOTE: SECTIONS 3.07 THROUGH 3.10 APPLY ONLY TO PARTICIPANTS IN THIS PLAN WHO DO NOT PARTICIPATE, AND WHO HAVE NEVER PARTICIPATED, IN ANOTHER QUALIFIED PLAN OR IN A WELFARE BENEFIT FUND (AS DEFINED IN CODE SS.419(E)) MAINTAINED BY THE EMPLOYER.]

3.07 The amount of Annual Additions which the Advisory Committee may allocate under this Plan on a Participant's behalf for a Limitation Year may not exceed the Maximum Permissible Amount. If the amount the Employer otherwise would contribute to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the Employer will reduce the amount of its contribution so the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount. If an allocation of Employer contributions, pursuant to Section 3.04, would result in an Excess Amount (other than an Excess Amount resulting from the circumstances described in Section 3.10) to the Participant's Account, the Advisory Committee will reallocate the Excess Amount to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year in which the Limitation Year ends. The Advisory Committee will make this reallocation on the basis of the allocation method under the Plan as if the Participant whose Account otherwise would receive the Excess Amount is not eligible for an allocation of Employer contributions.


3.08 Prior to the determination of the Participant's actual Compensation for a Limitation Year, the Advisory Committee may determine the Maximum Permissible Amount of the basis of the Participant's estimated annual Compensation for such Limitation Year. The Advisory Committee must make this determination on a reasonable and uniform basis for all Participants similarly situated. The Advisory Committee must reduce any Employer contributions (including any allocation of forfeitures) based on estimated annual Compensation by any Excess Amounts carried over from prior years.

3.09 As soon as is administratively feasible after the end of the Limitation Year, the Advisory Committee will determine the Maximum Permissible Amount for such Limitation Year on the basis of the Participant's actual Compensation for such Limitation Year.

3.10 If, pursuant to Section 3.09, or because of the allocation of forfeitures, there is an Excess Amount with respect to a Participant for a Limitation Year, the Advisory Committee will dispose of such Excess Amount as follows:

A. The Advisory Committee will return any nondeductible voluntary Employee contributions to the Participant to the extent the return would reduce the Excess Amount.

B. If, after the application of paragraph (a), an Excess Amount still exists, the Advisory Committee will reduce such Excess Amount as follows: (1) First, Employer contributions, other than matching contributions, if any, will be reduced to the extent necessary to reduce the Excess Amount to zero. (2) Second, matching contributions, if any, will be reduced to the extent necessary to reduce the Excess Amount to zero. (3) Third, if the Employer's Plan is a Code ss.401(k) profit sharing plan, deferral contributions will be reduced to the extent necessary to reduce the Excess Amount to zero. If the Plan covers the Participant at the end of the Limitation Year, then the Advisory Committee will use the Excess Amount(s) to reduce future Employer contributions (including any allocation of forfeitures) under the Plan for the next Limitation Year and for each succeeding

     Limitation Year, as is necessary, for the Participant. If the Employer's Plan is a profit sharing plan, the Participant may elect to limit his Compensation for allocation purposes to the extent necessary to reduce his allocation for the Limitation Year to the Maximum Permissible Amount and eliminate the Excess Amount.

C. If, after the application of paragraph (a), an Excess Amount still exists, and the Plan does not cover the Participant at the end of the Limitation Year, then the Advisory Committee will hold the Excess Amount unallocated in a suspense account. The Advisory Committee will apply the suspense account to reduce Employer Contributions (including allocation of forfeitures) for all remaining Participants in the next Limitation Year, and in each succeeding Limitation Year if necessary.

D. The Advisory Committee will not distribute any Excess Amount(s) to Participants or to former Participants.

[NOTE: SECTIONS 3.11 THROUGH 3.16 APPLY ONLY TO PARTICIPANTS WHO, IN ADDITION TO THIS PLAN, PARTICIPATE IN ONE OR MORE PLANS (INCLUDING PAIRED PLANS), ALL OF WHICH ARE QUALIFIED PROTOTYPE OR PROTOTYPE DEFINED CONTRIBUTION PLANS OR WELFARE BENEFIT FUNDS (AS DEFINED IN CODE SS.419(E)) MAINTAINED BY THE EMPLOYER DURING THE LIMITATION YEAR.]

3.11 The amount of Annual Additions which the Advisory Committee may allocate under this Plan on a Participant's behalf for a Limitation Year may not exceed the Maximum Permissible Amount, reduced by the sum of any Annual Additions allocated to the Participant's Accounts for the same Limitation Year under this Plan and such other defined contribution plan. If the amount the Employer otherwise would contribute to the Participant's Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the Employer will reduce the amount of its contribution so the Annual Additions under all such plans for the Limitation Year will equal the Maximum Permissible Amount. If an allocation of Employer contributions, pursuant to Section 3.04, would result in an Excess Amount (other than an Excess Amount resulting from the circumstances described in Section 3.10) to the Participant's Account, the Advisory Committee will reallocate the Excess Amount to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year in which the Limitation Year ends. The Advisory Committee will make this reallocation on the basis of the allocation method under the Plan as if the Participant whose Account otherwise would receive the Excess Amount is not eligible for an allocation of Employer contributions.

3.12 Prior to the determination of the Participant's actual Compensation for the Limitation Year, the Advisory Committee may determine the amounts referred to in
3.11 above on the basis of the Participant's estimated annual Compensation for such Limitation Year. The Advisory Committee will make this determination on a reasonable and uniform basis for all Participants similarly situated. The Advisory Committee must reduce any Employer contribution (including allocation of forfeitures) based on estimated annual Compensation by any Excess Amounts carried over from prior years.

3.13 As soon as is administratively feasible after the end of the Limitation Year, the Advisory Committee will determine the amounts referred to in 3.11 on the basis of the Participant's actual Compensation for such Limitation Year.

3.14 If pursuant to Section 3.13, or because of the allocation of forfeitures, a Participant's Annual Additions under this Plan and all such other plans result in an Excess Amount, such Excess Amount will consist of the Amounts last allocated. The Advisory Committee will determine the Amounts last allocated by treating the Annual Additions attributable to a welfare benefit fund as allocated first, irrespective of the actual allocation date under the welfare benefit funds.

3.15 The Employer must specify in its Adoption Agreement the Excess Amount attributed to this Plan, if the Advisory Committee allocates an Excess Amount to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan.

3.16 The Advisory Committee will dispose of any Excess Amounts attributed to this Plan as provided in Section 3.10.

[NOTE: SECTION 3.17 APPLIED ONLY TO PARTICIPANTS WHO, IN ADDITION TO THIS PLAN, PARTICIPATE IN ONE OR MORE QUALIFIED PLANS WHICH ARE QUALIFIED DEFINED CONTRIBUTION PLANS OTHER THAN A PROTOTYPE OR PROTOTYPE PLAN MAINTAINED BY THE EMPLOYER DURING THE LIMITATION YEAR.]

3.17  SPECIAL ALLOCATION LIMITATION.

The amount of Annual Additions which the Advisory Committee may allocate under this Plan on behalf of any Participant are limited in accordance with the provisions of Section 3.11 through 3.16, as though the other plan were a Prototype or Prototype plan, unless the Employer provides other limitations in Adoption Agreement Section 3.17.

3.18  DEFINED BENEFIT PLAN LIMITATION.

If the Employer maintains a defined benefit plan, or has ever maintained a defined benefit plan which the Employer has terminated, then the sum of the defined benefit plan fraction and defined contribution plan fraction for any Participant for any Limitation Year must not exceed 1.0. The Employer must provide in Adoption Agreement Section 3.18 the manner in which the Plan will satisfy this limitation. The Employer also must provide in its Adoption Agreement Section 3.18 the manner in which the Plan will satisfy the top heavy requirements of Code ss.416 after taking into account the existence (or prior maintenance) of the defined benefit plan.

3.19  DEFINITIONS--ARTICLE III.

For purposes of Article III, the following terms mean:

A. "Annual Addition"--The sum of the following amounts allocated on behalf of a Participant for a Limitation Year, of (i) all Employer contributions;
     (ii) all forfeitures; and (iii) all Employee contributions. Except to the extent provided in Treasury regulations, Annual Additions include excess contributions described in Codess.401(k), excess aggregate contributions described in Codess.401(m) and excess deferrals described in Codess.402(g) irrespective of whether the plan distributes or forfeits such excess amounts. Annual Additions also include Excess Amounts reapplied to reduce Employer contributions under Section 3.10. Amounts allocated after March 31, 1984, to an individual medical account (as defined in Codess.415(1)(2)) included as part of a defined benefit plan maintained by the Employer are Annual Additions. Furthermore, Annual Additions include contributions paid or accrued after December 31, 1985, for taxable years ending after December 31, 1985, attributable to post- retirement medical benefits allocated to the separate account of a key employee (as defined in Codess.419A(d)(3) under a welfare benefit fund (as defined in Codess.419(e)) maintained by the Employer.

B. "Compensation"--As elected by the Employer in the Adoption Agreement, for purposes of applying the limitations of Part 2 of this Article III, "Compensation" means all of a Participant's:

     (1) SECTION 3121 WAGES. Wages as defined in section 3121(a), for purposes of calculating social security taxes, but determined without regard to the wage base limitation in section 3121(a)(1), the limitations on the exclusions from wages in section 3121(a)(5)(C) and (D) for elective contributions and payments by reasons of salary reduction agreements, the special rules in section 3121(v), any rules that limit covered employment based on the type of location of an employee's employer, and any rules that limit the remuneration included in wages based on familiar relationship or based on the nature or location of the employment or the services performed (such as the exceptions to the definition of employment in section 3121(b)(1) through (20)).

     (2) SECTION 3401(A) WAGES. Wages as defined in section 3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2)).

     (3) 415 SAFE-HARBOR COMPENSATION. Wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the plan (including, but not limited to, commissions paid salesmen compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances), and excluding the following:

                     (i) Employer contributions (other than "elective contributions," if elected in the Employer's Adoption Agreement) to a plan of deferred compensation to the extent the contributions are not included in the gross income of the Employee for the taxable year in which contributed, on behalf of an Employee to a Simplified Employee Pension Plan to the extent such contributions are excludible from the Employee's gross income, and any distributions from a plan of deferred compensation, regardless of whether such amounts are includible in the gross income of the Employee when distributed.

                     (ii) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

                     (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

                     (iv) Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee), or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code ss.403(b) (whether or not the contributions are excludible from the gross income of the Employee), other than "elective contributions," if elected in the Employer's Adoption Agreement.

C. "Employer"--The Employer that adopts this Plan and any related employers described in Section 1.30. Solely for purposes of applying the limitations of Part 2 of this Article III, the Advisory Committee will determine related employers described in Section 1.30 by modifying Code ss.ss.414(b) and (c) in accordance with Code ss.415(h).

D. "Excess Amount"--The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

E. "Limitation Year"--The period selected by the Employer under Adoption Agreement Section 1.17. All qualified plans of the Employer must use the same Limitation Year. If the Employer amends the Limitation Year to a different 12 consecutive month period, the new Limitation Year must begin on a date within the Limitation Year for which the Employer makes the amendment, creating a short Limitation Year.

F. "Prototype or Prototype Plan"--A plan the form of which is the subject of a favorable notification letter or a favorable opinion letter from the Internal Revenue Service.

G. "Maximum Permissible Amount"--The lesser of (i) $30,000 (or, if greater, one-fourth of the defined benefit dollar limitation under Code ss.415(b)(1)(A)), or (ii) 25% of the Participant's Compensation for the Limitation

     Year. If there is a short Limitation Year because of change in Limitation Year, the Advisory Committee will multiply the $30,000 (or adjusted) limitation by the following fraction:

                  Number of months in the short Limitation Year

                                       12

H. "Defined contribution plan"--A retirement plan which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant's account, and any income, expenses, gains and losses, and any forfeiture of accounts of other participants which the plan may allocated to such participant's account. The Advisory Committee must treat all defined contribution plans (whether or not terminated) maintained by the Employer as a single plan. Solely for purposes of the limitations of Part 2 of this Article III, the Advisory Committee will treat employee contributions made to a defined benefit plan maintained by the Employer as a separate defined contribution plan. The Advisory Committee also will treat as a defined contribution plan an individual medical account (as defined in Codess.415(1)(2)) included as part of a defined benefit plan maintained by the Employer and, for taxable years ending after December 31, 1985, a welfare benefit fund under Codess.419(e) maintained by the Employer to the extent there are post-retirement medical benefits allocated to the separate account of a key employee (as defined in Codess.419A(d)(3)).

I. "Defined benefit plan"--A retirement plan which does not provide for individual accounts for Employer contributions. The Advisory Committee must treat all defined benefit plans (whether or not terminated) maintained by the Employer as a single plan.

     [NOTE: THE DEFINITIONS IN PARAGRAPHS (J), (K), AND (L) APPLY ONLY IF THE LIMITATION DESCRIBED IN SECTION 3.18 APPLIES TO THE EMPLOYER'S PLAN.]

J. "Defined benefit plan fraction"--Projected annual benefit of the Participant under the defined benefit plan(s)

     The lessor of (i) 125% (subject to the "100% limitation" in paragraph (1)) of the dollar limitation in effect under Code ss.415(b)(1)(A) for the Limitation Year, or (ii) 140% of the Participant's average Compensation for his high three (3) consecutive Years of Service.

     To determine the denominator of this fraction, the Advisory committee will make any adjustment required under Code ss.415(b) and will determine a Year of Service, unless otherwise provided in an addendum to Adoption Agreement
     Section 3.18, as a Plan Year in which the Employee completed at least 1,000 Hours of Service. The "projected annual benefit" is the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if the plan expresses such benefit in a form other than a straight life annuity or qualified joint and survivor annuity) of the Participant under the terms of the defined benefit plan on the assumptions he continues employment until his normal retirement age (or current age, if later) as stated in the defined benefit plan, his compensation continues at the same rate as in effect in the Limitation Year under consideration until the date of his normal retirement age and all other relevant factors used to determine benefits under the defined benefit plan remain constant as of the current Limitation Year for all future Limitation Years.

     CURRENT ACCRUED BENEFIT. If the Participant accrued benefits in one or more defined benefit plans maintained by the Employer which were in existence on May 5, 1986, the dollar limitation used in the denominator of this fraction will not be less than the Participant's Current Accrued Benefit. A Participant's Current Accrued Benefit is the sum of the annual benefits under such defined benefit plans which the Participant had accrued as of the end of the 1986 Limitation Year (the last Limitation Year beginning before January 1, 1987), determined without regard to any change in the terms or conditions of the Plan made after May 5, 1986, and without regard to any cost of living adjustment occurring after May 5, 1986. This Current Accrued Benefit rule applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Codess.415 as in effect at the end of the 1986 Limitation Year.

K. "Defined contribution plan fraction"--The sum, as of the close of the Limitation Year, of the Annual Addition to the Participant's Account under the defined contribution plan(s).

     The sum of the lesser of the following amounts determined for the Limitation Year and for each prior Year of Service with the Employer: (i) 125% (subject to the "100% limitation" in paragraph (1)) of the dollar limitation in effect under Code ss.415(c)(1)(A) for the Limitation Year (determined without regard to the special dollar limitations for employee stock ownership plans), or (ii) 35% of the Participant's Compensation for the Limitation Year.

     For purposes of determining the defined contribution plan fraction, the Advisory committee will not recompute Annual Additions in Limitation Years beginning prior to January 1, 1987, to treat all Employee contributions as Annual Additions. If the Plan satisfied Code ss.415 for Limitation Years beginning prior to January 1, 1987, the Advisory Committee will redetermine the defined contribution plan fraction and the defined benefit plan fraction as of the end of the 1986 Limitation Year, in accordance with this
     Section 3.19. If the sum of the redetermined fractions exceeds 1.0, the Advisory Committee will subtract permanently from the numerator of the defined contribution plan fraction an amount equal to the product of (1) the excess of the sum of the fractions over 1.0, times (2) the denominator of the defined contribution plan fraction. In making the adjustment, the Advisory Committee must disregard any accrued benefit under the defined benefit plan which is in excess of the Current Accrued Benefit. This Plan continues any transitional rules applicable to the determination of the defined contribution plan fraction under the Employer's Plan as of the end of 1986 Limitation Year.

L. "100% limitation." If the 100% limitation applies, the Advisory Committee must determine the denominator of the defined benefit plan fraction and the denominator of the defined contribution plan fraction by substituting 100% for 125%. If the Employer's Plan is a Standardized Plan, the 100% limitation applies in all Limitation Years, subject to any override provisions under Section 3.18 of the Employer's Adoption Agreement. If the Employer overrides the 100% limitation under the Standardized Plan, the Employer must specify in its Adoption Agreement the manner in which the Plan satisfies the extra minimum benefit requirement of Codess.416(h) and the 100% limitation must continue to apply if the Plan's top heavy ratio exceeds 90%. If the Employer's Plan is a Nonstandardized Plan, the 100% limitation applies only if: (i) the Plan's top heavy ratio exceeds 90%; or
     (ii) the Plan's top heavy ratio is greater than 60%, and the Employer does not elect in its Adoption Agreement Section 3.18 to provide extra minimum benefits which satisfy Codess.416(h)(2).

3.20 PARTICIPATING EMPLOYER CONTRIBUTIONS AND FORFEITURES. All contributions made by a Participating Employer who is not a member of the Employer's related group (as defined in Section 1.30), as provided for in this Plan, will be determined separately on the basis of its total Compensation paid and, if applicable, its net profits, and will be paid to and held by the Custodian/Trustee for the exclusive benefit of the Employees of such Participating Employer and the Beneficiaries of such Employees, subject to all the terms and conditions of the Plan. In the case of a Participating Employer who is not a member of the Employer's related group, a Participant forfeiture will inure to the benefit of the Employee Participants of the Participating Employer by whom the forfeiting Participant was employed or will be used to reduce contributions to the Plan by the Participating Employer by whom the forfeiting Participant was employed. The Custodian/Trustee and Plan Administrator will keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer. The Custodian/Trustee may, but need not, register insurance company Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Employer will immediately notify the Plan Administrator and the Custodian/Trustee thereof.

ARTICLE IV PARTICIPANT CONTRIBUTIONS

4.01 PARTICIPANT NONDEDUCTIBLE CONTRIBUTIONS. This Plan does not permit Participant nondeductible contributions unless the Employer's Plan includes a Code ss.401(k) arrangement. If the Employer's Plan does not include a Code ss.401(k) arrangement and, prior to the adoption of this Prototype Plan, the Plan accepted Participant nondeductible contributions for a Plan Year beginning after December 31, 1986, those contributions must satisfy the requirements of Code ss.401(m). This Section 4.01 does not prohibit the Plan's acceptance of Participant nondeductible contributions prior to the first Plan Year commencing after the Plan Year in which the Employer adopts this Prototype Plan.

4.02  PARTICIPANT DEDUCTIBLE CONTRIBUTIONS.

A qualified Plan may not accept Participant deductible contributions after April 15, 1987. If the Employer's Plan includes Participant deductible contributions ("DECs") made prior to April 15, 1987, the Advisory Committee must maintain a separate accounting for the Participant's Accrued Benefit attributable to DECs, including DECs which are part of a rollover contribution described in Section
4.03. the Advisory Committee will treat the accumulated DECs as part of the Participant's Accrued Benefit for all purposes of the Plan, except for purposes of determining the top heavy ratio under Section 1.33. The Advisory Committee may not use DECs to purpose life insurance on the Participant's behalf.

4.03  PARTICIPANT ROLLOVER CONTRIBUTIONS.

Any Participant, with the Employer's written consent and after filing with the Custodian/Trustee the form prescribed by the Advisory Committee, may contribute cash or other property to the Trust other than as a voluntary contribution if the contribution is a "rollover contribution" which the Code permits an employee to transfer either directly or indirectly from one qualified plan to another qualified plan. Before accepting a rollover contribution, the Advisory Committee shall require an Employee to furnish satisfactory evidence that the proposed transfer is in fact a "rollover contribution" which the Code permits an employee to make a qualified plan. A rollover contribution is not an Annual Addition under Part 2 of Article III.

Pursuant to the direction of the Advisory Committee, the Custodian/Trustee will invest the rollover contribution in a segregated investment Account for the Participant's sole benefit unless the Trustee (or the Named Fiduciary, in the case of a Custodian designation), in its sole discretion, agrees to invest the rollover contribution as part of the Trust Fund. The Custodian/Trustee will not have any investment responsibility with respect to a Participant's segregated rollover Account. If the Employer designates the Custodian/Trustee to administer the Trust as Trustee, the Participant from time to time, may direct the Custodian/Trustee in writing as to the investment of his segregated rollover Account in property, or property interests, of any kind, real, personal or mixed; provided however, the Participant may not direct the Custodian/Trustee to make loans to his Employer. If the Employer designates the Custodian/Trustee to act as Custodian with respect to the Trust, the Participant may direct investment of his segregated rollover Account only in the Custodian Accounts "A" and "B" pursuant to Section 10.03[B][H]. A Participant's segregated rollover Account alone will bear any extraordinary expenses resulting from investments made at the direction of the Participant. As of the Accounting Date (or other valuation date) for each Plan Year, the Advisory Committee will allocate and credit the net income (or net loss) from a Participant's segregated rollover Account and the increase or decrease in the fair market value of the assets of a segregated rollover Account solely to that Account. The Custodian/Trustee is not liable nor responsible for any loss resulting to any Beneficiary, nor to any Participant, by reason of any sale or investment made or other action taken pursuant to and in accordance with the direction of the Participant. In all other respects, the Custodian/Trustee will hold, administer and distribute a rollover contribution in the same manner as any Employer contribution made to the Trust.

An Employee, prior to satisfying the Plan's eligibility conditions, may make a rollover contribution to the Trust to the same extent and in the same manner as a Participant. If an Employee makes a rollover contribution to the Trust prior to satisfying the Plan's eligibility conditions, the Advisory Committee and Custodian/Trustee must treat the Employee as a Participant for all purposes of sharing in Employer contributions or Participant forfeitures under the

Plan until he actually becomes a Participant in the Plan. If the Employee has a Separation from Service prior to becoming a Participant, the Custodian/Trustee, as directed by the Advisory Committee, will distribute his rollover contribution Account to him as if it were an Employer contribution Account.

4.04  PARTICIPANT CONTRIBUTION--FORFEITABILITY.

A Participant's Accrued Benefit is, at all times, 100% Nonforfeitable to the extent the value of his Accrued Benefit is derived from his Participant contributions described in this Article IV.

4.05  PARTICIPANT CONTRIBUTION--WITHDRAWAL/DISTRIBUTION.

A Participant, by giving prior written note to the Advisory Committee or Plan Administrator, may withdraw all or any part of the value of his Accrued Benefit derived from his Participant contributions described in this Article IV. A distribution of Participant contributions must comply with the joint and survivor requirements described in Article VI, if those requirements apply to the Participant. A Participant may not exercise his right to withdraw the value of this Accrued Benefit derived from his Participant contributions more than once during any Plan Year. The Custodian/Trustee, in accordance with the direction of the Advisory Committee, will distribute a Participant's unwithdrawn Accrued Benefit attributable to his Participant contributions in accordance with the provisions of Article VI applicable to the distribution of the Participant's Nonforfeitable Accrued Benefit.

4.06  PARTICIPANT CONTRIBUTION--ACCRUED BENEFIT.

The Advisory Committee must maintain, or must direct the Custodian/Trustee to maintain, a separate Account(s) in the name of each Participant to reflect the Participant's Accrued Benefit under the Plan derived from his Participant contributions. A Participant's Accrued Benefit derived from his Participant contributions as of any applicable date is the balance of his separate Participant contribution Account(s).

ARTICLE V TERMINATION OF SERVICE--PARTICIPANT VESTING

5.01  NORMAL RETIREMENT AGE.

The Employer must define Normal Retirement Age and may define Early Retirement Age in its Adoption Agreement. If the Employer requires an Employee to retire upon attaining a certain age, the Normal Retirement Age must not exceed that mandatory retirement age. A Participant's Accrued Benefit derived from Employer contributions is 100% Nonforfeitable upon and after his attaining Normal Retirement Age or Early Retirement Age (if employed by the Employer on or after that date).

5.02  PARTICIPANT DISABILITY OR DEATH.

If a Participant's employment with the Employer terminates as a result of death or disability, the Participant's Accrued Benefit derived from Employer contributions will be 100% Nonforfeitable.

5.03  VESTING SCHEDULE.

Except as provided in Sections 5.01 and 5.02, for each Year of Service, a Participant's Nonforfeitable percentage of his Accrued Benefit derived from Employer contributions equals the percentage in the vesting schedule specified by the Employer in its Adoption Agreement.

5.04 CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED PARTICIPANTS/RESTORATION OF FORFEITED ACCRUED BENEFIT.

If, pursuant to Article VI, a partially-vested Participant receives a cash-out distribution before he incurs a Forfeiture Break in Service (as defined in Section 5.08), the cash-out distribution will result in an immediate forfeiture of the nonvested portion of the Participant's Accrued Benefit derived from Employer contributions. See Section 5.09. A partially-vested Participant is a Participant whose Nonforfeitable Percentage determined under Section 5.03 is less than 100%. A cash-out distribution is a distribution of the entire present value of the Participant's Nonforfeitable Accrued Benefit.

A. RESTORATION AND CONDITIONS UPON RESTORATION. A partially-vested Participant who is re-employed by the Employer after receiving a cash-out distribution of the Nonforfeitable percentage of his Accrued Benefit may repay the Custodian/Trustee the amount of the cash-out distribution attributable to Employer contributions, unless the Participant no longer has a right to restoration under the requirements of this Section 5.04. If a partially-vested Participant makes the cash-out distribution repayment, the Advisory Committee, subject to the conditions of this Paragraph (A), must restore his Accrued Benefit attributable to Employer contributions to the same dollar amount as the dollar amount of his Accrued Benefit on the Accounting Date, or other valuation date, immediately preceding the date of the cash-out distribution, unadjusted for any gains or losses occurring subsequent to that Accounting Date, or other valuation date. Restoration of the Participant's Accrued Benefit includes registration of all Codess.411(d)(6) protected benefits with respect to that restored Accrued Benefit, in accordance with applicable Treasury regulations. The Advisory Committee will not restore a re-employed Participant's Accrued Benefit under this paragraph if:

     1. 5 years elapsed since the Participant's first re-employment date with the Employer following the cash-out distribution; or

     2.   The Participant incurred a Forfeiture Break in Service (as defined in
          Section 5.08). This condition also applies if the Participant makes repayment within the Plan Year in which he incurs the Forfeiture Break in Service and that Forfeiture Break in Service would result in a complete forfeiture of the amount the Advisory Committee otherwise would restore.

B. TIME AND METHOD OF RESTORATION. If neither of the two conditions presenting restoration of the Participant's Accrued Benefit applies, the Advisory Committee will restore the Participant's Accrued Benefit as of the Plan Year Accounting Date coincident with or immediately following the repayment. To restore the Participant's Accrued Benefit, the Advisory Committee, to the extent necessary, will allocate to the Participant's
     Account:

     1. First, the amount, if any, of Participant forfeitures the Advisory Committee would otherwise allocate under Section 3.05;

     2. Second, the amount, if any, of the Trust Fund net income or gain for the Plan Year; and

     3. Third, the Employer contribution for the Plan Year to the extent made under a discretionary formula.

     To the extent the amounts described in clauses (1)(2) and (3) are insufficient to enable the Advisory Committee to make the required restoration, the Employer must contribute, without regard to any requirement or condition of Section 3.01, the additional amount necessary to enable the Advisory Committee to make the required restoration. If, for a particular Plan Year, the Advisory Committee must restore the Accrued Benefit of more than one re-employed Participant, then the Advisory Committee will make the restoration allocations to each such Participant's Account in the same proportion that a Participant's restored amount for the Plan Year bears to the restored amount for the Plan Year of all re-employed Participants. The Advisory Committee will not take into account any allocation under this Section 5.04 in applying the limitation on allocations under Part 2 of Article III.

C. 0% VESTED PARTICIPANT. If an election is provided, the Employer must elect in its Adoption Agreement whether the deemed cash-out rule applies to a 0% vested Participant. A 0% vested Participant is a Participant whose Accrued Benefit derived from Employer contributions is entirely forfeitable at the time of his Separation from Service. Under the deemed cash-out rule, the Advisory Committee will treat the 0% vested Participant as having received a cash-out distribution on the date of the Participant's Separation from Service or, if the Participant's Account is entitled to an allocation of Employer contributions for the Plan Year in which he separates from Service, on the 1st day of that Plan Year. For purposes of applying the restoration provisions of this Section 5.04, the Advisory Committee will treat the 0% vested Participant as repaying his cash-out "distribution" on the first date of his re-employment with the Employer. If the deemed cash-out rule does not apply to the Employer's Plan, a 0% vested Participant will not incur a forfeiture until he incurs a Forfeiture Break in Service.

5.05  SEGREGATED ACCOUNT FOR REPAID AMOUNT.

Until the Advisory Committee restores the Participant's Accrued Benefit, as described in Section 5.04, the Advisory Committee shall direct the Custodian/Trustee to invest the cash-out amount the Participant has repaid in a segregated Account maintained solely for that Participant. The Custodian/Trustee shall be further directed to invest the amount in the Participant's segregated Account in Federally insured interest bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. Until commingled with the balance of the Trust Fund on the date the Advisory Committee restores the Participant's Accrued Benefit, the Participant's segregated Account remains a part of the Trust, but it alone shares in any income it earns and it alone bears any expense or loss it incurs. Unless the repayment qualifies as a rollover contribution, the Advisory Committee will direct the Custodian/Trustee to repay to the Participant as soon as is administratively practicable the full amount of the Participant's segregated Account if the Advisory Committee determines either of the conditions of Section 5.04(A) prevents restoration as of the applicable Accounting Date, notwithstanding the Participant's repayment.

5.06  YEAR OF SERVICE--VESTING.

For purposes of vesting under Section 5.03, Year of Service means any Plan Year during which an Employee completes not less than 1,000 Hours of Service, including Plan Years prior to the Effective Date of the Plan, except as provided in Section 5.08.

5.07  BREAK IN SERVICE--VESTING.

For purposes of this Article V, a Participant incurs a "Break in Service" if during any Plan Year he does not complete more than 500 Hours of Service.

5.08  INCLUDED YEARS OF SERVICE--VESTING.

For purposes of determining "Years of Service" under Section 5.06, the Plan takes into account all Years of Service an Employee completes with the Employer except:

A. For the sole purpose of determining a Participant's Nonforfeitable percentage of his Accrued Benefit derived from Employer contributions which accrued for his benefit prior to a Forfeiture Break in Service, the Plan disregards any Year of Service after the Participant first incurs a Forfeiture Break in Service. The Participant incurs a Forfeiture Break in Service when he incurs 5 consecutive Breaks in Service.

B. The Plan disregards any Year of Service excluded under the Employer's Adoption Agreement.

The Plan does not apply the Break in Service rule under Code ss.411(a)(6)(B). Therefore, an Employee need not complete a Year of Service after a Break in Service before the Plan takes into account the Employee's otherwise includible Years of Service under this Article V.

5.09  FORFEITURE OCCURS.

A Participant's forfeiture, if any, of his Accrued Benefit derived from Employer contributions occurs under the Plan on the earlier of:

A. The last day of the Plan Year in which the Participant first incurs a Forfeiture Break in Service; or

B.   The date the Participant receives a cash-out distribution.

The Advisory Committee determines the percentage of a Participant's Accrued Benefit forfeiture, if any, under this Section 5.09 solely by reference to the vesting schedule of Section 5.03. A Participant does not forfeit any portion of his Accrued Benefit for any other reason or cause except as expressly provided by this Section 5.09 or as provided under Section 9.14.

ARTICLE VI TIME AND METHOD OF PAYMENT OF BENEFITS

6.01  TIME OF PAYMENT OF ACCRUED BENEFIT.

Unless, pursuant to Section 6.03, the Participant or the Beneficiary elects in writing to a different time or method of payment, the Advisory Committee will direct the Custodian/Trustee to commence distribution of a Participant's Nonforfeitable Accrued Benefit in accordance with this Section 6.01. A Participant must consent, in writing, to any distribution required under this
Section 6.01 if the present value of the Participant's Nonforfeitable Accrued Benefit, at the time of the distribution to the Participant, exceeds $3,500 and the Participant has not attained the later of Normal Retirement Age or age 62. Furthermore, the Participant's spouse also must consent, in writing, to any distribution, for which Section 6.04 requires the spouse's consent. For all purposes of this Article VI, the term "annuity starting date" means the first day of the first period for which the Plan pays an amount as an annuity or in any other form. A distribution date shall be the next Accounting Date selected by the Participant. Actual distribution will occur on such date or as soon as administratively feasible thereafter. For the purposes of the consent requirements under this Article VI, if the present value of the Participant's Nonforfeitable Accrued Benefit, at the time of any distribution, exceeds $3,500, the Advisory Committee must treat that present value as exceeding $3,500 for purposes of all subsequent Plan distributions to the Participant.

A. TERMINATION OF EMPLOYMENT FOR A REASON OTHER THAN DEATH. For a Participant who terminates employment with the Employer for a reason other than death, the Advisory Committee will direct the Custodian/Trustee to commence distribution of the Participant's Accrued Benefit, as follows:

     1. PARTICIPANT'S NONFORFEITABLE ACCRUED BENEFIT NOT EXCEEDING $3,500. In a lump sum, on the distribution date the Employer specifies in the Adoption Agreement, but in no event later than the 60th day following the close of the Plan Year in which the Participant attains Normal Retirement Age. If the Participant has attained Normal Retirement Age when he separates from Service, the distribution under this paragraph will occur no later than the 60th day following the close of the Plan Year in which the Participant's Separation from Service occurs.

     2. PARTICIPANT'S NONFORFEITABLE ACCRUED BENEFIT EXCEEDS $3,500. In a form and at the time elected by the Participant, pursuant to Section 6.03. In the absence of an election by the Participant, the Advisory Committee will direct the Custodian/Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in a lump sum (or, if applicable, the normal annuity form of distribution required under
          Section 6.04), on
          the 60th day following the close for the Plan Year in which the latest of the following events occurs: (a) the Participant attains Normal Retirement Age; (b) the Participant attains age 62; or (c) the Participant separates from Service.

     3. DISABILITY. If the Participant terminates employment because of disability, in lump sum, on the distribution date the Employer specifies in the Adoption Agreement, subject to the requirements of
          Section 6.04 if applicable, subject to the notice and consent requirements of this Article VI and subject to the applicable mandatory commencement dates described in Paragraphs (1) and (2).

     4. HARDSHIP. Prior to the time at which the Participant may receive distribution under paragraphs (1), (2) or (3), but not before the Participant's termination of employment, the Participant may request a distribution from his Nonforfeitable Accrued Benefit in an amount necessary to satisfy a hardship, if the Employer elects in the Adoption Agreement to permit hardship distributions. Unless the Employer elects otherwise in the Adoption Agreement, a hardship distribution must be on account of any of the following: (a) medical expenses; (b) the purchase (excluding mortgage payments) of the Participant's principal residence; (c) post-secondary education tuition, for the next semester or quarter for the Participant or for the Participant's spouse, children or dependents; (d) to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant's principal residence;
          (e) funeral expenses of the Participant's family member; or (f) the Participant's disability. A partially-vested Participant may not receive a hardship distribution described in this Paragraph (A)(4) prior to incurring a Forfeiture Break in Service, unless the hardship distribution is a cash-out distribution (as defined in Article V). The Advisory Committee will direct the Custodian/Trustee to make the hardship distribution as soon as administratively practicable after the Participant makes, as defined by the Advisory Committee, a valid request for the hardship distribution.

B. REQUIRED BEGINNING DATE. If any distribution commencement date described under Paragraph (A) of this Section 6.01, either by Plan provision or by Participant election (or nonelection), is later than the Participant's Required Beginning Date, the Advisory Committee instead must direct the Custodian/Trustee to make distribution under this Section 6.01 on the Participant's Required Beginning Date. A Participant's Required Beginning Date is the April 1 following the close of the calendar year in which the Participant attains age 70+. However, if the Participant, prior to incurring a Separation from Service, attained age 70+ by January 1, 1988, and, for the five Plan Year period ending in the calendar year in which he attained age 70+ and for all subsequent years, the Participant was not a more than 5% owner (as defined in Section 1.09(a)), the Required Beginning Date is the April 1 following the close of the calendar year in which the Participant separates from Service or, if earlier, the April 1 following the close of the calendar year in which the Participant becomes a more than 5% owner. Furthermore, if a Participant attained age 70+ during 1988 and did not incur a Separation from Service prior to January 1, 1989, his Required Beginning Date is April 1, 1990. A mandatory distribution at the Participant's Required Beginning Date will be in lump sum (or, if applicable, the normal annuity form of distribution required under Section 6.04) unless the Participant, pursuant to the provisions of this Article VI, makes a valid election to receive an alternative form of payment.

C. DEATH OF THE PARTICIPANT. The Advisory Committee will direct the Custodian/Trustee, in accordance with this Section 6.01(C), to distribute to the Participant's Beneficiary the Participant's Nonforfeitable Accrued Benefit remaining in the Trust at the Time of the Participant's death. Subject to the requirements of Section 6.04, the Advisory Committee will determine the death benefit by reducing the Participant's Nonforfeitable Accrued Benefit by any security interest the Plan has against that Nonforfeitable Accrued Benefit by reason of an outstanding Participant loan.

     1. Deceased Participant's Nonforfeitable Accrued Benefit Does No Exceed $3,500. The Advisory Committee, subject to the requirements of Section 6.04, must direct the Custodian/Trustee to pay the deceased Participant's Nonforfeitable Accrued Benefit in a single cash sum, as soon as administratively practicable following the Participant's death, if later, the date on which the Advisory Committee receives notification of or other otherwise confirms the Participant's death.

     2. Deceased Participant's Nonforfeitable Accrued Benefit Exceeds $3,500. The Advisory Committee will direct the Custodian/Trustee to pay the deceased Participant's Nonforfeitable Accrued Benefit at the time and in the form elected by the Participant of, if applicable by the Beneficiary, as permitted under this Article VI. In the absence of an election, subject to the requirements of Section 6.04, the Advisory Committee will direct the Custodian/Trustee to distribute the Participant's undistributed Nonforfeitable Accrued Benefit in a lump sum on the first distribution date following the close of the Plan Year in which the Participant's death occurs or, if later, the first distribution date following the date the Advisory Committee receives notification of or otherwise confirms the Participant's death.

          If the death benefit is payable to the Participant's surviving spouse in full, the surviving spouse, in addition to the distribution options provided in this Section 6.01(C), may elect distribution at any time or in any form (other than a joint and survivor annuity) this Article VI would permit for a Participant.

6.02  METHOD OF PAYMENT OF ACCRUED BENEFIT.

Subject to the annuity distribution requirements, if any, prescribed by Section 6.04, and any restrictions prescribed by Section 6.03, a Participant or Beneficiary may elect distribution under one, or any combination, of the following methods: (a) by payment in a lump sum; or (b) by payment in monthly, quarterly or annual installments over a fixed reasonable period of time, not exceeding the life expectancy of the Participant, or the joint life and last survivor expectancy of the Participant and an individual the Participant designates as his Beneficiary (his "designated Beneficiary"). If the Employer's Plan is a Nonstandardized Plan, it may elect in its Adoption Agreement to modify the methods of payment available under this Section 6.02.

The distribution options permitted under this Section 6.02 are available only of the present value of the Participant nonforfeitable Accrued Benefit, at the time of the distribution to the Participant, exceeds $3,500. To facilitate installment payments under this Article VI, the Advisory Committee may direct the Custodian/Trustee to segregate all or any part of the Participant's Accrued Benefit in a separate Account. The Custodian/Trustee shall be further directed to invest the Participant's segregated Account in Federally insured interest bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated Account remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. A Participant or Beneficiary may elect to receive an installment distribution in the form of a Nontransferable Annuity Contract. Under an installment distribution, the Participant or Beneficiary, at any time, may elect to accelerate the payment of all, or any portion, of the Participant's unpaid Nonforfeitable Accrued Benefit, subject to the requirements of Section 6.04.

A. MINIMUM DISTRIBUTION REQUIREMENTS FOR PARTICIPANTS. The Advisory Committee may not direct the Custodian/Trustee to distribute the Participant's Nonforfeitable Accrued Benefit, nor may the Participant elect to have the Custodian/Trustee distribute his Nonforfeitable Accrued Benefit, under a method of payment which, as of the Required Beginning Date, does not satisfy the minimum distribution requirements under Code ss.401(a)(9) and the applicable Treasury regulations. The minimum distribution for a calendar year equals the Participant's Nonforfeitable Accrued Benefit as of the latest valuation date preceding the beginning of the calendar year divided by the Participant's life expectancy or, if applicable, the joint and last survivor expectancy of the Participant and his designated Beneficiary (as determined under Article VIII, subject to the requirements of the Codess.401(a)(9) regulations). The Advisory Committee will increase the Participant's Nonforfeitable Accrued Benefit, as determined on the relevant valuation date, for contributions or forfeitures allocated after the valuation date and by December 31 of the valuation calendar year, and will decrease the valuation by distributions made after the valuation date and by December 31 of the valuation calendar year. For purposes of this valuation, the Advisory Committee will treat any portion of the minimum distribution for the first distribution calendar year made after the close of that year as a distribution occurring in that first distribution calendar year. In computing a minimum distribution, the advisory Committee must use the unisex life expectancy multiples under Treas. Reg. ss.1.72-9. The Advisory Committee, only upon the Participant's written request, may compute the minimum distribution for a calendar year subsequent to the first calendar year for which the Plan requires a minimum distribution by redetermining the applicable life expectancy. However, the Advisory Committee may not redetermine the joint life and last survivor expectancy of the Participant and a nonspouse designated Beneficiary in a manner which takes into account any adjustment to a life expectancy other than the Participant's life expectancy.

     If the Participant's spouse is not his designated Beneficiary, a method of payment to the Participant (whether by Participant election or by Advisory Committee direction) may not provide more than incidental benefits to the Beneficiary. For Plan Years beginning after December 31, 1988, the Plan must satisfy the minimum distribution incidental benefit ("MDIB") requirement in the Treasury regulations issued under Code ss.401(a)(9) for distributions made on or after the Participant's Required Beginning Date and before the Participants death. To satisfy the MDIB requirement, the Advisory Committee will compute the minimum distribution required by this
     Section 6.02(A) by substituting the applicable MDIB divisor for the applicable life expectancy factor, if the MDIB divisor is a lesser number. Following the Participant's death, the Advisory Committee will compute the minimum distribution required by this Section 6.02(A) solely on the basis of the applicable life expectancy factor and will disregard the MDIB factor. For Plan Years beginning prior to January 1, 1989, the Plan satisfies the incidental benefits requirement if the distributions to the Participant satisfied the MDIB requirement or if the present value of the retirement benefits payable solely to the Participant is greater than 50% of the present value of the total benefits payable to the Participant and his Beneficiaries. The Advisory Committee must determine whether benefits to the Beneficiary are incidental as of the date the Custodian/Trustee is to commence payment of the retirement benefits to the Participant, or as of any date the Custodian/Trustee redetermines the payment period to the Participant.

     The minimum distribution for the first distribution calendar year is due by the Participant's Required Beginning Date. The minimum distribution for each subsequent distribution calendar year, including the calendar year in which the Participant's Required Beginning Date falls, is due by December 31 of that year. If the Participant receives distribution in the form of a Nontransferable Annuity Contract, the distribution satisfies this Section 6.02(A) if the contract complies with the requirements of Code ss.401(a)(9) and the applicable Treasury regulations.

B. MINIMUM DISTRIBUTION REQUIREMENTS FOR BENEFICIARIES. The method of distribution to the Participant's Beneficiary must satisfy Codess.401(a)(9) and the applicable Treasury regulations. If the Participant's death occurs after his Required Beginning Date or, if earlier, the date the Participant commences an irrevocable annuity pursuant to Section 6.04, the method of payment to the Beneficiary must provide for completion of payment over a period which does not exceed the payment period which had commenced for the Participant. If the Participant's death occurs prior to his Required Beginning Date, and the Participant had not commenced an irrevocable annuity pursuant to Section 6.04, the method of payment to the Beneficiary, subject to Section 6.04, must provide for completion of payment to the Beneficiary over a period not to exceed: (i) 5 years after the date of the Participant's death; or (ii) if the Beneficiary is a designated Beneficiary, the designated Beneficiary's life expectancy. The Advisory Committee may not direct payment of the Participant's Nonforfeitable Accrued Benefit over a period described in clause (ii) unless the Custodian/Trustee will commence payment to the designated Beneficiary no later than the December 31 following the close of the calendar year in which the Participant's death occurred or, if later, and the designated Beneficiary is the Participant's surviving spouse, December 31 of the calendar year in which the Participant would have attained age 70+. If the Custodian/Trustee will make distribution in accordance with clause (ii), the minimum distribution for a calendar year equals the Participant's Nonforfeitable Accrued Benefit as of the latest valuation date preceding the beginning of the calendar year divided by the designated Beneficiary's life expectancy. The Advisory Committee must use the unisex life expectancy multiples under Treas. Reg.ss.1.72-9 for purposes of applying this paragraph. The Advisory Committee, only upon the written request of the Participant or of the Participant's surviving spouse, may recalculate the life expectancy of the Participant's surviving spouse not more frequently than annually, but may not recalculate the life expectancy of a nonspouse designated Beneficiary after the Custodian/Trustee commences payment to the designated Beneficiary. The Advisory Committee will apply this paragraph by treating any amount paid to the Participant's child, which becomes payable to the Participant's surviving spouse upon the child's attaining the age of majority, as paid to the Participant's surviving spouse. Upon the Beneficiary's written request, the Advisory Committee must direct the Custodian/Trustee to accelerate payment of all, or any portion, of the Participant's unpaid Accrued Benefit, as soon as administratively practicable following the effective date of that request.

6.03  BENEFIT PAYMENT ELECTIONS.

Not earlier than 90 days before nor later than 30 days before the Participant's annuity starting date, the Plan Administrator must provide a benefit notice to a Participant who is eligible to make an election under this Section 6.03. The benefit notice must explain the optional forms of benefit in the Plan, including the material features and relative values of those options, and the Participant's right to defer distribution until he attains the later of Normal Retirement Age or age 62.

If a Participant or Beneficiary makes an election prescribed by this Section 6.03, the Advisory Committee will direct the Custodian Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in accordance with that election. Any election under this Section 6.03 is subject to the requirements of Section
6.02 and of Section 6.04. The Participant or Beneficiary must make an election under this Section 6.03 by filing his election with the Advisory Committee at any time before the Custodian/Trustee otherwise would commence to pay a Participant's Accrued Benefit in accordance with the requirements of Article VI.

A. PARTICIPANT ELECTIONS AFTER TERMINATION OF EMPLOYMENT. If the present value of a Participant's Nonforfeitable Accrued Benefit exceeds $3,5000 and an election is offered, he may elect to have the Custodian/Trustee commence distribution as of any distribution date permitted under the Employer's Adoption Agreement Section 6.03. The Participant may reconsider an election at any time prior to the annuity starting date and elect to commence distribution as of any other distribution date permitted under the Employer's Adoption Agreement Section 6.03. If the Participant is partially-vested in his Accrued Benefit, an election under this Paragraph
    (A) to distribute prior to the Participant's incurring a Forfeiture Break in Service (as defined in Section 5.08), must be in the form of a cash-out distribution (as defined in Article V). A Participant may not receive a cash-out distribution if, prior to the time the Custodian/Trustee actually makes the cash-out distribution, the Participant returns to employment with the Employer.

A Participant who has separated from Service may elect distribution as of any distribution date following his attainment of Normal Retirement Age, irrespective of any elections under Adoption Agreement Section 6.03.

B. PARTICIPANT ELECTIONS PRIOR TO TERMINATION OF EMPLOYMENT. The Employer must specify in its Adoption Agreement the distribution election rights, if any, a Participant has prior to his Separation from Service. A Participant must make an election under this Section 6.03(B) on a form prescribed by the Advisory Committee at any time during the Plan Year for which his election is to be effective. In his written election, the Participant must specify the percentage or dollar amount he wishes the Custodian/Trustee to distribute to him. The Participant's election relates solely to the percentage or dollar amount specified in his election form and his right to elect to receive an amount, if any, for a particular Plan Year greater than the dollar amount or percentage specified in his election form terminates on the Accounting Date. Advisory Committee must direct the Custodian/Trustee to make a distribution to a Participant in accordance with his election under this Section 6.03(B) as soon as administratively practicable after the Participant files his written election with the Advisory Committee. The Advisory Committee will distribute the balance of the Participant's Accrued Benefit not distributed pursuant to his election(s) in accordance with the other distribution provisions of this Plan.

C. DEATH BENEFIT ELECTIONS. If the present value of the deceased Participant's Nonforfeitable Accrued Benefit exceeds $3,500, the Participant Beneficiary may elect to have the Advisory Committee distribute the Participant's Nonforfeitable Accrued Benefit in a form and within a period permitted under Section 6.02. The Beneficiary's election is subject to any restrictions designated in writing by the Participant and not revoked as of his date of death.

D. TRANSITIONAL ELECTIONS. Notwithstanding the provisions of Sections 6.01 and 6.02, if the Participant (or Beneficiary) signed a written distribution designation prior to January 1, 1984, the Advisory Committee must distribute the Participant's Nonforfeitable Accrued Benefit in accordance with that designation, subject however, to the requirements, if applicable, of Sections 6.04, 6.05 and 6.06. This Section 6.03(D) does not apply to a pre-1984 distribution designation, and the Advisory Committee will not comply with that designation, if any of the following applies: (1) the method of distribution would have disqualified the Plan under Codess.401(a)(9) as in effect on December 31, 1983; (2) the Participant did not have an Accrued Benefit as of December 31, 1983; (3) the distribution designation does not specify he timing and form of the distribution and the death Beneficiaries (in order of priority); (4) the substitution of a Beneficiary modifies the payment period of the distribution; or, (5) the Participant (or Beneficiary) modifies or revokes the distribution designation. In the event of a revocation, the Plan must distribute, no later than December 31 of the calendar year following the year of revocation, the amount which the Participant would have received under
    Section 6.02(A) if the election had not been in effect or, if the Beneficiary revokes the election, the amount which the Beneficiary would have received under Section 6.02(B) if the election had not been in effect. The Advisory Committee will apply this Section 6.03(D) to rollovers and transfers in accordance with Part J of the Codess.401(a)(9) regulations.

6.04 ANNUITY DISTRIBUTIONS TO PARTICIPANTS AND SURVIVING SPOUSES. The provisions of this Section 6.04 applies to any Participant who has completed at least one Hour of Service with the Employer after August 22, 1984, and such other Participants as provided in Section 6.08.

A. JOINT AND SURVIVOR ANNUITY. The Advisory Committee must direct the Custodian/Trustee to distribute a married or unmarried Participant's Nonforfeitable Accrued Benefit in the form of a qualified joint and survivor annuity, unless the Participant makes a valid waiver election (described in Section 6.05) within the 90 day period ending on the annuity starting date. If, as of the annuity starting date, the Participant is married, a qualified joint and survivor annuity is an immediate annuity which is purchasable with the Participant's Nonforfeitable Accrued Benefit and which provides a life annuity for the Participant and a survivor annuity payable for the remaining life of the participant's surviving spouse equal to 50% of the amount of the annuity payable during the life of the Participant. If, as of the annuity starting date, the Participant is not married, a qualified joint and survivor annuity is an immediate life annuity for the Participant which is purchasable with the Participant's Nonforfeitable Accrued Benefit. On or before the annuity starting date, the Advisory Committee, without Participant or spousal consent, must direct the Custodian/Trustee to pay the Participant's Nonforfeitable Accrued Benefit in a lump sum, in lieu of a qualified joint and survivor annuity, in accordance with Section 6.01, if the Participant's Nonforfeitable Accrued Benefit is not greater than $3,500. This Section 6.04(A) applies only to a Participant who has completed at least one Hour of Service with the Employer after August 22, 1984.

B. PRERETIREMENT SURVIVOR ANNUITY. If a married Participant does prior to his annuity starting date, the Advisory Committee will direct the Custodian/Trustee to distribute a portion of the Participant's Nonforfeitable Accrued Benefit to the Participant's surviving spouse in the form of a preretirement survivor annuity, unless the Participant has a valid waiver election (as described in Section 6.06) in effect, or unless the Participant and his spouse were not married throughout the one year period ending on the date of his death. However, if a Participant marries without one year before his annuity starting date, and the Participant and his spouse have been married for at least a one year period ending on or before the date of his death, then the Participant and his spouse will be treated on his annuity starting date. A preretirement survivor annuity is an annuity which is purchasable with 50% of the Participant's Nonforfeitable Accrued Benefit (determined as of the date of the Participant's death) and which is payable for the life of the Participant's surviving spouse. The value of the preretirement survivor annuity is attributable to Employer contributions and to Employee contributions in the same proportion as the Participant's Nonforfeitable Accrued Benefit is attributable to those contributions. The portion of the Participant's Nonforfeitable Accrued Benefit not payable under this paragraph is payable to the Participant's Beneficiary, in accordance with the other provisions of this Article VI. If the present value of the preretirement survivor annuity does not exceed $3,500, the Advisory Committee, on or before the annuity starting date (as determined under Section 6.01(C),m must direct the Custodian/Trustee to make a lump sum distribution to the Participant's surviving spouse, in lieu of a preretirement survivor annuity. This Section 6.04(B) applies only to a Participant who dies after August 22, 1984, and either (i) completes at least one Hour of Service with the Employer after August 22, 1984, or (ii) separated from Service with at least 10 Years of Service (as defined in Section 5.06) and completed at least one Hour of Service with the Employer in a Plan Year beginning after December 31, 1975.

C. SURVIVING SPOUSE ELECTIONS. If the present value of the preretirement survivor annuity exceeds $3,500, the Participant's surviving spouse may elect to have the Custodian/Trustee commence payment of the preretirement survivor annuity at any time following the date of the Participant's death, but not later than the mandatory distribution periods described in Section 6.02, and may elect either or any combination of the two forms of payment described in Section 6.02, in lieu of the preretirement survivor annuity. In the absence of an election by the surviving spouse, the Advisory Committee must direct the Custodian/Trustee to distribute the preretirement survivor annuity on the first distribution date following the close of the Plan Year in which the latest of the following events occurs: (i) the Participant's death; (ii) the date the Advisory Committee receives notification of or otherwise confirms the Participant's death; (iii) the date the Participant would have attained Normal Retirement Age; or (iv) the date the Participant would have attained age 62.

D. SPECIAL RULES. If the Participant has in effect a valid waiver election regarding the qualified joint and survivor annuity or the preretirement survivor annuity, the Advisory Committee must direct the Custodian/Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in accordance with Sections 6.01, 6.02 and 6.03. The Advisory Committee will reduce the Participant's Nonforfeitable Accrued Benefit by any security interest (pursuant to any offset rights authorized by Section 10.03[E]) held by the Plan by reason of a Participant loan to determine the value of the Participant's Nonforfeitable Accrued Benefit distributable in the form of qualified joint and survivor annuity or preretirement survivor annuity, provided any post-August 18, 1985, loan satisfied the spousal consent requirement described in Section 10.03[E] of the Plan. For purposes of applying this Article VI, the Advisory Committee treats a former spouse as the Participant's spouse or surviving spouse to the extent provided under a qualified domestic relations order described in Section 6.07. The provisions of this Section 6.04, and of Sections 6.04 and 6.06, apply separately to the portion of the Participant's Nonforfeitable accrued Benefit subject to the qualified domestic relations order and to the portion of the Participant's Nonforfeitable Accrued Benefit not subject to that order.

E. PROFIT SHARING PLAN EXCEPTION. If this Plan is a profit sharing plan, the Employer's Adoption Agreement must indicate the extent to which the preceding provisions of Section 6.04 apply. If the Employer's Adoption Agreement applies to this Section 6.04 only to a Participant described in this Section 6.04(E), the preceding provisions of this Section 6.04 do not apply to any Participant in the Plan except: (1) a Participant as respects whom the Plan is a direct or indirect transferee from a plan subject to the Codess.417 requirements and the Plan received the transfer after December 31, 1984, unless the transfer is an elective transfer described in Section 13.06; (2) a Participant who elects a life annuity distribution (if Section
    13.02 of the Plan requires the Plan to provide a life annuity distribution option); and (3) a Participant whose benefits under a defined benefit plan maintained by the Employer are offset by benefits provided under this Plan. If the Employer elects to apply this Section 6.04 to all Participants, the preceding provisions of this Section 6.04 apply to all Participants described in the first two paragraphs of this Section 6.04, without regard to the limitations of this Section 6.04(E). Sections 6.05 and 6.06 only apply to Participants to whom the preceding provisions of this Section 6.04 apply.

6.05  WAIVER ELECTION -- QUALIFIED JOINT AND SURVIVOR ANNUITY.

Not earlier than 90 days before nor later than 30 days before the Participant's annuity starting date, the Plan Administrator must provide the Participant a written explanation of the terms and conditions of the qualified joint and survivor annuity, the Participant's right to make, and the effect of, an election to waive the joint and survivor form of benefit, the rights of the Participant's spouse regarding the waiver election and the Participant's right to make, and the effect of, a revocation of a waiver election. The Plan does not limit the number of times the Participant may revoke a waiver of the qualified joint and survivor annuity or make a new waiver during the election period.

A married Participant's waiver election is not valid unless (a) the Participant's spouse (to whom the survivor annuity is payable under the qualified joint and survivor annuity) has consented in writing to the waiver election, the spouse's consent acknowledges the effect of the election, and a notary public or the Plan Administrator (or his representatives) witnesses the spouse's consent, (b) the spouse consents to the alternate form of payment designated by the Participant or to any change in that designated form of payment, and (c) unless the spouse is the Participant's sole primary Beneficiary, the spouse consents to the Participant's Beneficiary designation or to any change in the Participant's Beneficiary designation. The spouse's consent to a waiver of the qualified joint and survivor annuity is irrevocable, unless the Participant revokes the waiver election. The spouse may execute a blanket consent to any form of payment designation or to any Beneficiary designation made by the Participant, if the spouse acknowledges the right to limit that consent to a specific designation but, in writing, waives that right. The consent requirements of this Section 6.05 apply to a former spouse of the Participant, to the extent required under a qualified domestic relations order described in Section 6.07.

The Plan Administrator will accept as valid a waiver election which does not satisfy the spousal consent requirements if the Plan Administrator establishes the Participant does not have a spouse, the Plan Administrator is not able to locate the Participant's spouse, the Participant is legally separated or has been abandoned (within the meaning of State law) and the Participant has a court order to that effect, or other circumstances exist under which the Secretary of the Treasury will excuse the consent requirement. If the Participant's spouse is legally incompetent to give consent, the spouse's legal guardian (even if the guardian is the Participant) may give consent.

If a distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(1) the plan administrator clearly informs the participant that the participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(2) the participant after receiving the notice, affirmatively elects a distribution.

6.06  WAIVER ELECTION -- PRERETIREMENT SURVIVOR ANNUITY.

The Plan Administrator must provide a written explanation of the preretirement survivor annuity to each married Participant, within the following period which ends last: (1) the period beginning on the first day of the Plan year in which the Participant attains age 32 and ending on the last day of the Plan year in which the Participant attains age 34; (2) a reasonable period after an Employee becomes a Participant; (3) a reasonable period after the joint and survivor rules become applicable to the Participant; or (4) a reasonable period after a fully subsidized preretirement survivor annuity no longer satisfies the requirements for a fully subsidized benefit. A reasonable period described in clauses (2), (3) and (4) is the period beginning one year before and ending one year after the applicable event. If the Participant separates from Service before attaining age 35, clauses (1), (2), (3), and (4) do not apply and the Plan Administrator must provide the written explanation within the period beginning one year before and ending one year after the Separation from Service. The written explanation must describe, in a manner consistent with Treasury regulations, the terms and conditions of the preretirement survivor annuity comparable to the explanation of the qualified joint and survivor annuity required under Section 6.05. The Plan does not limit the number of times the Participant may revoke a waiver of the preretirement survivor annuity or make a new waiver during the election period.

A Participant's waiver election of the preretirement survivor annuity is not valid unless (a) the Participant makes the waiver election no earlier than the first day of the Plan year in which he attains age 35 and (b) the Participant's spouse (to whom the preretirement survivor annuity is payable) satisfies the consent requirements described in Section 6.05, except the spouse need not consent to the form of benefit payable to the designated Beneficiary. The spouse's consent to the waiver of the preretirement survivor annuity is irrevocable, unless the Participant revokes the waiver election. Irrespective of the time of election requirement described in clause (a), if the Participant separates from Service prior to the first day of the Plan Year in which he attains age 35, the Plan Administrator will accept a waiver election as respects the Participant's Accrued Benefit attributable to his Service prior to his Separation from Service. Furthermore, if a Participant who has not separated from Service makes a valid waiver election, except for the timing requirement of clause (a), the Plan Administrator will accept that election as valid, but only until the first day of the Plan Year in which the Participant attains age 35.

6.07  DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS.

Nothing contained in this Plan prevents the Custodian/Trustee, in accordance with the direction of the Advisory Committee, from complying with the provisions of a qualified domestic relations order (as defined in Code ss.414(p)). This Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his earlier retirement age (as defined under Code ss.414(p)) under the Plan. A distribution to an alternate payee prior to the Participant's attainment of earliest retirement age is available only if: (1) the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and (2) if the present value of the alternate payee's benefits under the Plan exceeds $3,500, and the order requires, the alternate payee consents to any distribution occurring prior to the Participant's attainment of earliest retirement age. Nothing in this
Section 6.07 permits a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not permitted under the Plan.

The Plan Administrator must establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Plan Administrator promptly will notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Plan Administrator must determine the qualified status of the order and must notify the Participant and each alternate payee, in writing, of its determination. The Plan Administrator must provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations.

If any portion of the Participant's Nonforfeitable Accrued Benefits is payable during the period the Plan Administrator is making its determination of the qualified status of the domestic relations order, the Advisory Committee must make a separate accounting of the amounts payable. If the Plan Administrator determines the order is a qualified domestic relations order within 18 months of the date amounts first are payable following receipt of the order, the Advisory Committee will direct the Custodian/Trustee to distribute the payable amounts in accordance with the order. If the Plan Administrator does not make its determination of the qualified status of the order within the 18-month determination period, the Advisory Committee will direct the Custodian/ Trustee to distribute the payable amounts in the manner the Plan would distribute if the order did not exist and will apply the order prospectively if the Plan Administrator later determines the order is a qualified domestic relations order.

To the extent it is not inconsistent with the provisions of the qualified domestic relations order, the Advisory Committee may direct the Custodian/Trustee to invest any partitioned amount in a segregate subaccount or separate account and to invest the account in Federally insured, interest-bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated subaccount remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. The Custodian/Trust will make any payments or distributions required under this Section 6.07b by separate benefit checks or other separate distribution to the alternate payee(s).

6.08  JOINT AND SURVIVOR ANNUITY - TRANSITIONAL RULES.

(A) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by Section 6.04 must be given the opportunity to elect to have Section 6.04 apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least 10 years of vesting service when he or she separated from service.

(B) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his benefits paid in accordance with Section 6.08(D).

(C) The respective opportunities to elect (as described in Sections 6.08(A) and 6.08(B)) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence.

(D) Any Participant who has elected pursuant to Section 6.08(B) and any Participant who does not elect under Section 6.08(A) or who meets the requirements of Section 6.08(A) expect that such Participant does not have at least 10 years of vesting services when he separates from service, shall have his benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

    (a) If benefits in the form of a life annuity become payable to a married Participant who:

         (1) begins to receive payments under the Plan on or after Normal Retirement Age; or

         (2) dies on or after Normal Retirement Age while still working for the Employer, or

         (3) begins to receive payments on or after the qualified early retirement age; or

         (4) separates from service on or after attaining Normal Retirement Age (or qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

         then such benefits will be received under this Plan in the form of a qualified joint and survivor annuity, unless the Participant has elected otherwise during the election period. The election period must begin at least 6 months before the Participant attains qualified early retirement age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

    (b) A Participant who is employed after attaining the qualified early retirement age will be given the opportunity to elect, during the election period, to have a survivor annuity payable on death. If the

         Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the spouse under the qualified joint and survivor annuity if the Participant had retired on the day before his death. Any election under this provision will be in writing and may be changed by the Participant at any time. The election period begins on the later of
         (1) the 90th day before the Participant attains the qualified early retirement age, or (2) the date on which participation begins, and ends on the date the Participant terminates employment.

    (c)  For purposes of this Section 6.08(D):

         (1)   Qualified early retirement age is the latest of:

               (i) the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits;

               (ii) the first day of the 120th month beginning before the Participant reaches Normal Retirement Age; or

               (iii) the date the Participant begins participation.

         (2) Qualified joint and survivor annuity is an annuity for the life of the Participant with a survivor annuity for the remaining life of the Participant's surviving spouse as described in Section 6.04(A).

(E) Notwithstanding any other provision of the Plan to the contrary, if the Participant's Nonforfeitable Accrued Benefit does not exceed $3,500, the Advisory Committee will direct the Custodian/Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in a lump sum.

ARTICLE VII EMPLOYER ADMINISTRATIVE PROVISIONS

7.01  INFORMATION TO COMMITTEE.

The Employer must supply current information to the Advisory Committee as to the name, date of birth, date of employment, annual compensation, leaves of absence, Years of Service and date of termination of employment of each Employee who is, or who will be eligible to become, a Participant under the Plan, together with any other information which the Advisory Committee considers necessary. The Employer's records as to the current information the Employer furnishes to the Advisory Committee are conclusive as to all persons.

7.02  NO LIABILITY.

The Employer assumes no obligation or responsibility to any of its Employees, Participants or Beneficiaries for any act of, or failure to act, on the part of its Advisory Committee (unless the Employer is the Advisory Committee), the Custodian/Trustee or the Plan Administrator (unless the Employer is the Plan Administrator).

7.03  INDEMNITY OF PLAN ADMINISTRATOR AND COMMITTEE.

The Employer indemnifies and saves harmless the Plan Administrator and the members of the Advisory Committee, and each of them, from and against any and all loss resulting from liability to which the Plan Administrator and the Advisory Committee, or the members of the Advisory Committee, may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in the administration of this Trust or Plan or both, including all expenses reasonably incurred in their defense, in case the Employer fails to provide such defense. The indemnification provisions of this
Section 7.03 do not relieve the Plan Administrator or any Advisory
Committee member from any liability he may have under ERISA for breach of a fiduciary duty. Furthermore, the

Plan Administrator and the Advisory Committee members and the Employer may execute a letter agreement further delineating the indemnification agreement of this Section 7.03, provided the letter agreement must be consistent with and does not violate ERISA.

The Employer indemnifies and saves harmless the Custodian/Trustee from and against all liabilities, penalties and claims (including reasonable attorney's fees and expenses in defending against such liabilities and claims) against the Custodian/Trustee arising from any action taken or omitted by the Custodian/Trustee on the direction of a fiduciary other than the Custodian/Trustee. In addition, such indemnity shall include any claims, penalties and liabilities arising from any breach of fiduciary responsibility by a fiduciary other than the Custodian/Trustee unless the Custodian/Trustee knowingly participates in such breach knowing that such act or omission is a breach, knowingly undertakes to conceal a breach or has actual knowledge of a breach and fails to take reasonable steps to remedy such breach. Furthermore, the Custodian/Trustee and the Employer may execute a letter agreement further delineating the indemnification agreement of the Section 7.03, provided the letter agreement must be consistent with and does not violate ERISA.

7.04  EMPLOYER DIRECTION OF INVESTMENT.

If the Custodian/Trustee is acting as Trustee, the Employer has the right to direct the Trustee with respect to the investment and re-investment of assets comprising the Trust Fund only if the Trustee consents in writing to permit such direction. If the Trustee consents to Employer direction of investment, the Trustee and the Employer must execute a letter agreement as a part of this Plan containing such conditions, limitations and other provisions they deem appropriate before the Trustee will follow any Employer direction as respects the investment or re-investment of any part of the Trust Fund.

7.05  AMENDMENT TO VESTING SCHEDULE.

Though the Employer reserves the right to amend the vesting schedule at any time, the Advisory Committee will not apply the amended vesting schedule to reduce the Nonforfeitable percentage of any Participant's Accrued Benefit derived from Employer contributions (determined as of the later of the date the Employer adopts the amendment, or the date the amendment becomes effective) to a percentage less than the Nonforfeitable percentage computed under the Plan without regard to the amendment.

If the Employer makes a permissible amendment to the vesting schedule, each Participant having at least 3 Years of Service with the Employer may elect to have the percentage of his Nonforfeitable Accrued Benefit computed under the Plan without regard to the amendment. For Plan Years beginning prior to January 1, 1989, the election described in the preceding sentence applies only to Participants having at least 5 Years of Service with Employer. The Participant must file his election with the Plan Administrator within 60 days of the latest of (a) the Employer's adoption of the amendment; (b) the effective date of the amendment; or (c) his receipt of a copy of the amendment. The Plan Administrator, as soon as practicable, must forward a true copy of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedule provided under the Plan prior to the amendment and notice of the time within which the Participant must make an election to remain under the prior vesting schedule. For purposes of this Section 7.05, an amendment to the vesting schedule includes any Plan amendment which directly or indirectly affects the computation of the Nonforfeitable percentage of an Employee's rights to his Employer derived Accrued Benefit. Furthermore, if the Employer's Plan is a Nonstandardized Plan, the Advisory Committee must treat any shift in the vesting schedule, due to a change in the Plan's top heavy status, as an amendment to the vesting schedule for purposes of this Section 7.05. However, a top heavy vesting schedule will apply to a Participant only if the Participant receives credit for at least one Hour of Service after the top heavy vesting schedule becomes effective.

ARTICLE VIII PARTICIPANT ADMINISTRATIVE PROVISIONS

8.01  BENEFICIARY DESIGNATION.

Any Participant may from time to time designate, in writing, any individual(s), contingently or successively, to whom the Custodian/Trustee will pay his Accrued Benefit (including any life insurance proceeds payable to the Participant's Account) on event of his death and the Participant may designate the form and method of payment. The Advisory Committee will prescribe the form for the written designation of Beneficiary and, upon the Participant's filing the form with the Advisory Committee, the form effectively revokes all designations filed prior to that date by the same Participant.

COORDINATION WITH SURVIVOR REQUIREMENTS. If the joint and survivor requirements of Article VI apply to the Participant, this Section 8.01 does not impose any special spousal consent requirements on the Participant's Beneficiary designation. However, in the absence of spousal consent (as required by Article
VI) to the Beneficiary designation: (1) any waiver of the joint and survivor annuity or of the preretirement survivor annuity is not valid; and (2) if the Participant dies prior to his annuity starting date, the Beneficiary designation will apply only to the portion of the death benefit which is not payable as a preretirement survivor annuity.

PROFIT SHARING PLAN EXCEPTION. If the Plan is a profit sharing plan, and the Employer elects to apply the joint and survivor requirements only to Participants described in Section 6.04(E), the Beneficiary designation of a married Participant who is not described in Section 6.04(E) is not valid unless the Participant's spouse consents (in a manner described in Section 6.05) to the Beneficiary designation. The spousal consent requirement in this paragraph does not apply if the Participant and his spouse are not married throughout the one year period ending on the date of the Participant's death, or if the Participant's spouse is the Participant's sole primary Beneficiary. However, if a Participant marries within one year before his annuity starting date, and the Participant and his spouse have been married for at least a one year period ending on or before the date of his death, then the Participant and his spouse will be treated as having been married throughout the one year period ending on his annuity starting date.

8.02  NO BENEFICIARY DESIGNATION.

If a Participant fails to name a Beneficiary in accordance with Section 8.01, or if the Beneficiary named by a Participant predeceases him or dies before complete distribution of the Participant's Accrued Benefit as prescribed by the Participant's Beneficiary form, then the Custodian/Trustee will pay the Participant's Accrued Benefit in accordance with Section 6.02 in the following order of priority, unless the Employer specifies a different order of priority in the Adoption Agreement, to:

A.   The Participant's surviving spouse;

B. The Participant's surviving children, including adopted children, in equal shares;

C.   The Participant's surviving parents in equal shares; or

D. The legal representative of the estate of the last to die of the Participant and his Beneficiary.

If the Plan is a profit sharing plan, and the Employer elects to apply the joint and survivor requirements only to Participants described in Section 6.04(E), the Employer may not specify a different order of priority in the Adoption Agreement unless the Participant's surviving spouse will be first in the different order of priority. The Advisory Committee will direct the Custodian/Trustee as to the method and to whom the Custodian/Trustee will make payment under this Section 8.02.





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

8.03  PERSONAL DATA COMMITTEE.

Each Participant and each Beneficiary of a deceased Participant must furnish to the Advisory Committee such evidence, data or information as the Advisory Committee considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true and complete evidence, data and information when requested by the Advisory Committee, provided the Advisory Committee advises each Participant of the effect of his failure to comply with its request. If a Participant fails to supply the information, the Employer will supply it from the best available records.

8.04  ADDRESS FOR NOTIFICATION.

Each Participant and each Beneficiary of a deceased Participant must file with the Advisory Committee from time to time, in writing, his post office address and any change of post office address. Any communication, statement or notice addressed to a Participant, or Beneficiary, at his last post office address filed with the Advisory Committee, or as shown on the records of the Employer, binds the Participant, or Beneficiary, for all purposes of this Plan. If a Participant or Beneficiary fails to supply the information, the Employer will supply it from the best available records.

8.05  ASSIGNMENT OR ALIENATION.

Subject to Code ss.414(p) relating to qualified domestic relations orders, neither a Participant nor a Beneficiary may anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan, and the Custodian/Trustee will not recognize any such anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.

8.06  NOTICE OF CHANGE IN TERMS.

The Plan Administrator, within the time prescribed by ERISA and the applicable regulations, must furnish all Participants and Beneficiaries a summary description of any material amendment to the Plan or notice of discontinuance of the Plan and all other information required by ERISA to be furnished without charge.

8.07  LITIGATION AGAINST THE TRUST.

A court of competent jurisdiction may authorize any appropriate equitable relief to redress violations of ERISA or to enforce any provisions of ERISA or the terms of the Plan. A fiduciary may receive reimbursement of expenses properly and actually incurred in the performance of his duties with the plan.

8.08  INFORMATION AVAILABLE.

Any Participant in the Plan or any Beneficiary may examine copies of the Plan description, latest annual report, any bargaining agreement, this Plan and Trust, contract or any other instrument under which the Plan was established or is operated. The Plan Administrator will maintain all of the items listed in this Section 8.08 in his office, or in such other place or places as he may designate from time to time in order to comply with the regulations issued under ERISA, for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary the Plan Administrator must furnish him with a copy of any item listed in this Section 8.08. The Plan Administrator may make a reasonable charge to the requesting person for the copy so furnished.

8.09  APPEAL PROCEDURE FOR DENIAL OF BENEFITS.

The Plan Administrator must provide adequate notice in writing to any Participant or to any Beneficiary ("Claimant") whose claim for benefits under the Plan the Advisory Committee has denied. The Plan Administrator's notice to the Claimant must set forth:

A.  The specific reason for the denial;

B. Specific references to pertinent Plan provisions on which the Advisory Committee based its denial;

C. A description of any additional material and information needed for the Claimant to perfect his claim and an explanation of why the material or information is needed; and

D. That any appeal the Claimant wishes to make of the adverse determination must be in writing to the Advisory Committee within 75 days after receipt of the Plan Administrator's notice of denial of benefits The Plan Administrator's notice must further advise the Claimant that his failure to appeal the action to the Advisory Committee in writing within the 75-day period will render the Advisory Committee's determination final, binding and conclusive.

If the Claimant should appeal to the Advisory Committee, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Claimant, or his duly authorized representative, may review pertinent Plan documents. The Advisory Committee will re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Advisory Committee must advise the Claimant of its decision within 60 days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60-day limit unfeasible, but in no event may the Advisory Committee render a decision respecting a denial for a claim for benefits later than 120 days after its receipt of a request for review.

The Plan Administrator's notice of denial benefits must identify the name of each member of the Advisory Committee and the name and address of the Advisory Committee member to whom the Claimant may forward his appeal.

8.10  PARTICIPANT DIRECTION OF INVESTMENT.

A Participant has the right to direct the Custodian/Trustee with respect to the investment or re-investment of the assets comprising the Participant's individual Account only if the Advisory Committee consents in writing to permit such direction. If the Advisory Committee consents to Participant direction of investment, the Advisory Committee and each Participant must execute a letter agreement as a part of this Plan containing such conditions, limitations and other provisions they deem appropriate before the Custodian/Trustee will follow any Participant direction as respects the investment or re-investment of any part of the Participant's individual Account. The Custodian/Trustee is not liable for any loss, nor is liable for any breach, resulting from a Participant's direction of the investment of any part of his individual Account.

If the Employer designates the Custodian/Trustee to act as Custodian with respect to the Trust, the Participant shall only have the right to direct investment of assets comprising the Participant's individual Custodial Accounts A & B described in Section 10.03.

ARTICLE IX ADVISORY COMMITTEE - DUTIES WITH RESPECT TO PARTICIPANTS' ACCOUNTS

9.01  MEMBERS' COMPENSATION, EXPENSES.

The Employer must appoint an Advisory Committee to administer the Plan, the members of which may or may not be Participants in the Plan, or which may be the Plan Administrator acting alone. The members of the Advisory





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

Committee will serve without compensation for services as such, but the Employer will pay all expenses of the Advisory Committee, including the expense for any bond required under ERISA.

9.02  TERM.

Each member of the Advisory Committee serves until the appointment of his successor.

9.03  POWERS.

In case of a vacancy in the membership of the Advisory Committee, the remaining members of the Advisory Committee may exercise any and all of the powers, authority, duties and discretion conferred upon the Advisory Committee pending the filling of the vacancy.

9.04  GENERAL.

The Advisory Committee has the following powers and duties:

A.  To select a Secretary, who need not be a member of the Advisory Committee;

B. To determine the rights of eligibility of an Employee to participate in the Plan, the value of a Participant's Accrued Benefit and the Nonforfeitable percentage of each Participant's Accrued Benefit;

C. To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan provided the rules are not inconsistent with the terms of this Agreement;

D.  To enforce the terms of the Plan and the rules and regulations it adopts;

E. To direct the Custodian/Trustee as respects the crediting and distribution of the Trust;

F. To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;

G. To furnish the Employer with information which the Employer may require for tax or other purposes;

H. To engage the service of agents whom it may deem advisable to assist it with the performance of its duties;

I. To engage the services of an Investment Manager or Managers (as defined in Section 10.03 [H] (d)(3)), each of whom will have full power and authority to manage, acquire or dispose (or direct the Custodian/Trustee with respect to acquisition or disposition) of any Plan asset under its control;

J. To establish a nondiscriminatory policy in making loans, if any, to Participants; and

K. To establish and maintain a funding standard account and to make credits and charges to the account to the extent required by and in accordance with the provisions of the Code.

The Advisory Committee must exercise all of its powers, duties and discretion under the Plan in a uniform and nondiscriminatory manner.

LOAN POLICY. A loan policy described in paragraph (j) must be a written document and must include: (1) the identity of the person or positions authorized to administer the participant loan program; (2) a procedure for applying for the loan; (3) the criteria for approving or denying a loan; (4) the limitations, if any, on the types and amounts of loans available; (5) the procedure for determining a reasonable rate of interest; (6) the types of collateral which may secure the loan; and (7) the events constituting default and the steps the Plan will take to preserve plan assets in the event of default.

9.05  FUNDING POLICY.

The Advisory Committee will review, not less often than annually, all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan's objectives. The Advisory Committee must communicate periodically, as it deems appropriate, to the Custodian/Trustee and to any Plan Investment Manager the Plan's short-term and long-term financial needs so investment policy can be coordinated with Plan financial requirements.

9.06  MANNER OF ACTION.

The decision of a majority of the members appointed and qualified controls.

9.07  AUTHORIZED REPRESENTATIVE.

The Advisory Committee may authorize any one of its members, or its Secretary, to sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters or other documents. The Advisory Committee must evidence this authority by an instrument signed by all members and filed with the Custodian/Trustee.





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

9.08  INTERESTED MEMBER.

No member of the Advisory Committee may decide or determine any matter concerning the distribution, nature or method of settlement of his own benefits under the Plan, except in exercising an election available to that member in his capacity as a Participant, unless the Plan Administrator is acting alone in the capacity of the Advisory Committee.

9.09  INDIVIDUAL ACCOUNTS.

The Advisory Committee will maintain, or direct the Custodian/Trustee to maintain, a separate Account, or multiple Accounts in the name of each Participant to reflect the Participant's Accrued Benefit under the Plan. If a Participant re-enters the Plan subsequent to his having a Forfeiture Break in Service, the Advisory Committee, or the Custodian/Trustee, must maintain a separate Account for the Participant's pre-Forfeiture Break in Service Accrued Benefit and a separate Account for his post-Forfeiture Break in Service Accrued Benefit, unless the Participant's entire Accrued Benefit under the Plan is 100% Nonforfeitable.

The Advisory Committee will make its allocations, or request the Custodian/Trustee to make its allocations, to the Accounts of the Participants in accordance with the provisions of Section 9.11. The Advisory Committee may direct the Custodian/Trustee to maintain a temporary segregated investment Account in the name of a Participant to prevent a distortion of income, gain or loss allocations under Section 9.11. The Advisory Committee must maintain records of its activities.

9.10  VALUE OF PARTICIPANT'S ACCRUED BENEFIT.

The value of each Participant's Accrued Benefit consists of that proportion of the net worth (at fair market value) of the Employer's Trust Fund which the net credit balance in his Account (exclusive of the cash value of incidental benefit insurance contracts) bears to the total net credit balance in the Accounts (exclusive of the cash value of the incidental benefit insurance contracts) of all Participants plus the cash surrender value of any incidental benefit insurance contracts held by the Custodian/Trustee on the Participant's life.

For purposes of a distribution under the Plan, the value of a Participant's Accrued Benefit is its value as of the valuation date immediately preceding the date of the distribution.

9.11  ALLOCATION AND DISTRIBUTION OF NET INCOME GAIN OR LOSS.

A "valuation date" under this Plan is each Accounting Date and each interim valuation date determined under Section 10.14. As of each valuation date the Advisory Committee must adjust Accounts to reflect net income, gain or loss since the last valuation date. The valuation period is the period beginning the day after the last valuation date and ending on the current valuation date.

TRUST FUND ACCOUNTS. The allocation provisions of this paragraph apply to all Participant Accounts other than segregated investment Accounts. The Advisory Committee first will adjust the Participant Accounts, as those Accounts stood at the beginning of the current valuation period, by reducing the Accounts for any forfeitures arising under Section 5.09 or under Section 9.14, for amounts charged during the valuation period to the Accounts in accordance with Section
9.13 (relating to distributions) and Section 11.01 (relating to insurance premiums), for the cash value of incidental benefit insurance contracts and for the amount of any Account which the Custodian/Trustee has fully distributed since the immediately preceding valuation date. The Advisory Committee then, subject to the restoration allocation requirements of Section 5.04 or of Section 9.14, will allocate the net income, gain or loss pro rata to the adjusted Participant Accounts. The allocable net income, gain or loss is the net income (or net loss), including the increase or decrease in the fair market value of assets, since the last valuation date.

SEGREGATED INVESTMENT ACCOUNTS. A segregated investment Account receives all income it earns and bears all expense or loss it incurs. As of the valuation date, the Advisory Committee must reduce a segregated Account for any forfeiture arising under Section 5.09 after the Advisory Committee has made all other allocations, changes or adjustments to the Account for the Plan Year.

ADDITIONAL RULES. An Excess Amount or suspense account described in Part 2 of
Article III does not share in the allocation of net income, gain or loss described in this Section 9.11. This Section 9.11 applies solely to the allocation of net income, gain or loss of the Trust. The Advisory Committee will allocate the Employer contributions and Participant forfeitures, if any, in accordance with Article III.


9.12  INDIVIDUAL STATEMENT.

As soon as practicable after the Accounting Date of each Plan Year, but within the time prescribed by ERISA and the regulations under ERISA, the Plan Administrator will deliver to each Participant (and to each Beneficiary) a statement reflecting the condition of his Accrued Benefit in the Trust as of that date and such other information ERISA requires be furnished the Participant or Beneficiary. No Participant, except a member of the Advisory Committee, has the right to inspect the records reflecting the Account of any other Participant.

9.13  ACCOUNT CHARGED.

The Advisory Committee will charge all distributions made to a Participant or to his Beneficiary from his Account against the Account of the Participant when made.

9.14  UNCLAIMED ACCOUNT PROCEDURE.

The Plan does not require either the Custodian/Trustee or the Advisory Committee to search for, or ascertain the whereabouts of, any Participant or Beneficiary. At the time the Participant's or Beneficiary's benefit becomes distributable under Article VI, the Advisory Committee, by certified or registered mail addressed to his last known address of record with the Advisory Committee or the Employer, must notify any Participant, or Beneficiary, that he is entitled to a distribution under this Plan. The notice must quote the provisions of this
Section 9.14 and otherwise must comply with the notice requirements of Article
VI. If the Participant, or Beneficiary, fails to claim his distributive share or make his whereabouts known in writing to the Advisory Committee within 6 months from the date of mailing of the notice, the Advisory Committee will treat the Participant's or Beneficiary's unclaimed payable Accrued Benefit as forfeited and will reallocate the unclaimed payable Accrued Benefit in accordance with
Section 3.05. Where the benefit is distributable to the Participant, the forfeiture under this paragraph occurs as of the last day of the notice period, if the Participant's Nonforfeitable Accrued Benefit does not exceed $3,500, or as of the first day the benefit is distributable without the Participant's consent, if the present value of the Participant's Nonforfeitable Accrued Benefit exceeds $3,500. Where the benefit is distributable to a Beneficiary, the forfeiture occurs on the date the notice period ends except, if the Beneficiary is the Participant's spouse and the Nonforfeitable Accrued Benefit payable to the spouse exceeds $3,500, the forfeiture occurs as of the first day the benefit is distributable without the spouse's consent. Pending forfeiture, the Advisory Committee, following the expiration of the notice period, may direct the Custodian/Trustee to segregate the Nonforfeitable Accrued Benefit in a segregated Account and to invest that segregated Account in Federally insured interest bearing savings accounts or time deposits (or in a combination of both), or in other fixed income investments.

If a Participant or Beneficiary who has incurred a forfeiture of his Accrued Benefit under the provisions of the first paragraph of this Section 9.14 makes a claim, at any time, for his forfeited Accrued Benefit, the Advisory Committee must restore the Participant's or Beneficiary's forfeited Accrued Benefit to the same dollar amount as the dollar amount of the Accrued Benefit forfeited, unadjusted for any gains or losses occurring subsequent to the date of the forfeiture. The Advisory Committee will make the restoration during the Plan Year in which the

Participant or Beneficiary makes the claim, first from the amount, if any, of Participant forfeitures the Advisory Committee otherwise would allocate for the Plan Year, then from the amount, if any, of the Trust Fund net income or gain for the Plan Year and then from the amount, or additional amount, the Employer contributes to enable the Advisory Committee to make the required restoration. The Advisory Committee must direct the Custodian/Trustee to distribute the Participant's or Beneficiary's restored Accrued Benefit to him not later than 60 days after the close of the Plan Year in which the Advisory Committee restores the forfeited Accrued Benefit. The forfeiture provisions of this
Section 9.14 apply solely to the Participant's or to the Beneficiary's Accrued Benefit derived from Employer contributions.

ARTICLE X CUSTODIAN/TRUST POWERS AND DUTIES

10.01  ACCEPTANCE.

The Custodian/Trustee accepts the Trust created under the Plan and agrees to perform the obligations imposed. The Custodian/Trustee must provide bond for the faithful performance of its duties under the Trust to the extent required by ERISA.

10.012  AUXILIARY TRUST.

If elected by the Employer, the Advisory Committee shall establish a subsidiary trust within the Trust, herein referred to as the Auxiliary Trust. After establishment of the Auxiliary Trust, "Trust," as used herein throughout , shall not refer to the Auxiliary Trust unless otherwise indicated.

The Employer shall appoint Auxiliary Trustee(s) to assume total authority over and responsibility for the assets, liabilities and operation of the Auxiliary Trust. All duties, powers, obligations, and liabilities of the Trustee pursuant to the Trust shall thereafter apply solely to assets other than those held in the Auxiliary Trust.

Any provision of the Plan or Trust which specifies duties or responsibilities of the Auxiliary Trustee shall supersede any other provisions of the Plan or Trust that may conflict with such provision.

In form, the Auxiliary Trust is a liquidating trust with an obligation to pay the proceeds of any Plan asset thereunder to the Trustee promptly upon its liquidation. Nevertheless, the Trustee shall have no fiduciary, investment or management responsibilities over assets of the Plan while held in the Auxiliary Trust and the Employer shall hold harmless and indemnify the Trustee against any claims or actions against the Trustee arising out of the investment or management of such Plan assets; provided, however, that the Employer reverses the right to provide any such defense to the trustee through the use of legal counsel selected and compensated by the Employer.

10.02  RECEIPT OF CONTRIBUTIONS.

The Custodian/Trustee is accountable to the Employer for the funds contributed to it by the Employer, but does not have any duty to see that the contributions received comply with the provisions of the Plan. The Custodian/Trustee is not obliged to collect any contributions from the Employer, nor is obliged to see that funds deposited with it are deposited according to the provisions of the Plan.

10.03  INVESTMENT POWERS.

[A] TRUSTEE. If the Employer designates the Custodian/Trustee to administer the Trust as Trustee pursuant to Section 1.022, then the Trustee has full discretion and authority with regard to the investment of the Trust Fund, except with respect to a Plan asset under the control or direction of a properly appointed Investment Manager or with respect to a Plan asset subject to Employer, Participant or Advisory Committee direction of investment. The Trustee must coordinate its investment policy with Plan financial needs as communicated to it by the Advisory

Committee. The Trustee is authorized and empowered, but not by way of limitation, with the following powers, rights and duties.

(a) To invest any part or all of the Trust Fund in any common or preferred stocks, open-end or closed-end mutual funds, put and call options traded on a national exchange, United States retirement plan bonds, corporate bonds, debentures, convertible debentures, commercial paper, U.S. Treasury bills, U.S. Treasury notes and other direct or indirect obligations of the United States Government or its agencies, improved or unimproved real estate, face-amount certificates, group or collective trust funds as described in Section 10.16, limited partnerships, insurance contracts of any type, unit investment trusts, and endowment, annuity and life insurance contracts and deposit administration annuity contracts (including securities, annuities and insurance contracts distributed by IDS Financial Corporation and its affiliated companies), mortgages, notes or other property of any kind, real or personal, foreign or domestic, to buy or sell options on common stock on a nationally recognized exchanged with or with out holding the underlying common stock, and to make any other investments the Trustee deems appropriate, as a prudent man would do under like circumstances with due regard for the purposes of this Plan and without being limited to the class or classes of securities in which Trustees are authorized by law or any rule of court to invest trust funds. Any investment made or retained by the Trustee in good faith is proper but must be of a kind constituting a diversification considered by law suitable for trust investments.

(b) To retain in cash so much of the Trust Fund as it may deem advisable to satisfy liquidity needs of the Plan and to deposit any cash held in the Trust Fund in a bank account at reasonable interest. If the Trustee is a bank or similarly financial institution supervised by the United States or by a State, this paragraph (b) includes specific authority to invest in any type of deposit of the Trustee (or of a bank related to the Trustee within the meaning of Codess.414(b)) at a reasonable rate of interest or in a common trust fund (the provisions of which govern the investment of such assets and which the Plan incorporates by this reference) as described in Codess.584 which the Trustee (or its affiliate, as defined in Codess.1504) maintains exclusively for the collective investment of money contributed by the bank (or the affiliate) in its capacity as trustee and which conforms to the rules of the Comptroller of the Currency. The Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and recordkeeping nature.

(c) To manage, sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, and otherwise deal with all property, real or personal, in such manner, for such considerations and on such terms and conditions as the Trustee decides.

(d) To credit and distribute the Trust as directed by the Advisory Committee. The Trustee is not obliged to inquire as to whether any payee or distributee is entitled to any payment or whether the distribution is proper or within the terms of the Plan, or as to the manner of making any payment or distribution. The Trustee is accountable only to the Advisory Committee for any payment or distribution made by it in good faith on the order or direction of the Advisory Committee.

(e) To borrow money, to assume indebtedness, extend mortgages and encumber by mortgage or pledge.

(f) To compromise, contest, arbitrate or abandon claims and demands, in its discretion.

(g) To have with respect to the Trust all of the rights, subject to Section 10.3[D] and 10.3[I], of an individual owner, including the power to give proxies, to participate in any voting trusts, mergers, tender offers, consolidations or liquidations, and to exercise or sell stock subscriptions or conversion rights.

(h) To lease for oil, gas and other mineral purposes and to create mineral severances by grant or reservation; to pool or unitize interests in oil, gas and other minerals; and to enter into operating agreements and to execute division and transfer orders.

(i) To hold any securities or other property in the name of the Trustee or its nominee, with depositories or agent depositories or in anther form as it may deem best, with or without disclosing the trust relationship.

(j) To perform any and all other acts in its judgment necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust.

(k) To retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery of the funds or property until final adjudication is made by the court of competent jurisdiction.

(l)      To file all tax returns required of the Trustee.

(m) To furnish to the Employer, the Plan Administrator and the Advisory Committee an annual statement of account showing the condition of the Trust Fund and all investments, receipts, disbursements and other transactions effected by the Trustee during the Plan Year covered by the statement and also stating the assets of the Trust held at the end of the Plan Year, which accounts are conclusive on all persons, including the Employer, the Plan Administrator and the Advisory Committee, except as to any act or transaction concerning which the Employer, the Plan Administrator or the Advisory Committee files with the Trustee written exceptions or objections within 90 days after the receipt of the accounts or for which ERISA authorizes a longer period within which to object.

(n) To begin, maintain or defend any litigation necessary in connection with the administration of the Plan, except that the Trustee is not obliged or required to do so unless indemnified to its satisfaction.

(o) At the direction of the Advisory Committee, to ratable apply for, own, and pay premiums on contracts on the lives of the Participants. Any initial or additional contract purchased on behalf of a Participant shall have a face amount of not less that $1,000. Any such life insurance policy shall be subject to the provisions of Subsection 10.03[c](a).

[B] CUSTODIAN. If the Employer designates the Custodian/Trustee to act as Custodian with respect to the Plan, this subsection 10.03[B] shall apply.

A.(1) All contributions under the Plan shall be paid to the Custodian and the Custodian shall credit such contributions to a separate account established and maintained by it for each participant. All contributions shall be invested by the Custodian in accordance with the written (or verbal to the extent permitted) directions received from the Advisory Committee or Participant as provided in subsection (2) below.

  (2) The Advisory Committee, and not the Custodian, shall have the exclusive management and control over the investment of the Trust Fund; except where the Participant has the power to direct investments under Section 8.10 and 4.03. To the extent so directed, the Advisory Committee and all other fiduciaries are relieved of their fiduciary responsibilities as provided in Section 404 of ERISA. Any Account for which a Participant has the power to direct the investments held thereunder shall be considered a Directed Investment Account. The Advisory Committee shall have the exclusive management and control over the investment of unallocated contributions until they have been allocated in accordance with Article III and over the investment of amounts allocated to a suspense account under Section 3.10(c).

  (3) If a Participant fails to designate an investment for any of his Directed Investment Accounts, such Accounts shall be invested in IDS Cash Management Fund, Inc.

  (4) Notwithstanding the previous paragraph, the Participant or the Plan Administrator, or both, may elect an Investment Manager pursuant to Section [G]. The Custodian shall not make any investments or dispose of any investment held in the Custodial Account, except upon the written (or verbal to the extent permitted) direction of the Plan Administrator, Participant, or Investment Manager (if any has been appointed pursuant to Section [G].

    (5) Subject to the provisions of Section 10.03[C](a) and Section [G], all amounts held under the Plan shall be invested in accordance with any one of the following mutually exclusive options:

           (i) 100% under Custodial "A", or
          (ii) 100% under Custodial "B", or
         (iii) 100% allocated between Custodial Account "A" and Custodial Account "B" in any dollar amount or any percentage selected by the Participant.

               A participant may, from time to time, change, prospectively, the investment option elected. Such changes shall be made in accordance with uniform and nondiscriminatory rules as established by the Plan Administrator.

B. An account hereunder shall be charged or credited as appropriate with the net earnings, gains, losses and expenses as well as appreciations or depreciations in market value during each Plan Year attributable to such account.

C. The Custodian shall have no discretion as to the investment of any accounts under the Plan. Neither IDS Financial Corporation ("IDS") nor its affiliates, nor the Custodian, shall be liable for any tax or any loss of any kind which may result by reason of any action taken in accordance with directions of the Participant Plan Administrator, or Advisory Committee or by reason of any failure to act because of the absence of any such directions. Further, Custodian and IDS or its affiliates shall be fully protected in operating upon an instrument, certificate, or paper believed by them to be genuine and to be signed or presented by the proper person or persons, and the Custodian shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained. The Employer shall at all times fully indemnify and save harmless the Custodian from any liability which may arise hereunder except liability arising from the willful misconduct of the Custodian.

D. The Plan Administrator shall provide rules and regulations setting forth guidelines for the types of investments that the Participants may direct pursuant to this Article X.

E. If the Participant has elected to have contributions allocated between Custodial Account "A" and Custodial Account "B," the Advisory Committee or Participant shall be responsible for directing the Custodian as to the allocation of contributions between the two Accounts. The Custodian shall have no responsibility to see that payments are made to prevent Contracts or Policies held in Custodian Account "B" from lapsing.

F. (1) The Custodian, as custodian of the funds held by it under the Employer's plan, is authorized and empowered, by way of limitation, with the following powers, rights and duties, each of which the Custodian exercises solely as custodian in accordance with the written direction of the Named Fiduciary (except to the extent a Plan asset is subject to the control and management of a properly appointed Investment Manager or subject to Advisory Committee or Participant direction of investment);

    (2) To maintain records in which there will be designated (i) the amounts and dates of contributions paid to Custodial Account "A" or "B" for each Participant, (ii) the earnings, if any, realized from all such contributions for each Participant, (iii) the amount credited to each Participant hereunder, and (iv) such other data as Custodian determines is useful in carrying out its Custodian functions hereunder;

   (3) in conjunction with the Plan Administrator to maintain such other records as may be necessary;

   (4) to transmit annually, or as of the termination of this Agreement, to the Plan Administrator such reports as will accurately (i) describe the transactions undertaken with respect to its Custodian function hereunder, and (ii) reflect, to the extent practicable when consideration is given to the use to which the contributions hereunder are put, the financial status of the Plan insofar as it relates the Trust Fund and each Participant's Aggregate Account hereunder;

   (5) to file with the Internal Revenue Service and/or any other appropriate governmental agency such returns, forms, and other information only as may be imposed by law upon Custodian acting in such capacity; and

   (6) to retain the indicia of ownership of all assets held under this Custodial Account within the United States.

[C]  ALL PLANS.

A. If a life insurance Policy or Contract is to be purchased for a Participant, the aggregate premium for ordinary life insurance for each Participant must be less than 50% of the aggregate Employer contributions allocated to a Participant's Account at any particular time. If term insurance (including universal life insurance) is purchased with such contributions, the aggregate premium must be less than 25% of the aggregate Employer contributions allocated to a Participant's Account. If both ordinary life insurance and other forms of life insurance are purchased with such contributions, one-half of the premium amount expended for ordinary life insurance plus the amount expended for all other forms of life insurance may not in the aggregate exceed 25% of the aggregate Employer contributions allocated to a Participant's Account. If retirement income (or endowment) Contracts are purchased on behalf of any Participant, the death benefit under the Contract shall not be greater than 100 times. . . . under such Contract. Any dividends or refund payable under insurance Contracts for a Participant, if any, shall be applied to such Participant's Account in the taxable year in which received or in the next succeeding taxable year. For purposes of these incidental insurance provisions, ordinary life insurance contracts are contracts with both nondecreasing death benefits and nonincreasing premiums. Custodian/Trustee shall have no responsibility to see that amounts are allocated in accordance with the limitations described above.

B. Subject to Section 6.04 "Annuity Distributions to Participants and Surviving Spouses," the Contracts on a Participant's life will be converted to cash or an annuity or distributed to the Participant upon commencement of benefits.

C. The Custodian/Trustee shall apply for and will be the owner of any annuity, contract, or Policy purchased under the terms of this Plan. Any such annuity, contract or Policy must provide that proceeds will be payable to the Custodian/Trustee. In the event of any conflict between the terms of this Plan and the terms of any Contract or Policy purchased hereunder, the Plan provisions shall control.

D. Notwithstanding anything hereinabove to the contrary, amounts credited to a Participant's Qualified deductible contributions ("DECs") described in
    Section 4.02 shall not be applied to the purchase of life insurance contracts.

[D] NAMED FIDUCIARY, PLAN ADMINISTRATOR, ADVISORY COMMITTEE. Unless the Employer designates in writing another person or persons to serve as Named Fiduciary, Plan Administrator or Advisory Committee, the Employer is the Named Fiduciary, Plan Administrator and Advisory Committee under its Plan. If the Employer designates IDS Financial Services Inc., or its affiliate to act as Custodian/Trustee with respect to the Trust, then the Employer, in adopting this Plan acknowledges the Custodian/Trustee has no discretion with respect to the investment or reinvestment of the Trust Fund and that the Custodian/Trustee is acting solely as custodian with respect to the assets comprising the Trust Fund. In this respect, the Named Fiduciary, under the Employer's Plan has the sole responsibility subject to Section 10.03[I], for the management and control, including the exercise of any right of ownership described in Section 10.03[A](g) (or not so described) of the Employer's Trust Fund. IDS Financial Services Inc., or its affiliate, in its capacity as Custodian/Trustee:

(a) Will not take any action with respect to investment absent written direction of the Named Fiduciary. Notwithstanding any other provision herein, the Participant shall be the Named Fiduciary with respect to assets or investments allocated to his or her account to the extent
         Section 10.03[I] applies;

(b) Has no duty to review or to make recommendations regarding investments made at the written direction of the Named Fiduciary;

(c) Must retain any investment obtained at the written direction of the Named Fiduciary until further directed in writing by the Named Fiduciary to dispose of such investment;

(d) Is not liable in any manner or for any reason for making, retaining or disposing of any investment pursuant to the written direction of the Named Fiduciary. Furthermore, the Employer agrees to indemnify and to hold IDS Financial Services Inc., or its affiliate harmless from any damages, costs or expenses, including reasonable counsel fees, which it may incur as a result of any claim asserted against it as Custodian/Trustee or the Trust arising out o compliance with any written direction of the Named Fiduciary.

[E] PARTICIPANT LOANS. If elected in Section 9.04 of the Employer's Adoption Agreement, this Section 10.03[E] specifically authorizes the Custodian/Trustee to make loans on a nondiscriminatory basis to a Participant in accordance with the loan policy established by the Advisory Committee, provided: (1) the loan policy satisfies the requirements of Section 9.04; (2) loans are available to all Participants and Beneficiaries on a reasonably equivalent basis and are not available in a greater amount for Highly Compensated Employees than for other Employees; (3) any loan is adequately secured and bears a reasonable rate of interest; (4) the loan provides for repayment within a specified time; (5) the default provisions of the note prohibit offset of the Participant's Nonforfeitable Accrued Benefit prior to the time the Trustee otherwise would distribute the Participant's Nonforfeitable Accrued Benefit; (6) the amount of the loan does not exceed (at the time the Plan extends the loan) the present value of the Participant's Nonforfeitable Accrued Benefit; and (7) the loan otherwise conforms to the exemption provided by Code ss.4975(d)(1). The Advisory Committee is solely responsible for determining whether a loan should be made. The Custodian/Trustee will make a loan only upon direction of the Advisory Committee. If the joint and survivor requirements of Article VI apply to the Participant, the Participant may not pledge any portion of his Accrued Benefit as security for a loan made after August 18, 1985, unless, within the 90 day period ending on the date the pledge becomes effective, the Participant's spouse, if any, consents (in a manner described in Section 6.05 other than the requirement relating to the consent of a subsequent spouse) to the security or, by separate consent, to an increase in the amount of security. If the Employer is an unincorporated trade or business, a Participant who is an Owner-Employee may not receive a loan from the Plan, unless he has obtained a prohibited transaction exemption from the Department of Labor. If the Employer is an "S Corporation," a Participant who is a shareholder-employee (an employee or an officer) who, at any time during the Employer's taxable year, owns more than 5%, either directly or by attribution under Code ss.318(a)(1), of the Employer's outstanding stock may not receive a loan from the Plan, unless he has obtained a prohibited transaction exemption from the Department of Labor. If the Employer is not an unincorporated trade or business nor an "S Corporation," this Section 10.03[E] does not impose any restrictions on the class of Participants eligible for a loan from the Plan.

[F] INVESTMENT IN QUALIFYING EMPLOYER SECURITIES AND QUALIFYING EMPLOYER REAL PROPERTY. The investment options in this Section 10.03[F] include the ability to invest in qualifying Employer securities or qualifying Employer real property, as defined in and as limited by ERISA. If the Employer's Plan is a Nonstandardized profit sharing plan, it may elect in its Adoption Agreement to permit the aggregate investments in qualifying Employer securities and in qualifying Employer real property to exceed 10% of the value of Plan assets.

[G]  CUSTODIAL ACCOUNT "A."

A. (1) The amounts credited to the Participants" separate accounts created under Custodial Account "A," including all income thereon, shall be used, in accordance with the directions received from Plan Administrator or

         Participant, for the purchase of investments which are accessible through IDS Financial Corporation("IDS") or its affiliates in the regular course of business. The Custodian may accept investment instructions transmitted through Securities Services of IDS.

   (2) Investments available through IDS or its affiliates include, but are not limited to face amount certificates, as defined in the Investment Company Act of 1940, full or fractional shares of stock in one or more regulated investment companies, as defined in the Internal Revenue Code, or any other securities or investments distributed by IDS or its affiliates or through brokerage accounts established through Securities Services of IDS, property of any character, real or personal, foreign or domestic, including, but without limitation on the generality of the foregoing, stocks including shares of open-end investment companies (mutual funds), bonds, notes, debentures, face amount certificates, common or collective trust funds (including common or collective trust funds maintained by affiliates of IDS Financial Corporation), limited partnership interests, mortgages, real estate or any interests therein, unit investment trusts.

    (3) No amounts shall be invested in shares of stock of the Employer or its affiliates, if any, or in shares of American Express Company to the extent such investment would constitute a "prohibited transaction" under Section 406 of ERISA or Code Section 4975.

    (4) No amounts shall be invested in "collectibles" (that is, any work of art, rug or antique, metal or gem, stamp or coin, alcoholic beverage or any similar tangible personal property which has been designated as an impermissible investment by the Secretary of the Treasury).

    (5)  No amounts may be invested in margins, options, or futures.

B. (1) Cash balances, including dividends received in cash, held in a brokerage account maintained by Securities Services of IDS for the benefit of the Participant will be credited with the 90-day Treasury Bill rate while held in the brokerage account. Any cash balances in the brokerage account exceeding $100 will be transferred monthly into an account invested in shares of IDS Cash Management Fund, Inc. established by Custodian on the Participant's behalf.

    (2) Amounts credited hereunder on behalf of Participants for whom no brokerage accounts are maintained, or any portion thereof, plus income thereon, may be deposited by Custodian in a bank, in either a checking or savings account, while accumulating sufficient funds to make additional investments or to pay or provide for the payment of expenses incurred by or on behalf of the Plan or the Custodial Accounts created hereunder. Custodian shall not, however, be required to hold at interest any cash balances maintained in any account established under the Plan.

    (3) For purposes of this Section 10.03[G], income on amounts credited shall include, but is not limited to, interest on cash balances, capital gains realized on sale of stock, ordinary dividends, capital gain dividends received in connection with stock, and refunds allowed for tax deemed paid on undistributed capital gains of a regulated investment company.

C. The record ownership of all shares of stock, certificates, securities or other investments shall be registered in the name of Custodian, or in the name of its nominee. The beneficial owner of each such investment shall be the Participant on whose behalf such investment was purchased. Shares of stock shall be voted in accordance with the written instructions of the Advisory committee or Investment Manager (if any). For this purpose, Custodian or its agent will transmit all notices and proxy material to the Named Fiduciary without indicating the manner in which such shares shall be voted.

D. (1) Whenever a common or collective trust fund is made available as an investment option pursuant to Section 10.03[A], the Advisory Committee shall, prior to allowing the actual transfer of Plan assets to such fund, appoint as an Investment Manager of the Plan assets to be so transferred, the bank or corporate trust company which maintains the common or collective trust fund. The Investment Manager shall have exclusive control over the investment of the Plan assets with respect to which such Manager has been appointed.

    (2) The Advisory Committee may terminate the services of an Investment Manager upon no more than sixty (60) days' written notice.

    (3) An Investment Manager is any person, firm, or corporation who is a registered investment adviser under the Investment Advisers Act of 1940, a bank or insurance company, and (i) who has the power to manage, acquire, or dispose of Plan assets, and (ii) who acknowledges in writing his fiduciary responsibility to the Plan.

[H]  CUSTODIAN ACCOUNT "B."

A. The amounts credited to the Participants' separate Accounts created under Custodial Account "B," including all income thereon if any, shall be used solely for the purchase of fixed, variable or combination annuities, endowment contracts or life insurance contracts or deposit administration annuity contracts (including annuities and insurance Policies or Contracts issued by affiliates of IDS Financial Corporation) except that such amounts or any portion thereof, plus income thereon, may be deposited by Custodian in a bank, in either a checking or savings account, while accumulating sufficient funds to make additional purchases or payments. Custodian shall not, however, be required to hold at interest any cash balances maintained in any account established under the Plan. If at any time there is an amount held under Custodial Account "B" which is in excess of that necessary to purchase annuity, endowment or life insurance Contracts or Policies, the Custodian may, in its discretion, allocate such amount to Custodial Account "A" and invest such amount as directed by the Advisory Committee. No insurance Contract or Policy may be purchased which conflicts with the terms of this Plan.

B. If the Participant or Advisory Committee elects, as provided in the Plan, to have all or a portion of the contributions to be made under the Plan paid to Custodial Account "B," and if in any year the amount provided for under Section 10.03[B] is not adequate, or the Employer fails, for whatever reason to make a contribution that is adequate to provide funds to make the payments required by the endowment and insurance Contracts or Policies held under Custodial Account "B," then upon written directions from the Advisory Committee the Custodian shall redeem or liquidate a sufficient amount of the assets held under Custodial Account "A" and/or of the annuities or Contracts held under Custodial Account "B" to provide the necessary funds. It shall be the responsibility of the Advisory Committee to assure that such redemption or liquidation does not cause a violation of Section 10.03[C](a). Custodian shall use the necessary funds to make the payments required under Custodial Account "B."

[I]  PROXIES AND OTHER INCIDENTS OF OWNERSHIP.

(1) The Custodian/Trustee shall deliver or cause to be executed and delivered, to the Named Fiduciary, all notices, prospectuses, finance statements, proxies and proxy soliciting materials relating to investments held hereunder. The Custodian/Trustee shall not vote any proxy or tender offer election, participate in any voting trust, exercise any options or subscription right or join in, dissent from or oppose any merger, reorganization, consolidation, liquidation or sale with respect to any asset held hereunder except in accordance with the timely written instructions of the Named Fiduciary. If no such written instructions are received, such proxies, elections and voting trust votes shall not be voted; such options or subscription rights shall not be exercised; and such mergers, reorganizations, consolidations, liquidations or sales shall not be joined, dissented from or opposed.

(2) The Named Fiduciary may assign to the Participants the right to vote proxies or exercise other rights of ownership with respect to any asset held hereunder. To the extent the right to vote or other incidents of ownership are vested in whole or in part in the Participants; the Custodian/Trustee shall act in this regard only in accordance to the timely written instructions received from the Participants. Solely for this purpose, each Participant shall act as the Named Fiduciary in providing direction to the Custodian/Trustee. To the extent practicable, all unallocated assets or investments held hereunder, and all assets or investments for which the Custodian/Trustee has not received instructions, shall, solely for the purposes of this Section 10.03[I], be allocated to the account of each Participant who has issued instructions to the Custodian/Trustee, in the same proportion as such Participant's allocated proportion of assets or investments bear to the aggregate of all like assets or investments for which instructions have been issued by the Participant as Named Fiduciary to the Custodian/Trustee.

10.04  RECORDS AND STATEMENTS.

The records of the Custodian/Trustee pertaining to the Plan must be open to the inspection of the Plan Administrator, the Advisory Committee and the Employer at all reasonable times and may be audited from time to time by any person or persons as the Employer, Plan Administrator or Advisory Committee may specify in writing. The Custodian/Trustee must furnish the Plan Administrator or Advisory Committee with whatever information relating to the Trust Fund the Plan Administrator or Advisory Committee considers necessary.

10.05  FEES AND EXPENSES FROM FUND.

The Custodian/Trustee will receive reasonable annual compensation as may be agreed upon from time to time between the Employer and the Custodian/Trustee. The Custodian/Trustee will pay all fees and expenses reasonably incurred by it in its administration of the Plan from the Trust Fund, unless the Employer pays the fees and expenses. The Advisory Committee will not treat any fee or expense paid, directly or indirectly, by the Employer as an Employer contribution, provided the fee or expense relates to the ordinary and necessary administration of the Fund. No person who is receiving full pay from the Employer may receive compensation for services as Custodian/Trustee.

10.06  PARTIES TO LITIGATION.

Except as otherwise provided by ERISA, only the Employer, the Plan Administrator, the Advisory Committee, and the Custodian/Trustee are necessary parties to any court proceeding involving the Custodian/Trustee or the Trust Fund. No Participant, or Beneficiary, is entitled to any notice of process unless required by ERISA. Any final judgment entered in any proceeding will be conclusive upon the Employer, the Plan Administrator, the Advisory Committee, the Custodian/Trustee, Participants and Beneficiaries.

10.07  PROFESSIONAL AGENTS.

The Custodian/Trustee may employ and pay from the Trust Fund reasonable compensation to agents, attorneys, accountants and other persons to advise the Custodian/Trustee as in its opinion may be necessary. The Custodian/Trustee may delegate to any agent, attorney, accountant or other person selected by it any non-Custodian/non-Trustee power or duty vested in it by the Plan, and the Custodian/Trustee may act or refrain from acting on the advice or opinion of any agent, attorney, accountant or other person so selected.

10.08  DISTRIBUTION OF CASH OR PROPERTY.

The Custodian/Trustee may make distribution under the Plan in cash or property, or partly in each, at its fair market value as determined by the Custodian/Trustee. For purposes of a distribution to a Participant or to a Participant's designated Beneficiary or surviving spouse, "property" includes a Nontransferable Annuity Contract, provided the contract satisfies the requirements of this Plan.

10.09  DISTRIBUTION DIRECTIONS.






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

If no one claims a payment or distribution made from the Trust, the Custodian/Trustee must promptly notify the Advisory Committee and then dispose of the payment in accordance with the subsequent direction of the Advisory Committee.

10.10  THIRD PARTY.

No person dealing with the Custodian/Trustee is obligated to see to the proper application of any money paid or property delivered to the Custodian/Trustee, or to inquire whether the Custodian/Trustee has acted pursuant to any of the terms of the Plan. Each person dealing with the Custodian/Trustee may act upon any notice, request or representation in writing by the Custodian/Trustee, or by the Custodian/Trustee's duly authorized agent, and is not liable to any person in so acting. The certificate of the Custodian/Trustee that it is acting in accordance with the Plan will be conclusive in favor of any person relying on the certificate. If more than two persons act as Trustee, a decision of the majority of such persons controls with respect to any decision regarding the administration or investment of the Trust Fund.

10.11  RESIGNATION.

The Custodian/Trustee may resign at any time as Custodian/Trustee of the Plan by giving 30 days' written notice in advance to the Employer and to the Advisory Committee. If the Employer fails to appoint a successor Custodian/Trustee within 60 days of its receipt of the Custodian/Trustee's written notice of resignation, the Custodian/Trustee will treat the Employer as having appointed itself as Custodian/Trustee and as having filed its acceptance of appointment with the former Custodian/Trustee.

10.12  REMOVAL.

The Employer, by giving 30 days' written notice in advance to the Custodian/Trustee, may remove any Custodian/Trustee. In the event of the resignation or removal of a Custodian/Trustee, the Employer must appoint a successor Custodian/Trustee if it intends to continue the Plan. See Section
12.08. If two or more persons hold the position of Trustee, in the event of the removal of one such person, during any period the selection of a replacement is pending, or during any period such person is unable to serve for any reason, the remaining person or persons will act as the Trustee.

10.13 INTERIM DUTIES AND SUCCESSOR CUSTODIAN/TRUSTEE.

Each successor Custodian/Trustee succeeds to the title to the Trust vested in his predecessor by accepting in writing his appointment as successor Custodian/Trustee and by filing the acceptance with the former Custodian/Trustee and the Advisory Committee without the signing or filing of any further statement. The resigning or removed Custodian/Trustee, upon receipt of acceptance in writing of the Trust by the successor Custodian/Trustee, must execute all documents and do all acts necessary to vest the title of record in any successor Custodian/Trustee. Each successor Custodian/Trustee has and enjoys all of the powers, both discretionary and ministerial, conferred under this Agreement upon his predecessor. A successor Custodian/Trustee is not personally liable for any act or failure to act of any predecessor Custodian/Trustee, except as required under ERISA. With the approval of the Employer and the Advisory Committee, a successor Custodian/Trustee, with respect to the Plan, may accept the account rendered and the property delivered to it by a predecessor Custodian/Trustee without incurring any liability or responsibility for so doing.

10.14  VALUATION OF TRUST.

The Custodian/Trustee must value the Trust Fund as of each Accounting Date to determine the fair market value of each Participant's Accrued Benefit in the Trust. The Custodian/Trustee also must value the Trust Fund on such other dates as directed in writing by the Advisory Committee.

10.15  LIMITATION ON LIABILITY - IF INVESTMENT MANAGER APPOINTED.






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

The Custodian/Trustee is not liable for the acts or omissions of any Investment manager or Managers the Advisory Committee may appoint, nor is the Custodian/Trustee under any obligation to invest or otherwise manage any asset of the Plan which is subject to the management of a properly appointed Investment Manager. The Advisory Committee, the Custodian/Trustee and any properly appointed Investment Manager may execute a letter agreement as a part of this Plan delineating the duties, responsibilities and liabilities of the Investment Manager with respect to any part of the Trust Fund under the control of the Investment Manager.

10.16  INVESTMENT IN GROUP TRUST FUND.

The Employer, by adopting this Plan, specifically authorizes the Custodian/Trustee to invest all or any portion of the assets comprising the Trust Fund in any group or collective trust fund, including any collateral investment fund maintained by an affiliate of IDS Financial Services Inc., which at time of the investment provides for the pooling of the assets of plans qualified under Code ss.401(a). This authorization applies solely to a group trust fund exempt from taxation under Code ss.501(a) and the trust agreement of which satisfies the requirements of Revenue Ruling 81-100. The provisions of the group trust fund agreement, as amended from time to time, are by this reference incorporated within this Plan and Trust. The provisions of the group trust fund will govern any investment of Plan assets in that fund. The Employer must specify in an attachment to its adoption agreement the group trust fund(s) to which this authorization applies. If the Custodian/Trustee is acting as Custodian, the investment in the group trust fund is available only in accordance with a proper direction, by the Named Fiduciary, in accordance with
Section 10.03[B]. Pursuant to paragraph (b) of Section 10.03[A] of the Plan, a Trustee has the authority to invest in certain common trust funds described in Code ss.584 without the need for the authorizing addendum described in this
Section 10.16.

Furthermore, at the Employer's direction, the Custodian/Trustee, for collective investment purposes, may combine into one trust fund the Trust created under this Plan with the Trust created under any other qualified retirement plan the Employer maintains. However, the Custodian/Trustee must maintain separate records of account for the assets of each Trust in order to reflect properly each Participant's Accrued Benefit under the plan(s) in which he is a Participant.

ARTICLE XI PROVISIONS RELATING TO INSURANCE AND INSURANCE COMPANY

11.01  INSURANCE BENEFIT.

The Employer may elect to provide incidental life insurance benefits for insurable Participants who consent to life insurance benefits by signing the appropriate insurance company application form. The Advisory Committee shall not direct the Custodian/Trustee to purchase any incidental life insurance benefit for any Participant prior to the Accounting Date as of which the Advisory Committee first makes an Employer contribution allocation to the Participant's Account. At an insured Participant's written direction, the Advisory Committee will use all or any portion of the Participant's nondeductible voluntary contributions, if any, to pay insurance premiums covering the Participant's life.

The Employer will direct the Custodian/Trustee as to the insurance company and insurance agent through which the Custodian/Trustee is to purchase the insurance contracts, the amount of the coverage and the applicable dividend plan. Each application for a policy, and the policies themselves, must designate the Custodian/Trustee as sole owner, with the right reserved to the Custodian/Trustee to exercise any right or option contained in the policies, subject to the terms and provisions of this Agreement. The Custodian/Trustee must be the named beneficiary for the Account of the insured Participant. Proceeds of insurance contracts paid to the Participant's Account under this
Article XI are subject to the distribution requirements of Article V and of
Article VI. The Custodian/Trustee will not retain any such proceeds for the benefit of the Trust.




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

The Custodian/Trustee will charge the premiums on any incidental benefit insurance contract covering the life of a Participant against the Account of that Participant. The Custodian/Trustee will hold all incidental benefit insurance contracts issued under the Plan as assets of the Trust created under the Plan.

INCIDENTAL INSURANCE BENEFITS. The aggregate of life insurance premiums paid for the benefit of a Participant, at all times, may not exceed the following percentages of the aggregate of the Employer's contributions allocated to any Participant's Account: (i) 49% in the case of the purchase of ordinary life insurance contracts; or (ii) 25% in the case of the purchase of term life insurance contracts. If the Custodian/Trustee purchases a combination of ordinary life insurance contract(s) and term life insurance contract(s), then the sum of one-half of the premiums paid for the ordinary life insurance contract(s) and the premiums paid for the term life insurance contract(s) may not exceed 25% of the Employer contributions allocated to any Participant's Account.

EXCEPTION FOR CERTAIN PROFIT SHARING PLANS. IF the Employer's Plan is a profit sharing plan and an election is offered, the Employer may elect in Adoption Agreement Section 11.01 to exempt the Plan from the incidental insurance benefits requirement. Under this exemption election, the Plan permits the purchase of life insurance benefits only from Employer contributions accumulated in the Participant's Account for at least two years (measured from the allocation date).

11.02  LIMITATION ON LIFE INSURANCE PROTECTION.

The Custodian/Trustee will not continue any life insurance protection for any Participant beyond the latest of his termination of employment, his attaining Normal Retirement Age, or notification from the Advisory Committee of his termination of employment. If the Custodian/Trustee holds any incidental benefit insurance contract(s) on the life of a Participant when he terminates his employment (other than by reason of death), upon direction of the Advisory Committee the Custodian/Trustee must proceed as follows:

A. If the entire cash value of the contract(s) is vested in the terminating Participant, or if the contract(s) will have no cash value at the end of the policy year in which termination of employment occurs, the Custodian/Trustee will transfer the contract(s) to the Participant endorsed so as to vest in the transferee all right, title and interest to the contract(s), free and clear of the Trust; subject however, to restrictions as to surrender or payment of benefits as the issuing insurance company may permit and as the Advisory Committee directs;

B. If only part of the cash value of the contract(s) is vested in the terminating Participant, the Custodian/Trustee, to the extent the Participant's interest in the cash value of the contract(s) is not vested, may adjust the Participant's interest in the value of his Account attributable to Trust assets other than incidental benefit insurance contracts and proceed as in (a), or the Custodian/Trustee must effect a loan from the issuing insurance company on the sole security of the contract(s) for an amount equal to the difference between the cash value of the contract(s) at the end of the policy year in which termination of employment occurs and the amount of the cash value that is vested in the terminating Participant, and the Custodian/Trustee must transfer the contract(s) endorsed so as to vest in the transferee all right, title and interest to the contract(s), free and clear of the Trust; subject however, to the restrictions as to surrender or payment of benefits as the issuing insurance company may permit and the Advisory Committee directs;

C. If no part of the cash value of the contract(s) is vested in the terminating Participant, the Custodian/Trustee must surrender the contract(s) for cash proceeds as may be available.

In accordance with the written direction of the Advisory Committee, the Custodian/Trustee will make any transfer of contract(s) under this Section
11.02 on the Participant's annuity starting date (or as soon as administratively practicable after that date). The Custodian/Trustee may not transfer any contract under this Section 11.02 which contains a method of payment not specifically authorized by Article VI or which fails to comply with the joint and survivor annuity requirements, if applicable, of Article VI. In this regard, the Custodian/Trustee either must





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

convert such a contract to cash and distribute the cash instead of the contract, or before making the transfer, require the issuing company to delete the unauthorized method of payment option from the contract.

11.03  DEFINITIONS.

For purposes of this Article XI:

A. "Policy" means an ordinary life insurance contract or a term life insurance contract issued by an insurer on the life of a Participant.

B. "Issuing insurance company" is any life insurance company which has issued a policy upon application by the Custodian/Trustee under the terms of this Agreement.

C. "Contract" or "Contracts" means a policy of insurance. In the event of any conflict between the provisions of this Plan and the terms of any contract or policy of insurance issued in accordance with this Article XI, the provisions of the Plan control.

D. "Insurable Participant" means a Participant to whom an insurance company, upon an application being submitted in accordance with the Plan, will issue insurance coverage, either as a standard risk or as a risk in an extra mortality classification.

E. "Term life insurance contract" includes, in addition to a traditional term life insurance contract, a universal life insurance contract and any other life insurance contract which is not an ordinary life insurance contract.

11.04  DIVIDEND PLAN.

The dividend plan is premium reduction unless the Advisory Committee directs the Custodian/Trustee to the contrary. The Custodian/Trustee must use all premiums for a contract to purchase insurance benefits or additional insurance benefits for the Participant on whose life the insurance company has issued the contract. Furthermore, the Custodian/Trustee must arrange, where possible, for all policies issued on the lives of Participants under the Plan to have the same premium due date and all ordinary life insurance contracts to contain guaranteed cash includes policy dividends, refunds of premiums and other credits.

11.05  INSURANCE COMPANY NOT A PARTY TO AGREEMENT.

No insurance company, solely in its capacity as an issuing insurance company, is a party to this Agreement nor is the company responsible for its validity.

11.06  INSURANCE COMPANY NOT RESPONSIBLE FOR CUSTODIAN/TRUSTEE'S ACTIONS.

No insurance company, solely in its capacity as an issuing insurance company, need examine the terms of this Agreement nor is responsible for any action taken by the Custodian/Trustee.

11.07  INSURANCE COMPANY RELIANCE ON CUSTODIAN/TRUSTEE'S SIGNATURE.

For the purpose of making application to an insurance company and in the exercise of any right or option contained in any policy, the insurance company may rely upon the signature of the Custodian/Trustee and is saved harmless and completely discharged in acting at the direction and authorization of the Custodian/Trustee.

11.08  ACQUITTANCE.

An insurance company is discharged from all liability for any amount paid to the Custodian/Trustee or paid in accordance with the direction of the Custodian/Trustee, and is not obliged to see to the distribution or further application of any moneys it so pays.

11.09  DUTIES OF INSURANCE COMPANY.

Each insurance company must keep such records, make such identification of contracts, funds and accounts within funds, and supply such information as may be necessary for the proper administration of the Plan under which it is carrying insurance benefits.

[NOTE: THE PROVISIONS OF THIS ARTICLE XI ARE NOT APPLICABLE, AND THE PLAN MAY NOT INVEST IN INSURANCE CONTRACTS, IF A CUSTODIAN SIGNATORY TO THE ADOPTION AGREEMENT IS A BANK WHICH HAS NOT ACQUIRED TRUST POWERS FROM ITS GOVERNING STATE BANKING AUTHORITY.]

ARTICLE XII MISCELLANEOUS

12.01  EVIDENCE.

Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information which the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. Both the Advisory Committee and the Custodian/Trustee are fully protected in acting and relying upon any evidence described under the immediately preceding sentence.

12.02  NO RESPONSIBILITY FOR EMPLOYER ACTION.

Neither the Custodian/Trustee nor the Advisory Committee has any obligation or responsibility with respect to any action required by the Plan to be taken by the Employer, any Participant or eligible Employee, or for the failure of any of the above persons to act or make any payment or contribution, or to otherwise provide any benefit contemplated under this Plan. Furthermore, the Plan does not require the Custodian/Trustee or the Advisory Committee to collect any contribution required under the Plan, or to determine the correctness of the amount of any Employer contribution. Neither the Custodian/Trustee nor the Advisory Committee need inquire into or be responsible for any action or failure to act on the part of the others. Any action required of a corporate Employer must be by its Board of Directors or its designate.

12.03  FIDUCIARIES NOT INSURERS.

The Custodian/Trustee, the Advisory Committee, the Plan Administrator and the Employer in no way guarantee the Trust Fund from loss or depreciation. The Employer does not guarantee the payment of any money which may be or becomes due to any person from the Trust Fund. The liability of the Advisory Committee and the Custodian/Trustee to make any payment from the Trust Fund at any time and all times is limited to the then available assets of the Trust.

12.04  WAIVER OF NOTICE.

Any person entitled to notice under the Plan may waive the notice.

12.05  SUCCESSORS.




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

The Plan is binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Employer, its successors and assigns, and upon the Custodian/Trustee, the Advisory Committee, the Plan Administrator and their successors.

12.06  WORD USAGE.

Words used in the masculine also apply to the feminine where applicable, and wherever the context of the Employer's Plan dictates, the plural includes the singular and the singular includes the plural.

12.07  STATE LAW.

The law of the state of the Prototype Plan Sponsor's principal place of business will determine all questions arising with respect to the provisions of this Agreement except to the extent Federal statute supersedes that State law.

12.08  EMPLOYER'S RIGHT TO PARTICIPATE.

If the Employer fails to obtain initial qualification of this Plan or fails to maintain qualification of its Plan or makes any amendment or modification to a provision of this Plan (other than a proper completion of an elective provision under the Adoption Agreement), the Employer may no longer participate under this Prototype Plan. The Employer also may not participate (or continue to participate) in this Prototype Plan if the Custodian/Trustee (or a change in the Custodian/Trustee) does not satisfy the requirements of Section 1.02 of the Plan. If the Employer is not entitled to participate under this Prototype Plan, the Employer's Plan is an individually-designed plan and the reliance procedures specified in the Adoption Agreement no longer will apply.

12.09  EMPLOYMENT NOT GUARANTEED.

Nothing contained in this Plan, or with respect to the establishment of the Trust, or any modification or amendment to the Plan or Trust, or in the creation of any Account, or the payment of any benefit, gives any Employee, Employee-Participant or any Beneficiary any right to continue employment, any legal or equitable right against the Employer, or Employee of the Employer, or against the Custodian/Trustee, or its agents or employees, or against the, except as expressly provided by the Plan, the Trust, ERISA or by a separate agreement.

ARTICLE XIII EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION

13.01  EXCLUSIVE BENEFIT.

Except as provided under Article III, the Employer has no beneficial interest in any asset of the Trust and no part of any asset in the Trust may ever revert to or be repaid to an Employer, either directly or indirectly; nor, prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, may any part of the corpus or income of the Trust Fund, or any asset of the Trust, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries. However, if the Commissioner of Internal Revenue, upon the Employer's request for initial approval of this Plan, determines the Trust created under the Plan is not a qualified trust exempt from Federal income tax, then (and only then) the Custodian/Trustee, upon written notice from the Employer, will return the Employer's contributions (and increment attributable to the contributions) to the Employer. The Custodian/Trustee must make the return of the Employer contribution under this Section 13.01 within one year of a final disposition of the Employer's request for initial approval of the Plan. The Employer's Plan and Trust will terminate upon the Custodian/Trustee's return of the Employer's contributions.

13.02  AMENDMENT BY EMPLOYER.

The Employer has the right at any time and from time to time:

A. To amend the elective provisions of the Adoption Agreement in any manner it deems necessary or advisable in order to qualify (or maintain qualification of) this Plan and the Trust created under it under the provisions of Code ss.401(a); and

B.  To amend this Agreement in any other manner.

No amendment may authorize or permit any of the Trust Fund (other than the part which is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates. No amendment may cause or permit any portion of the Trust Fund to revert to or become a property of the Employer. The Employer also may not make any amendment which affects the rights, duties or responsibilities of the Custodian/Trustee, the Plan Administrator or the Advisory Committee without the written consent of the affected Custodian/Trustee, the Plan Administrator or the affected member of the Advisory Committee.

CODE SS.411(D)(6) PROTECTED BENEFITS. An amendment (including the adoption of this Plan as a restatement of an existing plan) may not decrease a Participant's Accrued Benefit, except to the extent permitted under code ss.412(c)(8), and may not reduce or eliminate Code ss.411(d)(6) protected benefits determined immediately prior to the adoption date (or, if later, the effective date) of the amendment. An amendment reduces or eliminates Code ss.411(d)(6) protected benefits if the amendment has the effect of either (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury regulations), or (2) except as provided by Treasury regulations, eliminating an optional form of benefit. The Advisory Committee must disregard an amendment to the extent application of the amendment would fail to satisfy this paragraph. If the Advisory Committee must disregard an amendment because the amendment would violate clause (1) or clause (2), the Advisory Committee must maintain a schedule of the early retirement option or other optional forms of benefit the Plan must continue for the affected Participants.

The Employer must make all amendments in writing. Each amendment must state the date to which it is either retroactively or prospectively effective. See Section
12.08 for the effect of certain amendments adopted by the Employer.

13.03  AMENDMENT BY PROTOTYPE PLAN SPONSOR.

The Prototype Plan Sponsor without the Employer's consent, may amend the Plan and Trust, from time to time, in order to conform the Plan and Trust to any requirement for qualification of the Plan and Trust under the Internal Revenue Code. The Prototype Plan Sponsor may not amend the Plan in any manner which would modify any election made by the Employer under the Plan without the Employer's written consent. Furthermore, the Prototype Plan Sponsor may not amend the Plan in any manner which would violate the proscription of Section 13.02(C). A Custodian/Trustee, other than the Prototype Plan Sponsor, will not have the power to amend the Plan or Trust. For purposes of Prototype Plan Sponsor amendments, the mass submitter shall be recognized as the agent of the Prototype Plan Sponsor. If the Prototype Plan Sponsor does not adopt the amendments made by the mass submitter, it will no longer be identical to or a minor modifier of the mass submitter plan.

13.04  DISCONTINUANCE.

The Employer has the right, at any time, to suspend or discontinue its contributions under the Plan, and to terminate, at any time, this Plan and the Trust created under this Agreement. The Plan will terminate upon the first to occur of the following:

A.  The date terminated by action of the Employer; or

B. The dissolution, merger, consolidation or reorganization of the Employer or the sale by the Employer of all or substantially all of its assets, unless the successor or purchaser makes provision to continue the Plan, in which event the successor or purchaser must substitute itself as the Employer under this Plan.

13.05  FULL VESTING ON TERMINATION.

Upon either full or partial termination of the Plan, or, if applicable, upon complete discontinuance of profit sharing plan contributions to the Plan, an affected Participant's right to his Accrued Benefit is 100% Nonforfeitable, irrespective of the Nonforfeitable percentage which otherwise would apply under
Article V.

13.06  MERGER/DIRECT TRANSFER.

The Advisory Committee may not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation or transfer, the surviving Plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger or consolidation or transfer. The Advisory Committee possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Code ss.401(a), including an elective transfer, and to accept the direct transfer of plan assets, or to transfer plan assets, as a party to any such agreement.

The Advisory Committee may accept a direct transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan's eligibility conditions. If the Advisory Committee accepts such a direct transfer of plan assets, the Advisory Committee and Custodian/Trustee must treat the Employee as a Participant for all purposes of the Plan except the Employee is not a Participant for purposes of sharing in Employer contributions or Participant forfeitures under the Plan until he actually becomes a Participant in the Plan.

The Advisory Committee, after August 9, 1988, may not consent to, or be a party to a merger, consolidation or transfer of assets with a defined benefit plan, except with respect to an elective transfer. The Custodian/Trustee will hold, administer and distribute the transferred assets as a part of the Trust Fund and the Custodian/Trustee must maintain a separate Employer contribution Account for the benefit of the Employee on whose behalf the Advisory Committee accepted the transfer in order to reflect the value of the transferred assets. Unless a transfer of assets to this Plan is an elective transfer, the Plan will preserve all Code ss.411(d)(6) protected benefits with respect to those transferred assets, in the manner described in Section 13.02. A transfer is an elective transfer if: (1) the transfer satisfies the first paragraph of this Section 13.06; (2) the transfer is voluntary, under a fully informed election by the Participant; (3) the Participant has an alternative that retains his Code ss.411(d)(6) protected benefits (including an option to leave his benefit in the transferor plan, if that plan is not terminating); (4) the transfer satisfies the applicable spousal consent requirements of the Code; (5) the transferor plan satisfies the joint and survivor notice requirements of the Code, if the Participant's transferred benefit is subject to those requirements; (6) the Participant has a right to immediate distribution from the transferor plan, in lieu of the elective transfer; (7) the transferred benefit is at least the greater of the single sum distribution provided by the transferor plan for which the Participant is eligible or the present value of the Participant's accrued benefit under the transferor plan payable at that plan's normal retirement age;
(8) the Participant has a 100% Nonforfeitable interest in the transferred benefit; and (9) the transfer otherwise satisfies applicable Treasury regulations. An elective transfer may occur between qualified plans of any type. Any direct transfer of assets from a defined benefit plan after August 9, 1988, which is not an elective transfer will render the Employer's Plan individually-designed. See Section 12.08.

DISTRIBUTION RESTRICTIONS UNDER CODE SS.401(K). If the Plan receives a direct transfer (by merger or otherwise) of elective contributions (or amounts treated as elective contributions) under a Plan with a Code ss.401(k) arrangement, the distribution restrictions of Codes ss.ss.401(k)(2) and (10) continue to apply to those transferred elective contributions.





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13.07  TERMINATION.

PROCEDURE. Upon termination of the Plan, the distribution provisions of Article VI remain operative, with the following exceptions:

(1) if the present value of the Participant's Nonforfeitable Accrued Benefit does not exceed $3,500, the Advisory Committee will direct the Custodian/Trustee to distribute the Participant's Nonforfeitable Accrued Benefit to him in lump sum as soon as administratively practicable after the Plan terminates; and

(2) if the present value of the Participant's Nonforfeitable Accrued Benefit exceeds $3,500, the Participant or the Beneficiary, in addition to the distribution events permitted under Article VI, may elect to have the Advisory Committee commence distribution of his Nonforfeitable Accrued Benefit as soon as administratively practicable after the Plan terminates.

To liquidate the Trust, the Advisory Committee will purchase a deferred annuity contract for each Participant which protects the Participant's distribution rights under the Plan, if the Participant's Nonforfeitable Accrued Benefit exceeds $3,500 and the Participant does not elect an immediate distribution pursuant to Paragraph (2).

If the Employer's Plan is a profit sharing plan, in lieu of the preceding provisions of this Section 13.07 and the distribution provisions of Article VI, the Advisory Committee will direct the Trustee to distribute each Participant's Nonforfeitable Accrued Benefit, in lump sum, as soon as administratively practicable after the termination of the Plan, irrespective of the present value of the Participant's Nonforfeitable Accrued Benefit and whether the Participant consents to that distribution. This paragraph does not apply if: (1) the plan provides an annuity option; or (2) as of the period between the Plan termination date and the final distribution of assets, the Employer maintains any other defined contribution plan (other than an ESOP). The Employer, in an addendum to its Adoption Agreement numbered 13.07, may elect not to have this paragraph apply.

The Trust will continue until the Custodian/Trustee in accordance with the direction of the Advisory Committee has distributed all of the benefits under the Plan. On each valuation date, the Advisory Committee will credit any part of a Participant's Accrued Benefit retained in the Trust with its proportionate share of the Trust's income, expenses, gains and losses, both realized and unrealized. Upon termination of the Plan, the amount, if any, in a suspense account under Article III will revert to the Employer, subject to the conditions of the Treasury regulations permitting such a reversion. A resolution or amendment to freeze all future benefit accrual but otherwise to continue maintenance of this Plan, is not a termination for purposes of this Section 13.07.

DISTRIBUTION RESTRICTIONS UNDER CODE SS.401(K). If the Employer's Plan includes a Code ss.401(k) arrangement or if transferred assets described in Section 13.06 are subject to the distribution restriction of Code ss.401(k)(2) and (10), the special distribution provisions of this Section 13.07 are subject to the restrictions of this paragraph. The portion of the Participant's Nonforfeitable Accrued Benefit attributable to elective contributions (or to amounts treated under the Code ss.401(k) arrangement as elective contributions) is not distributable on account of Plan termination, as descried in this Section 13.07, unless: (a) the Participant otherwise is entitled under the Plan to a distribution of that portion of his Nonforfeitable Accrued Benefit; or (b) the Plan termination occurs without the establishment of a successor plan. A successor plan under clause (b) is a defined contribution plan (other than an ESOP) maintained by the Employer (or by a related employer) at the time of the termination of the Plan. A distribution made after March 31, 1988, pursuant to clause (b), must be part of a lump sum distribution to the Participant of his Nonforfeitable Accrued Benefit.

ARTICLE XIV CODE 401(K) ARRANGEMENTS

14.01 Application.





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This Article XIV applies to an Employer's Plan only if the Plan includes a Code
ss.401(k) arrangement.

14.02 CODE SS.401(K) ARRANGEMENT.

The Employer will elect in Section 3.01 of its Adoption Agreement the terms of the Code ss.401(k) arrangement under the Plan. Under no circumstances may a salary reduction agreement or other deferral mechanism be adopted retroactively. If the Employer's Plan is a Standardized Plan, the Code ss.401(k) arrangement must be a salary reduction arrangement. If the Employer's Plan is a Nonstandardized Plan, the Code ss.401(k) arrangement may be a salary reduction arrangement or a cash or deferred arrangement.

SALARY REDUCTION ARRANGEMENT. If the Employer elects a salary reduction arrangement, any Employee eligible to participate in the Plan may file a salary reduction agreement with the Advisory Committee. The salary reduction agreement may not be effective earlier than the following date which occurs last (i) the Employee's Plan Entry Date (or, in the case of a reemployed Employee, his reparticipation date under Article II); (ii) the execution date of the Employee's salary reduction agreement; (iii) the date the Employer adopts the Code ss.401(k) arrangement by executing the Adoption Agreement; or (iv) the effective date of the Code ss.401(k) arrangement, as specified in the Employer's Adoption Agreement. A salary reduction agreement must specify the amount of Compensation (as defined in Section 1.12) or percentage of Compensation the Employee wishes to defer. The salary reduction agreement will apply only to Compensation which becomes currently available to the Employee after the effective date of the salary reduction agreement. The Employer will apply a reduction election to all Compensation (and to increases in such Compensation) unless the Employee specifies in his salary reduction agreement to limit the election to certain Compensation. The Employer will specify in Adoption Agreement Section 3.01 the rules and restrictions applicable to the Employee salary reduction agreements.

CASH OR DEFERRED ARRANGEMENT. If the Employer elects a cash or deferred arrangement, a Participant may elect to make a cash election against his proportionate share of the Employer's Cash or Deferred Contribution, in accordance with the Employer's elections in Adoption Agreement Section 3.01. A Participant's proportionate share of the Employer's Cash or Deferred Contribution is the percentage of the total Cash or Deferred Contribution which bears the same ratio that the Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year. For purposes of determining each Participant's proportionate share of the Cash or Deferred Contribution, a Participant's Compensation is his Compensation as determined under Section 1.12 of the Plan (as modified by Section 3.06 for allocation purposes), excluding any effect the proportionate share may have on the Participant's Compensation for the Plan Year. The Advisory Committee will determine the proportionate share prior to the Employer's actual contribution to the Trust, to provide the Participants the opportunity to file cash elections. The Employer will pay directly to the Participant the portion of his proportionate share the Participant has elected to receive in cash.

14.03 DEFINITIONS.

For purposes of this Article XIV:

A. "HIGHLY COMPENSATED EMPLOYEE" means an Eligible Employee who satisfies the definition in Section 1.09 of the Plan. Family members aggregated as a single Employee under Section 1.09 constitute a single Highly Compensated Employee, whether a particular family member is a Highly Compensated Employee or a Nonhighly Compensated Employee without the application of family aggregation.

B. "NONHIGHLY COMPENSATED EMPLOYEE" means an Eligible Employee who is not a Highly Compensated Employee and who is not a family member treated as a Highly Compensated Employee.

C.  "ELIGIBLE EMPLOYEE" means, for purposes of the ADP test described in
    Section 14.08, an Employee who is eligible to enter into a salary reduction agreement for the Plan Year, irrespective of whether he actually enters




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

    into such an agreement, and a Participant who is eligible for an allocation of the Employer's Cash or Deferred Contribution for the Plan Year. For purposes of the ACP test described in Section 14.09, an "Eligible Employee" means a Participant who is eligible to receive an allocation of Employer matching contributions (or would be eligible if he made the type of contributions necessary to receive an allocation of matching contributions) and a Participant who is eligible to make nondeductible contributions, irrespective of whether he actually makes nondeductible contributions. An Employee continues to be an Eligible Employee during a period the Plan suspends the Employee's right to make elective deferrals or nondeductible contributions following a hardship distribution.

D. "HIGHLY COMPENSATED GROUP" means the group of Eligible Employees who are Highly Compensated Employees for the Plan Year.

E. "NONHIGHLY COMPENSATED GROUP" means the group of Eligible Employees who are Nonhighly Compensated Employees for the Plan Year.

F. "COMPENSATION" means, except as specifically provided in this Article XIV, Compensation as defined for nondiscrimination purposes in the last paragraph of Section 1.12 of the Plan. For Plan Years beginning after December 31, 1989, Compensation must include Compensation for the entire Plan Year, irrespective of whether the Codess.401(k) arrangement was in effect for the entire Plan Year or whether the Employee begins, resumes or ceases to be an Eligible Employee during the Plan Year. For Plan Years beginning prior to January 1, 1990, or such other period as provided by the Secretary of the Treasury, the Plan may limit Compensation taken into account to Compensation received only for the portion of the Plan Year in which the Employee was an Eligible Employee and only for the portion of the Plan Year in which the Codess.401(k) arrangement was in effect.

G. "DEFERRAL CONTRIBUTIONS" are Salary Reduction Contributions and Cash or Deferred Contributions the Employer contributes to the Trust on behalf of an Eligible Employee, irrespective of whether, in the case of Cash or Deferred Contributions, the contribution is at the election of the Employee.

H. "ELECTIVE DEFERRALS" are the deferral contributions the Employer contributes to the Trust at the election of an Eligible Employee. Any portion of a Cash or Deferred Contribution contributed to the Trust because of the Employee's failure to make a cash election is an elective deferral. However, any portion of a Cash or Deferred Contribution over which the Employee does not have a cash election is not an elective deferral. Elective deferrals do not include amounts which have become currently available to the Employee prior to the election nor amounts designated as nondeductible contributions at the time of deferral or contribution.

I. "MATCHING CONTRIBUTIONS" are contributions made by the Employer on account of elective deferrals under a Code ss.401(k) arrangement or an account of Employee contributions. Matching contributions also include Participant forfeitures allocated on account of such elective deferrals or Employee contributions.

J. "NONELECTIVE CONTRIBUTIONS" are contributions made by the Employer which are not subject to a deferral election by an Employee and which are not matching contributions.

K. "QUALIFIED MATCHING CONTRIBUTIONS" are matching contributions which are 100% Nonforfeitable at all times and which are subject to the distribution restrictions described in paragraph (M). Matching contributions are not 100% Nonforfeitable at all times if the Employee has a 100% Nonforfeitable interest because of his Years of Service taken into account under a vesting schedule. Any matching contributions allocated to a Participant's Deferral Contributions Account under the Plan automatically satisfy the definition of qualified matching contributions.

L. "QUALIFIED NONELECTIVE CONTRIBUTIONS" are nonelective contributions which are 100% Nonforfeitable at all times and which are subject to the distribution restrictions described in paragraph (M). Nonelective contributions are



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

    not 100% Nonforfeitable at all times if the Employee has a 100% Nonforfeitable interest because of this Years of Service taken into account under a vesting schedule. Any nonelective contributions allocated to a Participant's Deferral Contributions Account under the Plan automatically satisfy the definition of qualified nonelective contributions.

M. "DISTRIBUTION RESTRICTIONS" means the Employee may not receive a distribution of the specified contributions (nor earnings on those contributions) except in the event of (1) the Participant's death, disability, termination of employment or attainment of age 59+, (2) financial hardship satisfying the requirements of Codess.401(k) and the applicable Treasury regulations, (3) a plan termination, without establishment of a successor defined contribution plan (other than an ESOP), (4) a sale of substantially all of the assets (within the meaning of Codess.409(d)(2)) used in a trade or business, but only to an employee who continues employment with the corporation acquiring those assets, or (5) a sale by a corporation of its interest in a subsidiary (within the meaning of Codess.409(d)(3), but only to an employee who continues employment with the subsidiary. For Plan Years beginning after December 31, 1988, a distribution on account of financial hardship, as described in clause (2), may not include earnings on elective deferrals credited after the last day of the last Plan Year beginning prior to January 1, 1989, and may not include qualified matching contributions and qualified nonelective contributions, nor any earnings on such contributions, irrespective of when credited. A distribution described in clauses (3), (4) or (5), if made after March 31, 1988, must be a lump sum distribution, as required under Codess.401(k)(10).

N. "EMPLOYEE CONTRIBUTIONS" are contributions made by a Participant on an after-tax basis, whether voluntary or mandatory, and designated, at the time of contribution, as an employee (or nondeductible) contribution. Elective deferrals and deferral contributions are not employee contributions. Participant nondeductible contributions, made pursuant to Section 4.01 of the Plan, are employee contributions.

14.04  MATCHING CONTRIBUTIONS/EMPLOYEE CONTRIBUTIONS.

The Employer may elect in Adoption Agreement Section 3.01 to provide matching contributions. The Employer also may elect in Adoption Agreement Section 4.01 to permit a Participant to make nondeductible contributions.

RECHARACTERIZATION. A Participant may treat his or her Excess Contributions as an amount distributed to the Participant and then contributed by the Participant to the plan. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Employee Contributions made by that employee would exceed any stated limit under the plan on Employee Contributions.

Recharacterization must occur no later than two and one-half months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the Last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant's tax year in which the Participant would have received them in cash.

MANDATORY CONTRIBUTIONS. Any Participant nondeductible contributions matched by the Employer, pursuant to a matching contribution formula, are mandatory contributions. The Advisory Committee will maintain a separate accounting, pursuant to Section 4.06 of the Plan, to reflect the Participant's Accrued Benefit derived from his mandatory contributions. The Employer, under Adoption Agreement Section 4.05, may prescribe special distribution restrictions which will apply to the Mandatory Contributions Account prior to the Participant's Separation from Service. Following his Separation from Service, the general distribution provisions of Article VI apply to the distribution of the Participant's Mandatory Contributions Account.

14.05  TIME OF PAYMENT OF CONTRIBUTIONS.





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The Employer must make Salary Reduction Contributions to the Trust within an administratively reasonable period of time after withholding the corresponding Compensation from the Participant. Furthermore, the Employer must make Salary Reduction Contributions, Cash or Deferred Contributions, Employer matching contributions (including qualified Employer matching contributions) and qualified Employer nonelective contributions no later than the time prescribed by the Code or by applicable Treasury regulations. Salary Reduction Contributions and Cash or Deferred Contributions are Employer contributions for all purposes under this Plan, except to the extent the Code or Treasury regulations prohibit the use of these contributions to satisfy the qualification requirements of the Code.

14.06 SPECIAL ALLOCATION PROVISIONS - DEFERRAL CONTRIBUTIONS, MATCHING CONTRIBUTIONS AND QUALIFIED NONELECTIVE CONTRIBUTIONS.

The Advisory Committee must establish a Deferral Contributions Account and an Employer Contribution Account for each Participant. Under each Account, the Advisory Committee also must maintain a subaccounting of the amounts attributable to Salary Reduction Contributions, Cash or Deferred Contributions, matching contributions, qualified matching contributions, nonelective contributions and qualified nonelective contributions.

DEFERRAL CONTRIBUTIONS. The Advisory Committee will allocate to each Participant's Deferral Contributions Account the amount of Deferral Contributions the Employer makes to the Trust on behalf of the Participant. The Advisory Committee will make this allocation as of the last day of each Plan Year unless, in Adoption Agreement Section 3.04, the Employer elects more frequent allocation dates for salary reduction contributions.

MATCHING CONTRIBUTIONS. The Employer must specify in its Adoption Agreement whether the Advisory Committee will allocate matching contributions to the Deferral Contributions Account or to the Employer Contribution Account of each Participant. The Advisory Committee will make this allocation as of the last day of each Plan Year unless, in Adoption Agreement Section 3.04, the Employer elects more frequent allocation dates for matching contributions.

(1) To the extent the Employer makes matching contributions under a fixed matching contribution formula, the Advisory Committee will allocate the matching contribution to the Account of the Participant on whose behalf the Employer makes that contribution. A fixed matching contribution formula is a formula under which the Employer contributes a certain percentage or dollar amount on behalf of a Participant based on that Participant's deferral contributions or nondeductible contributions eligible for a match, as specified in Section 3.01 of the Employer's Adoption Agreement. The Employer may contribute on a Participant's behalf under a specific matching contribution formula only if the Participant satisfies the accrual requirements for matching contributions specified in Section 3.06 of the Employer's Adoption Agreement and only to the extent the matching contribution does not exceed the Participant's annual additions limitation in Part 2 of Article III.

(2) To the extent the Employer makes matching contributions under a discretionary formula, the Advisory Committee will allocate the discretionary matching contributions to the Account of each Participant who satisfies the accrual requirements for matching contributions specified in Section 3.06 of the Employer's Adoption Agreement. The allocation of discretionary matching contributions to a Participant's Account is in the same proportion that each Participant's eligible contributions bears to the total eligible contributions of all Participants. "Eligible Contributions" are the Participant's deferral contributions or nondeductible contributions eligible for an allocation of matching contributions, as specified in
         Section 3.01 of the Employer's Adoption Agreement.

If the matching contribution formula applies both to deferral contributions and to Participant nondeductible contributions, the matching contributions apply first to deferral contributions. Furthermore, the matching contribution formula does not apply to deferral contributions that are excess deferrals under
Section 14.07. For this purpose: (a) excess deferrals relate first to deferral contributions for the Plan Year not otherwise eligible for a



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


matching contribution; and (2) if the Plan Year is not a calendar year, the excess deferrals for a Plan Year are the last elective deferrals made for a calendar year.

QUALIFIED NONELECTIVE CONTRIBUTIONS. If the Employer, at the time of contribution, designates a contribution to be a qualified nonelective contribution for the Plan Year, the Advisory Committee will allocate that qualified nonelective contribution to the Deferral Contributions Account of each Participant eligible for an allocation of that designated contribution, as specified in Section 3.04 of the Employer's Adoption Agreement. The Advisory Committee will make the allocation to each eligible Participant's Account in the same ratio that the Participant's Compensation for the Plan Year bears to the total Compensation of all eligible Participants for the Plan Year. The Advisory Committee will determine a Participant's Compensation in accordance with the general definition of Compensation under Section 1.12 of the Plan, as modified by the Employer in Sections 1.12 and 3.06 of its Adoption Agreement.

NONELECTIVE CONTRIBUTIONS. To the extent the Employer makes nonelective contributions for the Plan Year which, at the time of contribution, it does not designate as qualified nonelective contributions, the Advisory Committee will allocate those contributions in accordance with the elections under Section 3.04 of the Employer's Adoption Agreement. For purposes of the special nondiscrimination tests described in Sections 14.08 and 14.09, the Advisory Committee may treat nonelective contributions allocated under the paragraph as qualified nonelective contributions, if the contributions otherwise satisfy the definition of qualified nonelective contributions.

14.07  ANNUAL ELECTIVE DEFERRAL LIMITATION.

ANNUAL ELECTIVE DEFERRAL LIMITATION. An Employee's elective deferrals for a calendar year beginning after December 31, 1986, may not exceed the 402(g) limitation. The 402(g) limitation is the greater of $7,000 or the adjusted amount determined by the Secretary of the Treasury. If, pursuant to a salary reduction agreement or pursuant to a cash or deferral election, the Employer determines the Employee's elective deferrals to the Plan for a calendar year would exceed the 402(g) limitation, the Employer will suspend the Employee's salary reduction agreement, if any, until the following January 1 and pay in cash the portion of a cash or deferral election which would result in the Employee's elective deferrals for the calendar year exceeding the 402(g) limitation. If the Advisory Committee determines an Employee's elective deferrals already contributed for a calendar year exceed the 402(g) limitation, the Advisory Committee will distribute the amount in excess of the 402(g) limitation (the "excess deferral"), as adjusted for allocable income, no later than April 15 of the following calendar year. If the Advisory Committee distributes the excess deferral by the appropriate April 15, it may make the distribution irrespective of any other provision under this Plan or under the Code. The Advisory Committee will reduce the amount of excess deferrals for a calendar year distributable to the Employee by the amount of excess contributions (as defined in Section 14.08), if any, previously distributed to the Employee for the Plan Year beginning in that calendar year.

If an Employee participates in another plan under which he makes elective deferrals pursuant to a Code ss.401(k) arrangement, elective deferrals under a Simplified Employee Pension, or salary reduction contributions to a tax-sheltered annuity, irrespective of whether the Employer maintains the other plan, he may provide the Advisory Committee a written claim for excess deferrals made for a calendar year. The Employee must submit the claim no later than the March 1 following the close of the particular calendar year and the claim must specify the amount of the Employee's elective deferrals under this Plan which are excess deferrals. If the Advisory Committee receives a timely claim, it will distribute the excess deferral, as adjusted for allocable income, the Employee has assigned to this Plan in accordance with the distribution procedure described in the immediately preceding paragraph.

ALLOCABLE INCOME. For purposes of making a distribution of excess deferrals pursuant to this Section 14.07, allocable income means net income or net loss allocable to the excess deferrals for the calendar year in which the Employee made the excess deferral and for the "gap period" measured from the beginning of the next calendar year to the date of the distribution. If the distribution of the excess deferral occurs during the calendar year in which




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

the Employee made the excess deferral, the Advisory Committee will treat as a "gap period" the period from the first day of that calendar year to the date of the distribution. The Advisory Committee will determine allocable income in the same manner as described in Section 14.08 for excess contributions, except the numerator of the allocation fraction will be the amount of the Employee's excess deferrals and the denominator of the allocation fraction will be the Employee's Accrued Benefit attributable to his elective deferrals.

14.08  ACTUAL DEFERRAL PERCENTAGE ("ADP") TEST.

For each Plan Year, the Advisory Committee must determine whether the Plan's Code ss.401(k) arrangement satisfies one of the following ADP tests:

(i) The average ADP for the Highly Compensated Group does not exceed 1.25 times the average ADP of the Nonhighly Compensated Group; or

(ii) The average ADP for the Highly Compensated Group does not exceed the average ADP for the Nonhighly Compensated Group by more than two percentage points (or the lesser percentage permitted by the multiple use limitation in Section 14.10) and the average ADP for the Highly Compensated Group is not more than twice the average ADP for the Nonhighly Compensated Group.

CALCULATION OF ADP. The average ADP for a group is the average of the separate ADPs calculated for each Eligible Employee who is a member of that group. An Eligible Employee's ADP for a Plan Year is the ratio of the Eligible Employee's deferral contributions for the Plan Year to the Employee's Compensation for the Plan Year. For aggregated family members treated as a single Highly Compensated Employee, the ADP of the family unit is the greater of: (i) the ADP determined by combining the deferral contributions and Compensation of the family members who are Highly Compensated Employees without family aggregation; or (ii) the ADP determined by combining the deferral contributions and Compensation of all aggregated family members. A Nonhighly Compensated Employee's ADP does not include elective deferrals made to this Plan or to any other Plan maintained by the Employer, to the extent such elective deferrals exceed the 402(g) limitation described in Section 14.07.

The Advisory Committee may determine (in a manner consistent with Treasury regulations) the ADPs of the Eligible Employees by taking into account qualified nonelective contributions or qualified matching contributions, or both, made to this Plan or to any other qualified Plan maintained by Employer. The Advisory Committee may not include qualified nonelective contributions in the ADP test unless the allocation of nonelective contributions is nondiscriminatory when the Advisory Committee takes into account all nonelective contributions (including the qualified nonelective contributions) and also when the Advisory Committee takes into account only the nonelective contributions not used in either the ADP test described in this Section 14.08 or the ACP test described in Section 14.09. For Plan Years beginning after December 31, 1989, the Advisory Committee may not include in the ADP test any qualified nonelective contributions or qualified matching contributions under another qualified plan unless that plan has the same plan year as this Plan. The Advisory Committee must maintain records to demonstrate compliance with the ADP test, including the extent to which the Plan used qualified nonelective contributions or qualified matching contributions to satisfy the test.

SPECIAL AGGREGATION RULE FOR HIGHLY COMPENSATED EMPLOYEES. To determine the ADP of any Highly Compensated Employee, the deferral contributions taken into account must include any elective deferrals made by the Highly Compensated Employee under any other Code ss.401(k) arrangement maintained by the Employer, unless the elective deferrals are to an ESOP. If the plans containing the Code ss.401(k) arrangements have different plan years, the Advisory Committee will determine the combined deferral contributions on the basis of the plan years ending in the same calendar year.

AGGREGATION OF CERTAIN CODE SS.401(K) ARRANGEMENTS. If the Employer treats two plans as a unit for coverage or nondiscrimination purposes, the Employer must combine the Code ss.401(k) arrangements under such plans to




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determine whether either plan satisfies the ADP test. This aggregation rule applies to the ADP determination for all Eligible Employees, irrespective of whether an Eligible Employee is a Highly Compensated Employee or a Nonhighly Compensated Employee. The Advisory Committee also may elect to aggregate the Codess.401(k) arrangements under plans which the Employer does not treat as a unit for coverage or nondiscrimination purposes. For Plan Years beginning after December 31, 1988, an aggregation of Codess.401(k) arrangements under this paragraph does not apply to plans which have different plan years and the Advisory Committee may not aggregate an ESOP (or the ESOP portion of a plan) with a non-ESOP plan (or non-ESOP portion of a plan).

CHARACTERIZATION OF EXCESS CONTRIBUTIONS. If, pursuant to this Section 14.08, the Advisory Committee has elected to include qualified matching contributions in the average ADP, the Advisory Committee will treat excess contributions as attributable proportionately to deferral contributions and to qualified matching contributions allocated on the basis of those deferral contributions. If the total amount of a Highly Compensated Employee's excess contributions for the Plan Year exceeds his deferral contributions or qualified matching contributions for the Plan Year, the Advisory Committee will treat the remaining portion of his excess contributions as attributable to qualified nonelective contributions. The Advisory Committee will reduce the amount of excess contributions for a Plan Year distributable to a Highly Compensated Employee by the amount of excess deferrals (as defined in Section 14.07), if any, previously distributed to that Employee for the Employee's taxable year ending in that Plan Year.

DISTRIBUTION OF EXCESS CONTRIBUTIONS. If the Advisory Committee determines the Plan fails to satisfy the ADP test for a Plan Year, it must distribute the excess contributions, as adjusted for allocable income, during the next Plan Year. However, the Employer will incur an excise tax equal to 10% of the amount of excess contributions for a Plan Year not distributed to the appropriate Highly Compensated Employees during the first 2+ months of that next Plan year. The excess contributions are the amount of deferral contributions made by the Highly Compensated Employees which causes the Plan to fail to satisfy the ADP test. The Advisory Committee will distribute to each Highly Compensated Employee his respective share of the excess contributions. The Advisory Committee will determine the respective shares of excess contributions by starting with the Highly Compensated Employee(s) who has the greatest ADP, reducing his ADP to the next highest ADP, then, if necessary, reducing the ADP of the Highly Compensated Employee(s) at the next highest ADP level (including the ADP of the Highly Compensated Employee(s) whose ADP the Advisory Committee already has reduced),m and continuing in this manner until the average ADP for the Highly Compensated Group satisfies the ADP test. If the Highly Compensated Employee is part of an aggregated family group, the Advisory Committee, in accordance with the applicable Treasury regulations, will determine each aggregated family member's allocable share of the excess contributions assigned to the family unit.

ALLOCABLE INCOME. To determine the amount of the corrective distribution required under this Section 14.08, the Advisory Committee must calculate the allocable income for the Plan Year in which the excess contributions arose and for the "gap period" measured from the beginning of the next Plan Year to the date of the distribution. "Allocable income" means net income or net loss. To calculate allocable income for the Plan Year, the Advisory Committee: (1) first will determine the net income or net loss for the Plan Year on the Highly Compensated Employee's Accrued Benefit attributable to deferral contributions; and (2) then will multiply this net income or net loss by the following fraction:

        Amount of the Highly Compensated Employee's excess contributions
             Accrued Benefit attributable to deferral contributions

The Accrued Benefit attributable to deferral contributions includes the Accrued Benefit attributable to qualified matching contributions and qualified nonelective contributions taken into account in the ADP test for the Plan Year or for any prior Plan Year. For purposes of the denominator of the fraction, the Advisory Committee will calculate the Accrued Benefit attributable to deferral contributions as of the last day of the Plan Year (without regard to the net income or net loss for the Plan Year on that Accrued Benefit).




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

To calculate allocable income for the "gap period," the Advisory Committee will perform the same calculation as described in the preceding paragraph, except in clause (1) the Advisory Committee will determine, as of the last day of the month preceding the date of distribution, the net income or net loss for the "gap period" and in clause (2) will calculate the Accrued Benefit attributable to deferral contributions as of the day before the distribution. If the Plan does not perform a valuation on the last day of the month preceding the date of distribution, the Advisory Committee, in lieu of the calculation described in this paragraph, will calculate allocable income for each month in the "gap period" as equal to 10% of the allocable income for the Plan Year. Under this alternate calculation, the Advisory Committee will disregard the month in which the distribution occurs, if the Plan makes the distribution no later than the 15th day of that month.

14.09 NONDISCRIMINATION RULES FOR EMPLOYER MATCHING CONTRIBUTIONS/PARTICIPANT NONDEDUCTIBLE CONTRIBUTIONS.

For Plan Years beginning after December 31, 1986, the Advisory Committee must determine whether the annual Employer matching contributions (other than qualified matching contributions used in the ADP under Section 14.08), if any, and the Employee contributions, if any, satisfy one of the following average contribution percentage ("ACP") tests:

    (i) The ACP for the Highly Compensated Group does not exceed 1.25 times the ACP of the Nonhighly Compensated Group; or

   (ii) The ACP for the Highly Compensated Group does not exceed the ACP for the Nonhighly Compensated Group by more than two percentage points (or the lesser percentage permitted by the multiple use limitation in
         Section 14.10) and the ACP for the Highly Compensated Group is not more than twice the ACP for the Nonhighly Compensated Group.

CALCULATION OF ACP. The average contribution percentage for a group is the average of the separate contribution percentages calculated for each Eligible Employee who is a member of that group. An Eligible Employee's contribution percentage for a Plan Year is the ratio of the Eligible Employee's aggregate contributions for the Plan Year to the Employee's Compensation for the Plan Year. "Aggregate contributions" are Employer matching contributions (other than qualified matching contributions used in the ADP test under Section 14.08) and Employee contributions (as defined in Section 14.03). For aggregated family members treated as a single Highly Compensated Employee, the contribution percentage of the family unit is the greater of: (i) the contribution percentage determined by combining the aggregate contributions and Compensation of the family members who are Highly Compensated Employees without family aggregation; or (ii) the contribution percentage determined by combining the aggregate contributions and Compensation of all aggregated family members.

The Advisory Committee, in a manner consistent with Treasury regulations, may determine the contribution percentages of the Eligible Employees by taking into account qualified nonelective contributions (other than qualified nonelective contributions used in the ADP test under Section 14.08) or elective deferrals, or both, made to this Plan or to any other qualified Plan maintained by the Employer. The Advisory Committee may not include qualified nonelective contributions in the ACP test unless the allocation of nonelective contributions is nondiscriminatory when the Advisory Committee takes into account all nonelective contributions (including the qualified nonelective contributions) and also when the Advisory Committee takes into account only the nonelective contributions not used in either the ADP test/described in Section 14.08 or the ACP test described in this Section 14.09. The Advisory Committee may not include elective deferrals in the ACP test, unless the Plan which includes the elective deferrals satisfies the ADP test both with and without the elective deferrals






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

included in this ACP test. For Plan years beginning after December 31, 1989, the Advisory Committee may not include in the ACP test any qualified nonelective contributions or elective deferrals under another qualified plan unless that plan has the same plan year as this Plan. The Advisory Committee must maintain records to demonstrate compliance with the ACP test, unless the Plan which includes the elective deferrals satisfies the ADP test both with and without the elective deferrals included in this ACP test. For Plan Years beginning after December 31, 1989, the Advisory Committee may not include in the ACP test any qualified nonelective contributions or elective deferrals under another qualified plan unless that plan has the same plan year as this Plan. The Advisory Committee must maintain records to demonstrate compliance with the ACP test, including the extent to which the Plan used qualified nonelective contributions or elective deferrals to satisfy the test.

SPECIAL AGGREGATION RULE FOR HIGHLY COMPENSATED EMPLOYEES. To determine the contribution percentage of any Highly Compensated Employee, the aggregate contributions taken into account must include any matching contributions (other than qualified matching contributions used in the ADP test) and any Employee contributions made on his behalf to any other plan maintained by the Employer, unless the other plan is an ESOP. If the plans have different plan years, the Advisory Committee will determine the combined aggregate contributions on the basis of the plan years ending in the same calendar year.

AGGREGATION OF CERTAIN PLANS. If the Employer treats two plans as a unit for coverage for nondiscrimination purposes, the Employer must combine the plans to determine whether either plan satisfies the ACP test. This aggregation rule applies to the contribution percentage determination for all Eligible Employees, irrespective of whether an Eligible Employee is a Highly Compensated Employee or a Nonhighly Compensated Employee. The Advisory Committee also may elect to aggregate plans which the Employer does not treat as a unit for coverage or nondiscrimination purposes. For Plan Years beginning after December 3, 1988, an aggregation of plans under this paragraph does not apply to plans which have different plan years and the Advisory Committee may not aggregate an ESOP (or the ESOP portion of a plan) with a non-ESOP plan (or non-ESOP portion of a plan).

DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS. The Advisory Committee will determine excess aggregate contributions after determining excess deferrals under Section 14.07 and excess contributions under Section 14.08. If the Advisory Committee determines the Plan fails to satisfy the ADP test for a Plan Year, it must distribute the excess aggregate contributions, as adjusted for allocable income, during the next Plan Year. However, the Employer will incur an excise tax equal to 10% of the amount of excess aggregate contributions for a Plan Year not distributed to the appropriate Highly Compensated Employees during the first 2+ months of that next Plan Year. The excess aggregate contributions are the amount of aggregate contributions made by the Highly Compensated Employees which causes the Plan to fail to satisfy the ACP test. The Advisory Committee will distribute to each Highly Compensated Employee his respective share of the excess aggregate contributions. The Advisory Committee will determine the respective shares of excess aggregate contributions by starting with the Highly Compensated Employee(s) who has the greatest contribution percentage, reducing his contribution percentage to the next highest contribution percentage, then, if necessary, reducing the contribution percentage of the Highly Compensated Employee(s) at the next highest contribution percentage level (including the contribution percentage of the Highly Compensated Employee(s) whose contribution percentage the Advisory Committee already has reduced), and continuing in this manner until the ACP for the Highly Compensated Group satisfies the ACP test. If the Highly Compensated Employee is part of an aggregated family group, the Advisory Committee, in accordance with the applicable Treasury regulations, will determine each aggregated family member's allocable share of the excess aggregate contributions assigned to the family unit.

ALLOCABLE INCOME. To determine the amount of the corrective distribution required under this Section 14.09, the Advisory Committee must calculate the allocable income for the Plan Year in which the excess aggregate contributions arose and for the "gap period" measured from the beginning of the next Plan Year to the date of the distribution. "Allocable income" means net income or net loss. The Advisory Committee will determine allocable income in the same manner as described in Section 14.08 for excess contributions, except the numerator of the allocation fraction will be the Highly Compensated Employee's excess aggregate contributions and the denominator of the allocation fraction will be the Employee's Accrued Benefit attributable to aggregate contributions and, if applicable, to qualified nonelective contributions and elective deferrals included in the ACP test for the Plan Year or for the prior Plan Year.




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

CHARACTERIZATION OF EXCESS AGGREGATE CONTRIBUTIONS. The Advisory Committee will treat a Highly Compensated Employee's allocable share of excess aggregate contributions in the following priority: (1) first as attributable to his Employee contributions which are voluntary contributions, if any; (2) then as matching contributions allocable with respect to excess contributions determined under the ADP test described in Section 14.08; (3) then on a pro rata basis to matching contributions and to the deferral contributions relating to those matching contributions which the Advisory Committee has included in the ACP test; (4) then on a pro rata basis to Employee contributions which are mandatory contributions, if any, and to the matching contributions allocated on the basis of those mandatory contributions; and (5) last to qualified nonelective contributions used in the ACP test. To the extent the Highly Compensated Employee's excess aggregate contributions are attributable to matching contributions, and he is not 100% vested in his Accrued Benefit attributable to matching contributions, the Advisory Committee will distribute only the vested portion and forfeit the nonvested portion. The vested portion of the Highly Compensated Employee's excess aggregate contributions attributable to Employer matching contributions is the total amount of such excess aggregate contributions (as adjusted for allocable income) multiplied by his vested percentage (determined as of the last day of the Plan Year for which the Employer made the matching contribution). The Employer will specify in Adoption Agreement Section 3.05 the manner in which the Plan will allocate forfeited excess aggregate contributions.

14.10  MULTIPLE USE LIMITATION.

For Plan Years beginning after December 31, 1988, if at least one Highly Compensated Employee is includible in the ADP test under Section 14.08 and in the ACP test under Section 14.09, the sum of the Highly Compensated Group's ADP and ACP may not exceed the multiple use limitation.

The multiple use limitation is the sum of (i) and (ii):

     (i) 125% of the greater of: (a) the ADP of the Nonhighly Compensated Group under the Code ss.401(k) arrangement; or (b) the ACP of the Nonhighly Compensated Group for the Plan Year beginning with or within the Plan Year of the Code ss.401(k) arrangement.

    (ii) 2% plus the lesser of (i)(a) or (i)(b), but no more than twice the lesser of (i)(a) or (i)(b).

The Advisory Committee will determine whether the Plan satisfies the multiple use limitation after applying the ADP test under Section 14.08 and the ACP test under Section 14.09 and after making any corrective distributions required by those Sections. If, after applying this Section 14.10, the Advisory Committee determines the Plan has failed to satisfy the multiple use limitation, the Advisory Committee will correct the failure by treating the excess amount as excess aggregate contributions under Section 14.09. This Section 14.10 does not apply unless, prior to application of the multiple use limitation, the ADP and the ACP of the Highly Compensated Group each exceeds 125% of the respective percentages for the Nonhighly Compensated Group.

14.11  DISTRIBUTION RESTRICTIONS.

The Employer must elect in Section 6.03 the Adoption Agreement the distribution events permitted under the Plan. The distribution events applicable to the Participant's Deferral Contributions Account must satisfy the distribution restrictions described in paragraph (m) of Section 14.03.

HARDSHIP DISTRIBUTIONS FROM DEFERRAL CONTRIBUTIONS ACCOUNT. The Employer must elect in Adoption Agreement Section 6.03 whether a Participant may receive hardship distributions from his Deferral Contributions Account prior to the Participant's Separation from Service. Hardship distributions from the Deferral Contributions Account must satisfy the requirements of this Section 14.11.




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

A hardship distribution under this Section 14.11 must be on account of one of the following immediate and heavy financial needs: (1) medical expenses described in Code ss.213(d) incurred by the Participant, by the Participant's spouse, or by any of the Participant's dependents; (2) the purchase (excluding mortgage payments) of a principal residence for the Participant; (3) the payment of post-secondary education tuition, for the next semester or for the next quarter, for the Participant, for the Participant's spouse, or for any of the Participant's dependents; (4) to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant's principal residence; or (5) such other events deemed by the Secretary of the Treasury to constitute an immediate and heavy financial need.

If the Participant receives a hardship distribution, he may not make elective deferrals or Employee contributions (voluntary and mandatory) to the Plan for the 12 months period following the date of his hardship distribution.

A hardship distribution is available only if: (a) the distribution is not in excess of the amount of the immediate and heavy financial need; (b) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under this Plan and all other qualified plans maintained by the Employer; (c) all qualified plans of the Employer provide a minimum 12 months suspension of elective deferrals and of Employee contributions; and (d) the Participant agrees to limit elective deferrals under this Plan and under any other qualified Plan maintained by the Employer, for the Participant's taxable year immediately following the taxable year of the hardship distribution, to the maximum limit permitted under Code ss.402(g), reduced by the amount of the Participant's elective deferrals made in the taxable year of the hardship distribution.

For Plan years beginning after December 31, 1988, a hardship distribution under this Section 14.11 may not include earnings on an Employee's elective deferrals credited after the last day of the last Plan Year beginning prior to January 1, 1989, and may not include qualified matching contributions and qualified nonelective contributions, nor any earnings on such contributions, irrespective of when credited.

DISTRIBUTIONS AFTER SEPARATION FROM SERVICE. Following the Participant's Separation from Service, the distribution events applicable to the Participant apply equally to the Participant's Deferral Contributions Account and Employer Contribution Account, except as elected in Section 6.03 of the Employer's Adoption Agreement.

14.12  SPECIAL ALLOCATION RULES.

If the Code ss.401(k) arrangement provides for salary reduction contributions or if the Plan accepts Employee contributions, pursuant to Adoption Agreement
Section 4.01, the Employer must elect in Adoption Agreement 9.11 whether any special allocation provisions will apply under Section 9.11 of the Plan. For purposes of the elections:

A. A "SEGREGATED ACCOUNT" direction means the Advisory Committee will establish a segregated Account for the applicable contributions made on the Participant's behalf during the Plan Year. The Trustee must invest the segregated Account in Federally insured interest bearing savings account(s) or time deposits, or a combination of both, or in any other fixed income investments. As of the last day of each valuation period, the Advisory Committee will reallocate the segregated Account to the Participant's appropriate Account, in accordance with Section 3.04 or Section 4.06, whichever applies to the contributions.

B. A "WEIGHTED AVERAGE ALLOCATION" method will treat a weighted portion of the applicable contributions as if includible in the Participant's Account as of the beginning of the valuation period. The weighted portion is a fraction, the numerator of which is the number of months or days in the valuation period, excluding each month or day in the valuation period which begins prior to the contribution date of the applicable contributions, and the denominator of which is the number of months or days in the valuation period.

The methods described in (a) and (b) are available only to the allocation of net income, gain or loss to salary reduction contributions or to Employee contributions described in Section 4.01.






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

ARTICLE XV DIRECT ROLLOVERS TO ELIGIBLE RETIREMENT PLANS

15.01  Application.

This Article applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

15.02  DEFINITIONS.

A. Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

B. Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in
    Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

C. Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

D. Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.





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